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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SOLARWINDS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☒	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SolarWinds, Inc.
7171 Southwest Parkway, Building 400
Austin, Texas 78735

December 15, 2015

Dear Stockholder:

        We cordially invite you to attend a Special Meeting of stockholders of SolarWinds, Inc. (the "Company" or "SolarWinds") to be held on January 8, 2016, at 8:30 a.m. CST, at 7171 Southwest Parkway, Building 400, Austin, Texas 78735.

        At the Special Meeting you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger (as it may be amended, supplemented or modified from time to time, the "Merger Agreement"), dated as of October 21, 2015, by and among the Company, Project Aurora Holdings, LLC, a Delaware corporation ("Parent"), and Project Aurora Merger Corp., a Delaware corporation, a wholly-owned subsidiary of Parent ("Merger Sub"). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the "Merger"), with the Company surviving as a wholly-owned subsidiary of Parent. Parent and Merger Sub are beneficially owned by Thoma Bravo Fund XI, L.P., a Delaware limited partnership ("Thoma Bravo"), and Silver Lake Partners IV, L.P., a Delaware limited partnership ("Silver Lake"). Thoma Bravo and Silver Lake are affiliated with Thoma Bravo, LLC, and Silver Lake Partners, respectively, each of which is a leading private equity firm focused on investments in software, data and technology-enabled companies and each of which is affiliated with Parent and Merger Sub. You also will be asked to consider and vote to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the Merger.

        If the Merger is completed, you will be entitled to receive $60.10 in cash, without interest thereon, less any applicable withholding taxes, for each share of our Common Stock, par value $0.001 per share (a "share"), owned by you (unless you have perfected and not withdrawn your appraisal rights with respect to such shares), which represents (i) an unaffected premium of approximately 43.5% to the closing price of our Common Stock on October 8, 2015, one day prior to our announcement that we were exploring strategic alternatives and the subsequent increase in trading price and volume of the Company shares, and (ii) a premium of approximately 19.7% to the closing price of our Common Stock on October 20, 2015, the last day of trading prior to the public announcement of the execution of the Merger Agreement.

        The Company's board of directors, (the "Board," the "Board of Directors" or the "board of directors") has (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the Merger, the Merger Agreement and other transactions contemplated by the Merger Agreement be adopted by the Company's stockholders at a stockholders' meeting duly called and held for such purpose. Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon. The board of directors of the Company recommends that you vote "FOR" approval of the proposal to adopt the Merger Agreement, "FOR" approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies and "FOR" approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the Merger.

        Your vote is very important. Whether or not you plan to attend the Special Meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet. If you attend the Special Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. The failure to vote will have the same effect as a vote "AGAINST" approval of the proposal to adopt the Merger Agreement.

        If your shares of our Common Stock are held in "street name" by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of our Common Stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of our Common Stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of our Common Stock "FOR" approval of the proposal to adopt the Merger Agreement will have the same effect as voting "AGAINST" approval of the proposal to adopt the Merger Agreement.

        The accompanying proxy statement provides you with detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement and its annexes, including the Merger Agreement, carefully. You may also obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission (the "SEC").

        If you have any questions or need assistance voting your shares of our Common Stock, please contact our proxy solicitor at:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Telephone (Collect): (212) 269-5550
Telephone (Toll-Free): (877) 283-0321
Email: swi@dfking.com

        Thank you in advance for your cooperation and continued support.

Sincerely,

/s/ Kevin B. Thompson
Kevin B. Thompson
 Chief Executive Officer

        The accompanying proxy statement and a proxy card are first being mailed on or about December 17, 2015, to our stockholders as of the close of business on December 14, 2015.

SolarWinds, Inc.
7171 Southwest Parkway, Building 400
Austin, Texas 78735

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

December 15, 2015

DATE:	January 8, 2016
TIME:	8:30 a.m. CST
PLACE:	7171 Southwest Parkway, Building 400 Austin, Texas 78735
ITEMS OF BUSINESS:	1.
To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of October 21, 2015, (as it may be amended, supplemented or modified from time to time, the "Merger Agreement"), by and among SolarWinds, Inc., Project Aurora Holdings, LLC, and Project Aurora Merger Corp. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement.
2.
To consider and vote on a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.
	3.	To consider and vote on a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the Merger.
	4.	To transact any other business that may properly come before the Special Meeting or any adjournment, postponement or other delay of the Special Meeting.
RECORD DATE:
Only stockholders of record at the close of business on December 14, 2015 are entitled to notice of, and to vote at, the Special Meeting. All stockholders of record as of that date are cordially invited to attend the Special Meeting in person.

PROXY VOTING:	Your vote is very important, regardless of the number of shares of Common Stock of the Company you own. The Merger cannot be completed unless the Merger Agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote thereon. Even if you plan to attend the Special Meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet prior to the Special Meeting to ensure that your shares of Common Stock of the Company will be represented at the Special Meeting if you are unable to attend. If you fail to return your proxy card or fail to submit your proxy by phone or the Internet, your shares of Common Stock of the Company will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote "AGAINST" approval of the proposal to adopt the Merger Agreement.

If you are a stockholder of record, voting in person at the Special Meeting will revoke any proxy previously submitted. If you hold your shares of Common Stock of the Company through a bank, brokerage firm or other nominee, you should follow the procedures provided by your banker, brokerage firm or other nominee in order to vote.
RECOMMENDATION:
The board of directors has (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement, the Merger and other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the Merger Agreement be adopted by the Company's stockholders at a stockholders' meeting duly called and held for such purpose. Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon. The board of directors of the Company recommends that you vote "FOR" approval of the proposal to adopt the Merger Agreement, "FOR" approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies and "FOR" approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the Merger.

ATTENDANCE:	Only stockholders of record, their duly authorized proxy holders, beneficial stockholders with proof of ownership and our guests may attend the Special Meeting. To gain admittance, you must present valid photo identification, such as a driver's license or passport. If your shares of Common Stock of the Company are held through a bank, brokerage firm or other nominee, please bring to the Special Meeting a copy of your brokerage statement evidencing your beneficial ownership of the Common Stock of the Company and valid photo identification. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the Special Meeting.
APPRAISAL:
Stockholders of the Company who do not vote in favor of the proposal to adopt the Merger Agreement will have the right to seek appraisal of the fair value of their shares of Common Stock of the Company if they perfect and do not withdraw a demand for (or lose their right to) appraisal before the vote is taken on the Merger Agreement and comply with all the requirements of Delaware law, which are summarized in the accompanying proxy statement and reproduced in their entirety in Annex B to the accompanying proxy statement.

        WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

By Order of the Board of Directors,
/s/ Jason Bliss Jason Bliss Secretary

December 15, 2015
Austin, Texas

i

Annex A	Agreement and Plan of Merger, dated as of October 21, 2015, by and among Project Aurora Holdings, LLC, Project Aurora Merger Corp. and SolarWinds, Inc.

Annex B	Section 262 of the General Corporation Law of the State of Delaware	B-1

Annex C	Opinion of J.P. Morgan Securities LLC	C-1

ii

SUMMARY

        The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under "Where You Can Find More Information."

Parties to the Merger

        SolarWinds, Inc. (the "Company") is a Delaware corporation and is headquartered in Austin, Texas. The Company designs, develops, markets, sells and supports enterprise-class information technology, or IT, infrastructure management software to IT and DevOps professionals to manage on-premise, hybrid cloud and public cloud environments. The Company's Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "SWI."

        Project Aurora Holdings, LLC ("Parent") is a Delaware corporation and was formed on October 15, 2015, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Parent has not engaged in any business activities other than those incidental to its formation and in connection with the transactions contemplated by the Merger Agreement and arranging of the Equity Financing and Debt Financing in connection with the Merger.

        Project Aurora Merger Corp. ("Merger Sub") is a Delaware corporation and a wholly-owned direct subsidiary of Parent and was formed on October 15, 2015, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub has not engaged in any business activities other than those incidental to its formation and in connection with the transactions contemplated by the Merger Agreement and arranging of the Equity Financing and Debt Financing in connection with the Merger.

        Parent and Merger Sub are affiliated with Silver Lake and Thoma Bravo. In connection with the transactions contemplated by the Merger Agreement, (i) Silver Lake and Thoma Bravo have, in the aggregate, provided to Parent, equity commitments of up to $2.42 billion; and (ii) Merger Sub has obtained Debt Financing commitments from Goldman Sachs Lending Partners LLC, Credit Suisse AG, Credit Suisse Securities (USA) LLC, MIHI LLC, Macquarie Capital (USA) Inc., Nomura Securities International Inc., Broad Street Credit Holdings LLC, GSMP VI Offshore US Holdings, Ltd., GSMP VI Onshore US Holdings, Ltd. and certain affiliates of certain of the foregoing (collectively, the "Debt Financing Sources") for an aggregate amount of $2.205 billion, which will be available to fund a portion of the payments contemplated by the Merger Agreement (in each case, pursuant to the terms and conditions as described further under the caption "The Merger—Financing of the Merger").

The Special Meeting

  Time, Place and Purpose of the Special Meeting

        The Special Meeting will be held on January 8, 2016, at 8:30 a.m. CST, at 7171 Southwest Parkway, Building 400, Austin, Texas 78735.

        At the Special Meeting, holders of our Common Stock, par value $0.001 per share ("Common Stock," "common stock" or "Company Common Stock"), will be asked to approve the proposal to adopt the Merger Agreement, to approve the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement and to approve the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the Merger.

  Record Date and Quorum

        You are entitled to receive notice of, and to vote at, the Special Meeting if you owned shares of our Common Stock at the close of business on December 14, 2015, which the Company has set as the record date for the Special Meeting (the "Record Date"). You will have one vote for each share of our Common Stock that you owned on the Record Date. As of the Record Date, there were 71,884,336 shares of our Common Stock outstanding and entitled to vote at the Special Meeting. The presence at the Special Meeting, in person or represented by proxy, of the holders of a majority of the stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum, permitting the conduct of business at the Special Meeting. Abstentions and broker non-votes (as described below) are counted as present for the purpose of determining whether a quorum is present.

  Vote Required

        Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon. Abstentions and broker non-votes will have the same effect as a vote "AGAINST" approval of the proposal to adopt the Merger Agreement.

        The proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or represented by proxy and entitled to vote on the matter at the Special Meeting, whether or not a quorum is present. Abstentions will have the same effect as a vote "AGAINST" approval of this proposal. Broker non-votes are not counted for purposes of this proposal.

        The proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the Merger, as described under "Proposal 3: Advisory Vote on Merger-Related Compensation for the Company's Named Executive Officers" beginning on page 87, requires the affirmative vote of holders of a majority of the shares of our Common Stock present, in person or represented by proxy, at the Special Meeting and entitled to vote on this proposal. The Company is providing stockholders with the opportunity to approve, on a non-binding, advisory basis, such Merger-related executive compensation in accordance with Section 14A of the Securities Exchange Act of 1934 (as amended) ("Exchange Act"). Abstentions will have the same effect as a vote "AGAINST" approval of this proposal. Broker non-votes are not counted for purposes of this proposal.

        As of December 14, 2015, the Record Date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 367,612 shares of our Common Stock, representing 0.5 percent of the outstanding shares of our Common Stock. Our directors and executive officers have executed voting agreements obligating them to vote all of their shares of Common Stock "FOR" approval of the proposal to adopt the Merger Agreement and against any other acquisition proposal or acquisition transaction. In addition, we currently expect that the Company's directors and executive officers will vote all such shares of Common Stock "FOR" approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies and "FOR" approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the Merger.

  Proxies and Revocation

        Any stockholder of record entitled to vote at the Special Meeting may submit a proxy by telephone, over the Internet, by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the Special Meeting. If your shares of our Common Stock are held in "street name" through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of our Common Stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the Special Meeting, or do not provide your bank, brokerage firm or other nominee with instructions, as applicable, your shares of our Common Stock will not be voted on the proposal to adopt the Merger Agreement, which will have the same effect as a vote "AGAINST" approval of the proposal to adopt the Merger Agreement, and your shares of our Common Stock will not have an effect on the proposal to adjourn the Special Meeting or on the proposal to approve the Merger-related executive compensation.

        You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to our Secretary or by attending the Special Meeting and voting in person.

The Merger

        Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the Merger (the "Surviving Corporation"), and will be the wholly-owned direct subsidiary of Parent and will continue to do business following the consummation of the merger. As a result of the Merger, the Company will cease to be a publicly traded company. In addition, our Common Stock will be delisted from the NYSE and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

        At the effective time of the Merger (the "Effective Time"), the certificate of incorporation and bylaws of the Surviving Corporation will be amended and restated as provided in the Merger Agreement. The directors and officers of the Surviving Corporation will, from and after the Effective Time, be the individuals who are the directors and officers of the Merger Sub immediately prior to the Effective Time.

  Merger Consideration

        In the Merger, each outstanding share of our Common Stock (other than shares held by the Company as treasury stock or owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent and shares of our Common Stock owned by the Company or any direct or indirect wholly-owned subsidiary of the Company and shares of our Common Stock owned by stockholders who have perfected and not withdrawn a demand for, or lost their right to, appraisal with respect to such shares of our Common Stock (collectively the "Excluded Shares")) will be converted into the right to receive an amount in cash equal to $60.10, without interest thereon (the "Per Share Merger Consideration"), less any applicable withholding taxes.

Recommendation of the Board of Directors

        The board of directors has unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the Merger Agreement be adopted by the Company's stockholders at a stockholders' meeting duly called and held for such purpose. The board of directors made its determination after consultation with its legal and financial advisors and consideration of a number of factors. For some of the factors considered, see "The Merger—Reasons for Recommendation."

        In considering the recommendation of the board of directors with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the Merger that may be different from, or in addition to, yours. The board of directors was aware of and considered these interests, among other matters, in evaluating the Merger and in recommending that the Merger Agreement be adopted by the stockholders of the Company. See under the heading "The Merger—Interests of Certain Persons in the Merger."

        The board of directors recommends that you vote "FOR" approval of the proposal to adopt the Merger Agreement, "FOR" approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies and "FOR" approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the Merger.

Opinion of J.P. Morgan Securities LLC

        J.P. Morgan Securities LLC ("J.P. Morgan") was retained as financial advisor to the Company in connection with a potential transaction. We selected J.P. Morgan to act as our financial advisor based on J.P. Morgan's qualifications, expertise, reputation and knowledge of our business and affairs and the industry in which we operate. J.P. Morgan delivered its written opinion to the Board, dated October 21, 2015, to the effect that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid to the holders of Company Common Stock, other than Merger Sub (such holders other than Merger Sub, the "Holders"), in the proposed Merger was fair, from a financial point of view, to such Holders.

        The full text of the written opinion of J.P. Morgan, dated October 21, 2015, which sets forth the assumptions made, matters considered and limits of the review undertaken, is attached as Annex C to this Proxy Statement and is incorporated into this Proxy Statement by reference. The summary of the opinion of J.P. Morgan set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion. The Company's stockholders are urged to read the opinion in its entirety. J.P. Morgan's written opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger, was directed only to the consideration to be paid to the Holders in the proposed Merger and did not address any other aspect of the proposed Merger. J.P. Morgan expressed no opinion as to the fairness of any consideration paid in connection with the Merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed Merger. The opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the proposed Merger or any other matter.

Financing of the Merger

        We anticipate that the total funds needed by Parent and Merger Sub to:

  •
  pay our stockholders and holders of equity awards the amounts due to them under the Merger Agreement; and

  •
  pay related fees and expenses in connection with the Merger and associated transactions; and

  •
  repay or refinance the outstanding indebtedness of the Company that will be payable as a result of the Merger will be approximately $4.7 billion.

        We anticipate that the funds needed to pay the amounts described above will be obtained as follows:

  •
  Equity Financing to be provided to Parent by Thoma Bravo or other parties to whom it assigns a portion of its commitment, in an aggregate amount of up to $1.21 billion;

  •
  Equity Financing to be provided to Parent by Silver Lake or other parties to whom it assigns a portion of its commitment, in an aggregate amount of up to $1.21 billion;

  •
  Debt Financing to Parent and Merger Sub in the form of a senior secured first lien term facility, a senior secured first lien revolving credit facility and senior secured second lien notes issued and sold in a private placement of up to $2.205 billion in the aggregate, on the terms and subject to the conditions set forth in the Debt Commitment Letter. The senior secured first lien term facility will be in an aggregate principal amount of $1.5 billion and is expected include a $1.25 billion US Dollar denominated first lien term loan facility and a $250 million US Dollar equivalent first lien term loan facility denominated in Euro. The senior secured first lien revolving credit facility will be in an aggregate principal amount of $125 million. Senior secured second lien notes in an aggregate principal amount of $580 million will be issued and sold in a private placement; and

  •
  cash of the Company expected to be on hand and available at the closing in an amount of approximately $150 million.

        We believe the amounts committed under the Equity Commitment Letters and the Debt Commitment Letter, each as described below, will be sufficient to complete the Merger and pay related fees and expenses in connection with the Merger and associated transactions and repay or refinance the outstanding indebtedness of the Company that will be payable as a result of the Merger, but we cannot assure you of that. Those amounts may be insufficient if, among other things, Thoma Bravo and/or Silver Lake fail to purchase their respective committed amounts in breach of their respective Equity Commitment Letters, the commitment parties under the Debt Commitment Letter fail to fund the committed amounts in breach of such Debt Commitment Letter, the outstanding indebtedness of the Company at the closing of the Merger is greater than anticipated or the fees, expenses or other amounts required to be paid in connection with the Merger are greater than anticipated.

  Equity Commitments

        Parent has entered into two amended and restated letter agreements, each dated as of October 28, 2015 (each, an "Equity Commitment Letter" and collectively, the "Equity Commitment Letters"), which amended and restated those certain letter agreements dated October 21, 2015 with each of Thoma Bravo and Silver Lake, respectively (the "Initial Equity Commitment Letter" and collectively the "Initial Equity Commitment Letters"), pursuant to which Thoma Bravo and Silver Lake committed to capitalize Parent, at or immediately prior to the Effective Time of the Merger, with an aggregate common equity contribution in an amount of up to $2.42 billion ("Equity Financing"), subject to the terms and conditions set forth therein. Under certain circumstances, the Company is entitled to seek specific performance to cause Parent to draw down the full proceeds of the Equity Financing in connection with the consummation of the Merger pursuant to the terms and conditions of the Equity Commitment Letters and the Merger Agreement.

        For more information regarding the equity commitments, see "The Merger—Financing of the Merger—Equity Commitments."

  Debt Commitments

        Parent and Merger Sub have entered into a second amended and restated letter agreement, dated as of October 30, 2015, with the debt commitment parties party thereto ("Debt Commitment Letter") pursuant to which the Debt Financing Sources have committed to provide Debt Financing to Parent and Merger Sub in the form of a senior secured first lien term facility and senior secured second lien notes issued and sold in a private placement of up to $2.08 billion in the aggregate, on the terms and subject to the conditions set forth in the Debt Commitment Letter. Certain of the Debt Financing Sources have also committed, on the terms and subject to the conditions set forth in the Debt Commitment Letter, to provide a $125 million senior secured first lien revolving credit facility. The Debt Commitment Letter amended and restated that certain amended and restated letter agreement, dated as of October 28, 2015 entered into by Parent, Merger Sub and the debt commitment parties thereto, which amended and restated that certain letter agreement, dated as of October 21, 2015 among the debt commitment parties thereto (the "Initial Debt Commitment Letter"). We refer to the aggregate amounts committed under the Debt Commitment Letter as the "Debt Financing." For more information regarding the debt commitments, see "The Merger—Financing of the Merger—Debt Commitments."

Limited Guarantees

        Pursuant to two Limited Guarantees, each dated October 21, 2015, delivered by each of Thoma Bravo and Silver Lake (each, a "Guarantor" and, collectively, the "Guarantors") in favor of the Company, (each, a "Limited Guaranty" and, collectively, the "Limited Guarantees"), each of the Guarantors has agreed to guarantee the due, prompt and complete payment to the Company of an amount equal to the Parent termination fee and certain indemnification and expense reimbursement obligations specified in the Merger Agreement, subject to an aggregate cap of $161.5 million for each Guarantor.

Interests of Certain Persons in the Merger

        In considering the recommendation of the board of directors with respect to the proposed Merger, you should be aware that executive officers and directors of the Company may have certain interests in the Merger that may be different from, or in addition to, the interests of the Company's stockholders generally. The board of directors was aware of and considered these interests, among other matters, in evaluating the Merger and in recommending that the Merger Agreement be adopted by the stockholders of the Company. These interests include the following:

  •
  the cancellation and cash out of in-the money stock options to acquire our Common Stock, whether vested or unvested;

  •
  for our executive officers, a 50% acceleration of the unvested portion of restricted stock units ("RSUs") (other than RSUs issued or granted under our 2015 Performance Incentive Plan, or 2015 Plan) and the conversion of the remaining unvested RSUs into the right to receive cash following the Merger as the underlying vesting conditions of those RSUs are satisfied;

  •
  for our non-employee directors, 100% acceleration of the unvested portion of outstanding RSUs;

  •
  for our executive officers, certain severance and other separation benefits that may be payable upon termination of employment following the consummation of the Merger; and

  •
  entitlement to continued indemnification and insurance coverage under the Merger Agreement.

        For further information with respect to the arrangements between the Company and our directors and executive officers, see the information included under the headings "The Merger—Interests of Certain Persons in the Merger" and "Advisory Vote on Merger-Related Compensation for the Company's Named Executive Officers."

Material U.S. Federal Income Tax Consequences of the Merger

        The exchange of shares of our Common Stock for cash pursuant to the Merger generally will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. Stockholders who are U.S. holders and who exchange their shares of our Common Stock in the Merger will generally recognize gain or loss in an amount equal to the difference, if any, between the cash payments made pursuant to the Merger and their adjusted tax basis in their shares of our Common Stock. Backup withholding may also apply to the cash payments made pursuant to the Merger unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. You should read "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 61 for a definition of "U.S. holder" and a more detailed discussion of the U.S. federal income tax consequences of the Merger. You should also consult your tax advisor for a complete analysis of the effect of the Merger on your federal, state and local and/or foreign taxes.

Regulatory Approvals

        Under the terms of the Merger Agreement, the Merger cannot be completed until, following the submission of required filings with the relevant governmental authorities, (1) the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), has expired or been terminated and (2) a decision has been received from the European Commission under Article 6(1)(b) of Council Regulation 139/2004 (the "EUMR") declaring the Merger compatible with the internal European Union market.

        On October 30, 2015, the Company and Parent filed notification of the proposed Merger with the Federal Trade Commission, or the "FTC," and the Department of Justice, or the "DOJ," under the HSR Act. The waiting period for the notification filed under the HSR Act was terminated on November 12, 2015.

        In addition, an appropriate filing was made with the European Commission on November 16, 2015, pursuant to the EUMR. On December 15, 2015, the European Commission adopted its decision clearing the transaction under European competition law.

        Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained or obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied on a timely basis or at all.

The Merger Agreement

  Treatment of Equity

  •
  Common Stock.  At the Effective Time of the Merger, each share of our Common Stock issued and outstanding immediately prior thereto (other than Excluded Shares) will be converted into the right to receive the Per Share Merger Consideration, without interest and less any applicable withholding taxes. Each share held by the Company as treasury stock or owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of the Company or Parent shall be canceled and will not be entitled to any Merger consideration. Our Common Stock owned by stockholders who have perfected and not withdrawn a demand for, or lost the right to, appraisal under the General Corporation Law of the state of Delaware (the "DGCL") will instead be entitled to the appraisal rights provided under the DGCL as described under "Appraisal Rights" and such common stock will be canceled and cease to be outstanding.

  •
  Stock Options.  At the Effective Time of the Merger, each outstanding option to acquire our Common Stock, whether vested or unvested, will be canceled and converted to the right to receive an amount in cash equal to the product of (1) the Per Share Merger Consideration minus the applicable exercise price and (2) the number of shares subject to such option, without interest and less any required withholdings or deductions.

  •
  Non-2015 Plan Restricted Stock Units.  At the Effective Time of the Merger, any vesting conditions applicable to each outstanding RSU (other than the RSUs issued or granted under the 2015 Plan and RSUs held by certain of our management team members) will accelerate in full, and each RSU will be canceled, with the holder receiving a cash amount equal to the product of (1) the Per Share Merger Consideration and (2) the number of shares subject to such RSU, less any required withholdings or deductions. The payments in respect of such RSUs will be paid, without interest, as promptly as practicable, but in no event later than the date which is the later of (i) 5 business days following the Effective Time of the Merger and (ii) the date of the Company's first regularly scheduled payroll after the Effective Time.

  •
  Restricted Stock Units held by certain of our management team members.  At the Effective Time of the Merger, the vesting of 50% of the unvested portion of the RSUs (other than RSUs issued or granted under the 2015 Plan) held by certain of our management team members, including all our executive officers, will accelerate. Such persons will be entitled to receive a cash amount equal to the product of (1) the Per Share Merger Consideration and (2) the number of shares subject to the vested RSUs after giving effect to the 50% acceleration, less any required withholdings or deductions. The payments in respect of such RSUs will be paid, without interest, as promptly as practicable, but in no event later than the date which is the later of (i) 5 business days following the Effective Time of the Merger and (ii) the date of the Company's first regularly scheduled payroll after the Effective Time.

    At the Effective Time of the Merger, the remaining unvested RSUs held by such persons will be canceled and converted into a contingent right to receive a cash amount equal to the product of (1) the Per Share Merger Consideration and (2) the number of shares subject to such unvested RSUs, less any required withholdings or deductions, subject to the satisfaction of the original vesting conditions applicable to the underlying RSUs. The payments in respect of such RSUs will be paid, without interest, as promptly as practicable, but in no event later than the date which is the later of (i) 5 business days following the dates on which the vesting conditions are satisfied and (ii) the date of the Company's first regularly scheduled payroll after the dates on which the vesting conditions are satisfied.

  •
  2015 Plan Restricted Stock Units.  At the Effective Time of the Merger, any unvested RSUs issued or granted under the 2015 Plan will not accelerate in full but instead will be canceled and converted into a contingent right to receive a cash amount equal to the product of (1) the Per Share Merger Consideration and (2) the number of shares subject to such RSUs, less any required withholdings or deductions, subject to the satisfaction of the vesting conditions applicable to the underlying RSUs as of the date of the Merger Agreement. The payments in respect of such RSUs will be paid, without interest, as promptly as practicable, but in no event later than the date which is the later of (i) 5 business days following the dates on which the vesting conditions are satisfied and (ii) the date of the Company's first regularly scheduled payroll after the dates on which the vesting conditions are satisfied.

  No Solicitation or Negotiation of Takeover Proposals

        Under the Merger Agreement neither the Company nor any of its subsidiaries nor any of their respective directors and officers may, and the Company will instruct and use its reasonable best efforts to cause its and its subsidiaries' other representatives not to, directly or indirectly:

  •
  initiate, solicit, propose or knowingly encourage or facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any acquisition proposal;

  •
  engage in, continue or otherwise participate in any discussions (other than informing any person of the non-solicitation provisions of the Merger Agreement) or negotiations regarding, or provide any non-public information or data to any person relating to, any acquisition proposal or any proposal or offer that would reasonably be expected to lead to an acquisition proposal;

  •
  otherwise knowingly facilitate any effort or attempt to make an acquisition proposal;

  •
  approve, endorse, recommend, or enter into any contract relating to an acquisition proposal (other than a permitted confidentiality agreement); or

  •
  grant any waiver, amendment or release under any standstill or confidentiality agreement.

        Notwithstanding the restrictions described above, under certain circumstances, prior to the adoption of the Merger Agreement by our stockholders, the Company may provide information to, and engage or participate in negotiations or substantive discussions with, a person regarding an acquisition proposal if the board of directors determines in good faith after consultation with its financial advisor and its outside legal counsel that such proposal is a superior proposal or is reasonably likely to lead to a superior proposal and to not do so would be inconsistent with its fiduciary duties. For more information, see "The Merger Agreement—No Solicitation or Negotiation of Takeover Proposals."

  Conditions to Completion of the Merger

        The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of certain customary conditions, including the adoption of the Merger Agreement by our stockholders, receipt of certain regulatory approvals, the absence of any legal prohibitions, the accuracy of the representations and warranties of the parties, compliance by the parties with their respective obligations under the Merger Agreement and the absence of a Company material adverse effect. See "The Merger Agreement—No Change in Recommendation or Alternative Acquisition Agreement."

  Termination of the Merger Agreement

        The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after the adoption of the Merger Agreement by the Company's stockholders, under the following circumstances:

  •
  by mutual written consent of the Company and Parent; or

  •
  by either Parent or the Company if:

  •
  the Merger is not consummated on or before April 18, 2016 (the "Termination Date"); provided, however, that this right to terminate the Merger Agreement will not be available to any party if the failure of the Merger to be consummated on or before such date is attributable to the failure of such party to perform any of its obligations under the Merger Agreement (an "Outside Date Termination");

  •
  the Company stockholders fail to adopt the Merger Agreement at the Company stockholders meeting or at any adjournment or postponement thereof (a "Stockholder No-Vote Termination");

  •
  any order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger becomes final and non-appealable (whether before or after the receipt of the requisite Company stockholder vote); or

  •
  by the Company if:

  •
  at any time prior to the Effective Time, Parent or Merger Sub breaches any representation, warranty, covenant or agreement in the Merger Agreement, or any such representation or warranty has become inaccurate after the date of the Merger Agreement, such that certain corresponding conditions set forth in the Merger Agreement are not satisfied, and such breach is not capable of being cured, or is not cured, before the earlier of the Termination Date or the date that is 30 calendar days following the Company's delivery of written notice of such breach (provided that the Company may terminate before the end of the 30 calendar days if Parent or Merger Sub cease or fail to exercise and continue not to exercise commercially reasonable efforts to cure such breach or inaccuracy) ("Parent Breach Termination");

  •
  in the event that certain of the conditions to closing have been satisfied or are capable of being satisfied at the closing, but Parent and Merger Sub have failed to consummate the Merger, and the Company has notified Parent that all of the Company's conditions to closing have been satisfied or that it is willing to waive any unsatisfied conditions, and Parent and Merger Sub fail to consummate the Merger (a "Failure to Close Termination"); or

  •
  at any time prior to the time the requisite Company vote is obtained, if the Company board of directors authorizes the Company to enter into, and the Company so enters into, an alternative acquisition agreement with respect to a superior proposal and the Company pays to Parent the Company termination fee (a "Superior Proposal Termination"); or

  •
  by Parent if:

  •
  at any time prior to the Effective Time, the Company breaches any representation, warranty, covenant or agreement in the Merger Agreement, or any such representation or warranty has become inaccurate after the date of the Merger Agreement, such that certain corresponding conditions set forth in the Merger Agreement are not satisfied, and such breach is not capable of being cured, or is not cured, before the earlier of the Termination Date or the date that is 30 calendar days following Parent's delivery of written notice of such breach (provided that Parent may terminate before the end of the 30 calendar days if the Company ceases or fails to exercise and continues not to exercise commercially reasonable efforts to cure such breach or inaccuracy) ("Company Breach Termination"); or

  •
  the Company board of directors has made and not withdrawn a change of recommendation, provided however that Parent's right to terminate under this provision will expire at 5:00 p.m. Central time on the 10th business day following the date on which such right to terminate first arose (a "Change in Recommendation Termination").

  Termination Fees

        The Company on the one hand and Parent on the other will each be required to pay a termination fee if the Merger Agreement is terminated under specified circumstances.

        The Company must pay Parent a termination fee of $159 million (less any expenses previously paid to Parent by the Company) if:

  •
  Each of the following occurs:

  •
  Parent or the Company effects a Stockholder No-Vote Termination;

  •
  prior to the Company stockholder vote on the Merger Agreement, an offer or proposal to merge, consolidate or acquire at least 50% of the Company's stock or assets that was not publicly announced or known is publicly announced or becomes known and not withdrawn; and

  •
  within one year of the termination of the Merger Agreement the Company enters into an agreement for a transaction contemplated by such offer or proposal, then subsequently consummates such transaction; or

  •
  Parent effects a Change in Recommendation Termination; or

  •
  the Company effects a Superior Proposal Termination.

        Parent must pay to the Company a termination fee of $318 million if:

  •
  the Company effects a Parent Breach Termination;

  •
  the Company effects a Failure to Close Termination; or

  •
  Parent effects an Outside Date Termination and the Company would have been entitled to effect a Failure to Close Termination or a Parent Breach Termination.

  Expenses

        The Company will be required to reimburse Parent for up to $5 million of its expenses associated with the transaction ("Parent Expenses") if Parent or the Company effects a Stockholder No-Vote Termination or Parent effects a Company Breach Termination in each case under circumstances in which the Company is not obligated to pay Parent a termination fee. The Company will also be required to reimburse Parent for up to $5 million of Parent Expenses if the Merger Agreement is terminated because an offer or proposal to merge, consolidate or acquire at least 15% of the Company's stock or assets is publicly announced and not withdrawn and Parent effects Company Breach Termination, provided that Parent and Merger Sub were not in material breach of their representations, warranties, covenants or agreements under the Merger Agreement at the time of such termination.

  Specific Performance

        In the event of a breach or threatened breach of any covenant or obligation in the Merger Agreement, subject to the immediately following paragraph, the non-breaching party will be entitled to an injunction, specific performance or other equitable relief to prevent any breaches or threatened breaches of the Merger Agreement or specifically enforce the terms of the Merger Agreement.

        Notwithstanding the foregoing, the Company will be entitled to an injunction, specific performance or other equitable remedy in connection with enforcing Parent's obligation to cause the Equity Financing to be funded (and to exercise its third party beneficiary rights under the Equity Commitment Letters) and to consummate the Merger only in the event that (1) all conditions to Parent's and Merger Sub's obligations to close the Merger have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which must be able to be satisfied at the closing), (2) the Debt Financing has been funded or will be funded if the Equity Financing is funded at the closing and (3) the Company has irrevocably confirmed in writing to Parent if specific performance is granted and the Equity and Debt Financings are funded, then it will take such actions required under the Merger Agreement to cause the closing to occur.

Market Price of Common Stock

        The closing price of our Common Stock on the NYSE on October 20, 2015, the last trading day prior to the public announcement of the execution of the Merger Agreement, was $50.20 per share of Common Stock. On December 14, 2015, the latest practicable trading date before this proxy statement was mailed to our stockholders, the closing price for our Common Stock on the NYSE was $57.07 per share of Common Stock, each share of which is entitled to one vote. You are encouraged to obtain current market quotations for our Common Stock in connection with voting your shares of Common Stock.

Appraisal Rights

        Stockholders are entitled to appraisal rights under the DGCL in connection with the Merger. This means that you are entitled to have the fair value of your shares of our Common Stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the Merger consideration if you follow exactly the procedures specified under the DGCL. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the Merger Agreement.

        To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the Merger Agreement and you must not vote (either in person or by proxy) in favor of the proposal to adopt the Merger Agreement. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. See "Appraisal Rights" beginning on page 91 and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex B to this proxy statement. If you hold your shares of our Common Stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or other nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly.

Delisting and Deregistration of Common Stock

        If the Merger is completed, our Common Stock will be delisted from the NYSE and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of our Common Stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the "Summary" and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under "Where You Can Find More Information."

Q.
What is the proposed Merger transaction and what effects will it have on the Company?

A.
The proposed transaction is the acquisition of the Company by Parent pursuant to the Merger Agreement. If the proposal to adopt the Merger Agreement is approved by our stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into the Company, with the Company being the Surviving Corporation (the "Merger"). As a result of the Merger, the Company will become a subsidiary of Parent and will no longer be a publicly held corporation, and you, as a holder of our Common Stock, will no longer have any interest in our future earnings or growth. In addition, following the Merger, our Common Stock will be delisted from the NYSE and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of our Common Stock.

Q.
What will I receive if the Merger is completed?

A.
Upon completion of the Merger, you will be entitled to receive the Per Share Merger Consideration of $60.10 in cash, without interest thereon, less any applicable withholding taxes, for each share of our Common Stock that you own, unless you have properly exercised and not withdrawn your appraisal rights under the DGCL with respect to such shares. For example, if you own 100 shares of our Common Stock, you will receive $6,010.00 in cash in exchange for your shares of our Common Stock, less any applicable withholding taxes. You will not own any shares of the capital stock in the Surviving Corporation. Please do NOT return your stock certificate(s) with your proxy.

Q.
How does the Per Share Merger Consideration compare to the market price of our Common Stock prior to announcement of the Merger?

A.
The Per Share Merger Consideration represents (i) an unaffected premium of approximately 43.5% to the closing price of our Common Stock on October 8, 2015, one day prior to our announcement that we were exploring strategic alternatives and the subsequent increase in trading price and volume of the Company shares, and (ii) a premium of approximately 19.7% to the closing price of our Common Stock on October 20, 2015, the last day of trading prior to the public announcement of the execution of the Merger Agreement.

Q.
How does the board of directors recommend that I vote?

A.
The board of directors recommends that our stockholders vote "FOR" approval of the proposal to adopt the Merger Agreement, "FOR" approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies and "FOR" approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the Merger.

Q.
How will our directors and executive officers vote on the proposal to adopt the Merger Agreement?

A.
We currently expect that our directors and current executive officers will vote all of their shares of Company Common Stock in favor of the adoption of the Merger Agreement, as our directors and officers have executed voting agreements containing an obligation to do so. As of December 14, 2015, the Record Date for the Special Meeting, our directors and current executive officers owned, in the aggregate, 367,612 shares of our Common Stock, or collectively approximately 0.5 percent of the outstanding shares of Company common stock entitled to vote at the Special Meeting.

Q.
When do you expect the Merger to be completed?

A.
We are working toward completing the Merger as soon as possible. Assuming timely receipt of required regulatory approvals and satisfaction of other closing conditions, including approval by our stockholders of the proposal to adopt the Merger Agreement, we expect the Merger to be completed no later than the first calendar quarter of 2016.

Q.
What happens if the Merger is not completed?

A.
If the Merger Agreement is not adopted by the stockholders of the Company or if the Merger is not completed for any other reason, the stockholders of the Company will not receive any payment for their shares of our Common Stock in connection with the Merger. Instead, the Company will remain an independent public company and our Common Stock will continue to be listed and traded on the NYSE. Under specified circumstances, the Company may be required to pay to Parent, or be entitled to receive from Parent, a fee with respect to the termination of the Merger Agreement, or to reimburse Parent and its affiliates for their reasonable and documented out-of-pocket fees and expenses as described under "The Merger Agreement—Termination Fees and Expenses."

Q.
What conditions must be satisfied to complete the Merger?

A.
Consummation of the Merger is subject to the satisfaction or waiver of specified closing conditions, including (i) the affirmative vote of holders of a majority of our outstanding shares of our Common Stock entitled to vote thereon, (ii) the waiting period to the consummation of the Merger under the HSR Act must have expired or been terminated, and regulatory approvals under the EUMR must have been obtained and (iii) other customary closing conditions, including (a) the absence of any legal prohibitions, (b) the accuracy of the representations and warranties of the parties, (c) compliance by the parties with their respective obligations under the Merger Agreement and (d) the absence of a Company material adverse effect.

  For a more complete summary of the conditions that must be satisfied or waived prior to the completion of the Merger, see "The Merger Agreement—Conditions to Completion of the Merger."

  Although the obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition, the Merger Agreement provides that, without Parent's agreement, the closing of the Merger will not occur earlier than the first business day after the expiration of a marketing period. For a more complete summary of the marketing period, see "The Merger Agreement—Marketing Period."

Q.
Is the Merger expected to be taxable to me?

A.
Yes. The exchange of shares of our Common Stock for cash pursuant to the Merger generally will be a taxable transaction to U.S. holders (as defined in "The Merger—Material U.S. Federal

  Income Tax Consequences of the Merger") for U.S. federal income tax purposes. If you are a U.S. holder and you exchange your shares of our Common Stock in the Merger for cash, you will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and your adjusted tax basis in such shares of our Common Stock. Backup withholding may also apply to the cash payments paid to a non-corporate U.S. holder pursuant to the Merger unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. You should read "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" for a more detailed discussion of the U.S. federal income tax consequences of the Merger. You should also consult your tax advisor for a complete analysis of the effect of the Merger on your federal, state and local and/or foreign taxes.

Q:
What will holders of Company equity-based awards receive in the Merger?

A:
At the Effective Time of the Merger:

•
Each outstanding option to acquire our Common Stock, whether vested or unvested, will be canceled and converted to the right to receive a cash amount equal to the product of (1) the Per Share Merger Consideration minus the applicable exercise price and (2) the number of shares subject to such option, less any required withholdings or deductions. Any option that has any exercise price which is greater than the Per Share Merger Consideration will terminate without consideration.

•
Any vesting conditions applicable to each outstanding RSU (other than the RSUs issued or granted under the 2015 Plan or RSUs held by certain of our management team members) will accelerate in full and each RSU will be canceled, with the holder receiving a cash amount equal to the product of (1) the Per Share Merger Consideration and (2) the number of shares subject to such RSU, less any required withholdings or deductions.

•
The vesting of 50% of the unvested portion of the RSUs (other than RSUs issued or granted under the 2015 Plan) held by certain of our management team members, including all our executive officers will accelerate. Such officers will be entitled to receive a cash amount equal to the product of (1) the Per Share Merger Consideration and (2) the number of shares subject to the vested RSUs after giving effect to the 50% acceleration, less any required withholdings or deductions. The remaining unvested RSUs held by such officers will be canceled and converted into a contingent right to receive a cash amount equal to the product of (1) the Per Share Merger Consideration and (2) the number of shares subject to such unvested RSUs, less any required withholdings or deductions, subject to the satisfaction of the original vesting conditions applicable to the underlying RSUs.

•
Any unvested RSUs issued or granted under the 2015 Plan will not accelerate in full but instead will be canceled and converted into a contingent right to receive a cash amount equal to the product of (1) the Per Share Merger Consideration and (2) the number of shares subject to such RSUs, less any required withholdings or deductions, subject to the holder of such RSUs being continuously employed with the Surviving Corporation until the date of satisfaction of the original vesting conditions applicable to the underlying RSUs.

•
Any payment to which a holder of options or RSUs may become entitled to receive will be paid through the Surviving Corporation's payroll systems as soon as reasonably practicable following the Effective Time of the Merger, but in no event later than the date which is the later of (i) 5 business days following the date on which the Merger has been consummated with respect to the options and vested RSUs and the date on which the vesting conditions are satisfied with respect to the RSUs that remain unvested at the Effective Time of the Merger and (ii) the date of the Company's first regularly scheduled payroll after the Effective Time with respect to the options and vested RSUs and the date of the Company's first regularly scheduled payroll after the date on which the vesting conditions are satisfied with respect to the RSUs that remain unvested at the Effective Time of the Merger. However, any payment in respect of an RSU that constitutes nonqualified deferred compensation subject to Section 409A of the tax code, will be paid at the earliest time permitted under the applicable plans that will not trigger interest or penalties under Section 409A.

Q.
Why am I receiving this proxy statement and proxy card or voting instruction form?

A.
You are receiving this proxy statement and proxy card or voting instruction form because you own shares of the Company's Common Stock. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of our Common Stock with respect to such matters.

Q.
When and where is the Special Meeting?

A.
The Special Meeting of stockholders of the Company will be held on January 8, 2016, at 8:30 a.m. CST, at 7171 Southwest Parkway, Building 400, Austin, Texas 78735.

Q.
What am I being asked to vote on at the Special Meeting?

A.
You are being asked to consider and vote on a proposal to adopt the Merger Agreement that provides for the acquisition of the Company by Parent, to approve a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement and to approve a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the Merger.

Q.
Why am I being asked to consider and vote on a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the Merger?

A.
Under SEC rules, we are required to seek a non-binding, advisory vote with respect to the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger, or "golden parachute" compensation.

Q.
What will happen if the Company's stockholders do not approve the golden parachute compensation?

A.
Approval of the compensation that may be paid or become payable to the Company's named executive officers that is based on or otherwise relates to the Merger is not a condition to completion of the Merger. The vote is an advisory vote and will not be binding on the Company or the Surviving Corporation in the Merger. Therefore, if the Merger Agreement is adopted by the Company's stockholders and the Merger is completed, this compensation, including amounts that the Company is contractually obligated to pay, may be paid or become payable regardless of the outcome of the advisory vote.

Q.
What vote is required for the Company's stockholders to approve the proposal to adopt the Merger Agreement?

A.
The adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon.

  Because the affirmative vote required to approve the proposal to adopt the Merger Agreement is based upon the total number of outstanding shares of our Common Stock, if you fail to submit a proxy or vote in person at the Special Meeting, or abstain, or you do not provide your bank, brokerage firm or other nominee with instructions, as applicable, this will have the same effect as a vote "AGAINST" approval of the proposal to adopt the Merger Agreement.

  As of close of business on the Record Date, there were 71,884,336 outstanding shares of Company Common Stock.

Q.
What vote of our stockholders is required to approve the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies?

A.
Approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or represented by proxy and entitled to vote on the matter at the Special Meeting, whether or not a quorum is present.

  Abstaining will have the same effect as a vote "AGAINST" approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional proxies. If you fail to submit a proxy or to vote in person at the Special Meeting or if your shares of our Common Stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of our Common Stock, your shares of our Common Stock will not be voted, but this will not have an effect on the proposal to adjourn the Special Meeting.

Q.
What vote of our stockholders is required to approve the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the Merger?

A.
Approving the Merger-related executive compensation requires the affirmative vote of holders of a majority of the shares of our Common Stock present, in person or represented by proxy, at the Special Meeting and entitled to vote on the proposal to approve such Merger-related compensation.

  Accordingly, abstentions will have the same effect as a vote "AGAINST" the proposal to approve the Merger-related executive compensation, while broker non-votes and shares not in attendance at the Special Meeting will have no effect on the outcome of any vote to approve the Merger-related executive compensation.

Q.
Do any of the Company's directors or officers have interests in the Merger that may differ from or be in addition to my interests as a stockholder?

A.
Yes. In considering the recommendation of the board of directors with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the Merger that may be different from, or in addition to, yours. The board of directors was aware of and considered these interests, among other matters, in evaluating the Merger and in recommending that the Merger Agreement be adopted by the stockholders of the Company. See "The Merger—Interests of Certain Persons in the Merger" and "Advisory Vote on Merger-Related Compensation for the Company's Named Executive Officers."

Q.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.
If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote, grant your voting directly to the Company or to a third party or to vote in person at the meeting.

  If your shares are held by a bank, broker, trustee or nominee, you are considered the beneficial owner of shares held in "street name," and your bank or broker is considered the stockholder of record with respect to those shares. Your bank, broker, trustee or nominee will send you, as the beneficial owner, a package describing the procedure for voting your shares. You should follow the instructions provided by them to vote your shares. You are invited to attend the Special Meeting; however, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from your bank, broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

Q.
If my shares of Common Stock are held in "street name" by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of Common Stock for me?

A.
Your bank, brokerage firm or other nominee will only be permitted to vote your shares of our Common Stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of our Common Stock. Under the rules of the NYSE, banks, brokerage firms or other nominees who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the Merger Agreement, and, as a result, absent specific instructions from the beneficial owner of such shares of our Common Stock, banks, brokerage firms or other nominees are not empowered to vote those shares of our Common Stock on non-routine matters. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of our Common Stock, your shares of our Common Stock will not be voted ("broker non-votes") and the effect will be the same as a vote "AGAINST" approval of the proposal to adopt the Merger Agreement, and your shares of our Common Stock will not have an effect on the proposal to adjourn the Special Meeting or on the proposal to approve the Merger-related executive compensation.

Q.
Who can vote at the Special Meeting?

A.
All of the holders of record of our Common Stock as of the close of business on December 14, 2015, the Record Date for the Special Meeting, are entitled to receive notice of, and to vote at, the Special Meeting. Each holder of our Common Stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of our Common Stock that such holder owned as of the Record Date.

Q.
How many votes do I have?

A.
You are entitled to one vote for each share of our Common Stock held of record as of the Record Date, December 14, 2015. As of close of business on the Record Date, there were 71,884,336 outstanding shares of our Common Stock.

Q.
What is a quorum?

A.
The presence at the Special Meeting, in person or represented by proxy, of the holders of a majority of the stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum, permitting the conduct of business at the Special Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining whether a quorum is present.

Q.
How do I vote?

A.
Stockholder of Record.    If you are a stockholder of record, you may have your shares of our Common Stock voted on matters presented at the Special Meeting in any of the following ways:

•
by proxy—stockholders of record have a choice of voting by proxy;

•
by telephone or over the Internet, by accessing the telephone number or website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when voting by telephone or by Internet. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible;

•
by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

•
in person—you may attend the Special Meeting and cast your vote there.

  Beneficial Owner.    If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the Special Meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the Special Meeting.

Q.
How can I change or revoke my vote?

A.
You have the right to revoke a proxy before it is voted by submitting a new proxy card with a later date or subsequently voting via telephone or the Internet. Record holders may also revoke their proxy by voting in person at the Special Meeting or by notifying the Company's Secretary in writing at: SolarWinds, Inc., Attention: Secretary, 7171 Southwest Parkway, Building 400, Austin, Texas 78735.

Q.
What is a proxy?

A.
A proxy is your legal designation of another person, referred to as a "proxy," to vote your shares of our Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a "proxy statement." The document used to designate a proxy to vote your shares of our Common Stock is called a "proxy card."

Q.
If a stockholder gives a proxy, how are the shares of Common Stock voted?

A.
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of our Common Stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of our Common Stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

  If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted "FOR" approval of the proposal to adopt the Merger Agreement, "FOR" approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies and "FOR" approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the Merger.

Q.
How are votes counted?

A.
For the proposal to adopt the Merger Agreement, you may vote "FOR," "AGAINST" or "ABSTAIN." Abstentions and broker non-votes will have the same effect as votes "AGAINST" approval of the proposal to adopt the Merger Agreement.

  For the proposal to adjourn the Special Meeting, if necessary or appropriate, you may vote "FOR," "AGAINST" or "ABSTAIN." Abstentions will have the same effect as if you voted "AGAINST" approval of the proposal, but broker non-votes will not have an effect on the proposal.

  For the proposal to approve the Merger-related executive compensation, you may vote "FOR," "AGAINST" or "ABSTAIN." Abstentions will have the same effect as if you voted "AGAINST" approval of the proposal, but broker non-votes will not have an effect on the proposal.

Q.
What do I do if I receive more than one proxy or set of voting instructions?

A.
If you hold shares of our Common Stock in "street name" and also directly as a record holder or otherwise, you may receive more than one proxy and/or set of voting instructions relating to the Special Meeting. Please vote each proxy or voting instruction card in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of our Common Stock are voted.

Q.
What happens if I sell my shares of Common Stock after the Record Date but before the Special Meeting?

A.
The Record Date for stockholders entitled to vote at the Special Meeting is earlier than both the date of the Special Meeting and the consummation of the Merger. If you transfer your shares of our Common Stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares at the Special Meeting but will transfer the right to receive the Per Share Merger Consideration to the person to whom you transfer your shares.

Q.
What happens if I sell my shares of Common Stock after the Special Meeting but before the Effective Time of the Merger?

A.
If you transfer your shares after the Special Meeting but before the Effective Time of the Merger, you will have transferred the right to receive the Per Share Merger Consideration to the person to whom you transfer your shares. In order to receive the Per Share Merger Consideration, you must hold your shares of Common Stock through completion of the Merger.

Q.
Who will solicit and pay the cost of soliciting proxies?

A.
The Company has engaged D.F. King & Co., Inc. ("D.F. King") to assist in the solicitation of proxies for the Special Meeting. The Company estimates that it will pay D.F. King a fee of $10,000. The Company has also agreed to reimburse D.F. King for, pay directly, or, where requested in special situations, advance sufficient funds for the payment of, certain fees, costs and expenses and will also indemnify D.F. King, its affiliates and their respective stockholders, officers, directors, employees, agents and other representatives and controlling persons against certain losses, claims, damages, liabilities and expenses. The Company may also reimburse banks, brokers or their agents for certain expenses in forwarding proxy materials to beneficial owners of our Common Stock. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.
What do I need to do now?

A.
Even if you plan to attend the Special Meeting, after carefully reading and considering the information contained in this proxy statement, please vote promptly to ensure that your shares are represented at the Special Meeting. If you hold your shares of our Common Stock in your own name as the stockholder of record, you may submit a proxy to have your shares of our Common Stock voted at the Special Meeting in one of three ways: (i) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; (ii) calling toll-free at the telephone number indicated on the enclosed proxy card; or (iii) using the Internet in accordance with the instructions set forth on the enclosed proxy card. If you decide to attend the Special Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.
Should I send in my stock certificates now?

A.
No. If the proposal to adopt the Merger Agreement is approved, you will be sent a letter of transmittal after the completion of the Merger describing how you may exchange your shares of our Common Stock for the Per Share Merger Consideration. If your shares of our Common Stock are held in "street name" through a bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your "street name" shares of our Common Stock in exchange for the Per Share Merger Consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.
Am I entitled to exercise appraisal rights under the DGCL instead of receiving the Per Share Merger Consideration for my shares of Common Stock?

A.
Yes. As a holder of our Common Stock, you are entitled to exercise appraisal rights under the DGCL in connection with the Merger if you take certain actions and meet certain conditions, including that you do not vote (in person or by proxy) in favor of adoption of the Merger Agreement. See "Appraisal Rights" beginning on page 91. For the full text of Section 262 of the DGCL, please see Annex B hereto.

Q.
What is householding and how does it affect me?

A.
The SEC permits companies to send a single set of certain disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. We have not instituted householding for stockholders of record; however, certain brokerage firms may have instituted householding for beneficial owners of Company Common Stock held through brokerage firms. If your family has multiple accounts holding Company Common Stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q.
Who can help answer any other questions I might have?

A.
If you have additional questions about the Merger, need assistance in submitting your proxy or voting your shares of our Common Stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact D.F. King, our proxy solicitor, by calling toll-free at (877) 283-0321 or via email at swi@dfking.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement, and the documents to which we refer you in this proxy statement, as well as oral statements made or to be made by us, contain assumptions, expectations, projections, intentions or beliefs about future events that are intended to be "forward-looking statements." All statements included or incorporated by reference in this proxy statement, other than statements that are historical facts, are forward-looking statements. The words "believe," "expect," "should" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management's reasonable judgment based on currently available information and using numerous assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, all statements relating directly or indirectly to the timing or likelihood of completing the Merger, plans for future growth, changes in the business and other business development activities as well as capital expenditures, financing sources and the effects of regulation and competition and all other statements regarding our intent, plans, beliefs or expectations or those of our directors or officers. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including our most recent filing on Forms 10-K and 10-Q, factors and matters contained or incorporated by reference in this document, and the following factors:

  •
  the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including a termination of the Merger Agreement under circumstances that could require us to pay a termination fee;

  •
  the failure of Parent to obtain the necessary Equity Financing set forth in the Equity Commitment Letters received in connection with the Merger Agreement or the failure of that financing to be sufficient to complete the Merger and the transactions contemplated thereby;

  •
  the failure of any of the parties to the transactions contemplated by the Merger Agreement to obtain the necessary Debt Financing set forth in the Debt Commitment Letter received in connection with the Merger Agreement or the failure of that financing to be sufficient to complete the Merger and the transactions contemplated thereby;

  •
  the risk that the Merger Agreement may be terminated in circumstances that require us to pay Parent a termination fee of $159 million;

  •
  the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the Merger, including receipt of required regulatory approvals from various domestic and foreign governmental entities;

  •
  the failure of the Merger to close for any other reason;

  •
  the fact that receipt of the all-cash Per Share Merger Consideration would be taxable to stockholders that are treated as U.S. holders for U.S. federal income tax purposes;

  •
  the outcome of any legal proceedings that may be instituted against the Company and/or others relating to the Merger Agreement;

  •
  risks that the proposed transaction disrupts current plans and operations and the potential difficulties in retention of executive management and other key employees as a result of the Merger;

  •
  diversion of management's attention from ongoing business concerns;

  •
  limitations placed on our ability to operate the business by the Merger Agreement;

  •
  the effect of the announcement of the Merger on our business relationships, operating results and business generally; and

  •
  the amount of any costs, fees, expenses, impairments and charges related to the Merger.

        The Company believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this report. Any or all of the Company's forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond the Company's control.

PARTIES TO THE MERGER

The Company

SolarWinds, Inc.
7171 Southwest Parkway, Building 400
Austin, Texas 78735

        The Company designs, develops, markets, sells and supports enterprise-class information technology, or IT, infrastructure management software to IT and DevOps professionals to manage on-premise, hybrid cloud and public cloud environments. Our product offerings range from individual software tools to more comprehensive software products that solve problems encountered every day by IT and DevOps professionals and help them to efficiently and effectively manage their network, systems, application and website infrastructures. We are committed to offering products that are easy to find, easy to buy, easy to use and easy to maintain, while providing the power to address any IT management problem at any scale. Our customers include small- and mid-size businesses, large enterprises, managed service providers and local, state and federal government entities.

        For more information about the Company, please visit our website at www.solarwinds.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See also "Where You Can Find More Information."

        The Company's Common Stock is listed on the NYSE under the symbol "SWI."

Parent

Project Aurora Holdings, LLC
c/o Thoma Bravo, LLC
600 Montgomery Street, 20th Floor
San Francisco, CA 94111

        Parent was formed on October 15, 2015, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than those incidental to its formation and in connection with the transactions contemplated by the Merger Agreement and arranging of the Equity Financing and Debt Financing in connection with the Merger.

Merger Sub

Project Aurora Merger Corp.
c/o Thoma Bravo, LLC
600 Montgomery Street, 20th Floor
San Francisco, CA 94111

        Merger Sub is a wholly-owned direct subsidiary of Parent and was formed on October 15, 2015, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than those incidental to its formation and in connection with the transactions contemplated by the Merger Agreement and arranging of the Equity Financing and Debt Financing in connection with the Merger.

        Parent and Merger Sub are affiliated with Thoma Bravo and Silver Lake. In connection with the transactions contemplated by the Merger Agreement, Thoma Bravo and Silver Lake have, in the aggregate, provided to Parent, equity commitments of up to $2.42 billion.

        Thoma Bravo, LLC, which is affiliated with Thoma Bravo, is a leading private equity investment firm building on a 30+ year history of providing equity and strategic support to experienced management teams and growing companies.

        Silver Lake Partners is the global leader in technology investing, with over $26 billion in combined assets under management and committed capital.

 THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies for use at the Special Meeting to be held on January 8, 2016, at 8:30 a.m. CST, at 7171 Southwest Parkway, Building 400, Austin, Texas 78735, or at any postponement or adjournment thereof. At the Special Meeting, holders of our Common Stock will be asked to approve the proposal to adopt the Merger Agreement, to approve the proposal to adjourn the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement and to approve the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the Merger.

        Our stockholders must approve the proposal to adopt the Merger Agreement in order for the Merger to occur. If our stockholders fail to approve the proposal to adopt the Merger Agreement, the Merger will not occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully and in its entirety.

Record Date and Quorum

        We have fixed the close of business on December 14, 2015 as the Record Date for the Special Meeting, and only holders of record of our Common Stock on the Record Date are entitled to vote at the Special Meeting. You are entitled to receive notice of, and to vote at, the Special Meeting if you owned shares of our Common Stock at the close of business on the Record Date. On the Record Date, there were 71,884,336 shares of our Common Stock outstanding and entitled to vote. You will have one vote on all matters properly coming before the Special Meeting for each share of our Common Stock that you owned on the Record Date.

        The presence at the Special Meeting, in person or represented by proxy, of the holders of a majority of the stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum, permitting the conduct of business at the Special Meeting. Shares of our Common Stock represented at the Special Meeting but not voted, including shares of our Common Stock for which a stockholder directs an "abstention" from voting, will be counted for purposes of establishing a quorum. Broker non-votes will also be counted for purposes of establishing a quorum. A quorum is necessary to transact business at the Special Meeting. Once a share is represented at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting and any adjournment of the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned. If we adjourn the Special Meeting for more than 30 days, or if after adjournment a new Record Date is set, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the Special Meeting in accordance with our bylaws.

Attendance

        Only stockholders of record, their duly authorized proxy holders, beneficial stockholders with proof of ownership and our guests may attend the Special Meeting. To gain admittance, you must present valid photo identification, such as a driver's license or passport. If your shares of Common Stock of the Company are held through a bank, brokerage firm or other nominee, please bring to the Special Meeting a copy of your brokerage statement evidencing your beneficial ownership of the Common Stock of the Company and valid photo identification. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the Special Meeting.

Vote Required

        Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon. For the proposal to adopt the Merger Agreement, you may vote "FOR," "AGAINST" or "ABSTAIN." Abstentions, if any, will be included in the calculation of the number of shares of Common Stock represented at the Special Meeting for purposes of determining whether a quorum has been achieved, but will be counted as a vote against the proposed Merger. If you fail to submit a proxy or to vote in person at the Special Meeting, or abstain, it will have the same effect as a vote "AGAINST" approval of the proposal to adopt the Merger Agreement.

        If your shares of our Common Stock are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are considered, with respect to those shares of our Common Stock, the "stockholder of record." This proxy statement and proxy card have been sent directly to you by the Company.

        If your shares of our Common Stock are held through a bank, brokerage firm or other nominee, you are considered the "beneficial owner" of shares of our Common Stock held in street name. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of our Common Stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting.

        Under the rules of the NYSE, banks, brokerage firms or other nominees who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters such as the proposal to adopt the Merger Agreement and, as a result, absent specific instructions from the beneficial owner of such shares of our Common Stock, banks, brokerage firms or other nominees are not empowered to vote those shares of our Common Stock on non-routine matters. These broker non-votes will be counted for purposes of determining a quorum, and will have the same effect as a vote "AGAINST" approval of the proposal to adopt the Merger Agreement.

        The proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or represented by proxy and entitled to vote on the matter at the Special Meeting. For the proposal to adjourn the Special Meeting, if necessary or appropriate, you may vote "FOR," "AGAINST" or "ABSTAIN." For purposes of this proposal, if your shares of our Common Stock are present at the Special Meeting but are not voted on this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted "AGAINST" approval of the proposal. If you fail to submit a proxy or to attend in person the Special Meeting, or there are broker non-votes on the issue, as applicable, the shares of our Common Stock held by you or your broker will not be counted in respect of, and will not have an effect on, the proposal to adjourn the Special Meeting.

        The proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the Merger requires the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or represented by proxy and entitled to vote on the matter at the Special Meeting, whether or not a quorum is present. For the proposal to approve the Merger-related executive compensation, you may vote "FOR," "AGAINST" or "ABSTAIN." For purposes of this proposal, if your shares of our Common Stock are present at the Special Meeting but are not voted on this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted "AGAINST" approval of the proposal. If you fail to submit a proxy or to attend in person the Special Meeting, or there are broker non-votes on the issue, as applicable, the shares of our Common Stock held by you or your broker will not be counted in respect of, and will not have an effect on, the proposal to approve the Merger-related executive compensation.

        If you are a stockholder of record, you may have your shares of our Common Stock voted on matters presented at the Special Meeting in any of the following ways:

  •
  by proxy—stockholders of record have a choice of voting by proxy;

  •
  by telephone or over the Internet, by accessing the telephone number or website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when voting by telephone or by Internet. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible;

  •
  by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

  •
  in person—you may attend the Special Meeting and cast your vote there.

        If you are a beneficial owner, you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of our Common Stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner and wish to vote in person at the Special Meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the Special Meeting.

        If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of our Common Stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of our Common Stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

        If you properly sign your proxy card but do not mark the boxes showing how your shares of our Common Stock should be voted on a matter, the shares of our Common Stock represented by your properly signed proxy will be voted "FOR" approval of the proposal to adopt the Merger Agreement, "FOR" approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies and "FOR" approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the Merger.

        If you have any questions or need assistance voting your shares, please contact D.F. King, our proxy solicitor, by calling toll-free at (877) 283-0321 or via email at swi@dfking.com.

        IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF OUR COMMON STOCK AT THE MEETING PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET.

Shares Held by the Company's Directors and Executive Officers

        As of December 14, 2015, the Record Date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 367,612 shares of our Common Stock, representing 0.5 percent of the outstanding shares of our Common Stock. Our directors and executive officers have executed voting agreements obligating them to vote all of their shares of Common Stock "FOR" the proposal to adopt the Merger Agreement and against any other acquisition proposal or acquisition transaction. In addition, we currently expect that the Company's directors and executive officers will vote all such shares of our Common Stock "FOR" approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies and "FOR" approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the Merger.

Proxies and Revocation

        Any stockholder of record entitled to vote at the Special Meeting may submit a proxy by telephone, over the Internet, by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the Special Meeting. If your shares of our Common Stock are held in "street name" through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of our Common Stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the Special Meeting, or do not provide your bank, brokerage firm or other nominee with instructions, as applicable, your shares of our Common Stock will not be voted on the proposal to adopt the Merger Agreement, which will have the same effect as a vote "AGAINST" approval of the proposal to adopt the Merger Agreement, and your shares of our Common Stock will not have an effect on the proposal to adjourn the Special Meeting or on the proposal to approve the Merger-related executive compensation.

        You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to our Secretary or by attending the Special Meeting and voting in person. Written notice of revocation should be mailed to: SolarWinds, Inc., 7171 Southwest Parkway, Building 400, Austin, Texas 78735.

Adjournments

        Although it is not currently expected, the Special Meeting may be adjourned for the purpose of soliciting additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement or if a quorum is not present at the Special Meeting. An adjournment generally may be made with the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote on the matter at the Special Meeting, whether or not a quorum is present. Any adjournment of the Special Meeting will allow the Company's stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned. If we adjourn the Special Meeting for more than 30 days, or if after adjournment a new Record Date is set, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the Special Meeting in accordance with our bylaws.

Anticipated Date of Completion of the Merger

        We are working toward completing the Merger as soon as possible. Assuming receipt of required regulatory approvals and timely satisfaction of other closing conditions, including the approval by our stockholders of the proposal to adopt the Merger Agreement, we expect the Merger to be completed no later than the first calendar quarter of 2016. If our stockholders vote to approve the proposal to adopt the Merger Agreement, the Merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the Merger, subject to the terms of the Merger Agreement. See "The Merger—Closing and Effective Time of the Merger."

Rights of Stockholders Who Seek Appraisal

        Stockholders are entitled to appraisal rights under the DGCL in connection with the Merger. This means that you are entitled to have the fair value of your shares of our Common Stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the Merger consideration if you follow exactly the procedures specified under the DGCL. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the Merger Agreement.

        To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the Merger Agreement and you must not vote (either in person or by proxy) in favor of the proposal to adopt the Merger Agreement. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. See "Appraisal Rights" beginning on page 91 and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex B to this proxy statement. If you hold your shares of our Common Stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or other nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly.

Solicitation of Proxies; Payment of Solicitation Expenses

        The Company has engaged D.F. King to assist in the solicitation of proxies for the Special Meeting. The Company estimates that it will pay D.F. King a fee of $10,000. The Company has also agreed to reimburse D.F. King for, pay directly, or, where requested in special situations, advance sufficient funds for the payment of, certain fees, costs and expenses and will also indemnify D.F. King, its affiliates and their respective officers, directors, employees, agents and other representatives and controlling persons against certain losses, claims, damages, liabilities and expenses. The Company is soliciting proxies for the Special Meeting and will bear the costs and expenses of such solicitation. The Company may also reimburse banks, brokers or their agents for certain expenses in forwarding proxy materials to beneficial owners of our Common Stock. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Questions and Additional Information

        If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact D.F. King, our proxy solicitor, by calling toll-free at (877) 283-0321 or via email at swi@dfking.com.

THE MERGER

        This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

        Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Merger Sub will merge with and into the Company. The Company will be the Surviving Corporation in the Merger and will continue to exist following the Merger. As a result of the Merger, the Company will cease to be a publicly traded company. You will not own any shares of the capital stock of the Surviving Corporation.

        The Effective Time will occur upon the filing and acceptance of the certificate of Merger with the Secretary of State of the State of Delaware (or at such later time as we and Parent may agree and specify in the certificate of Merger).

Per Share Merger Consideration

        In the Merger, each outstanding share of our Common Stock (other than Excluded Shares) will be converted into the right to receive an amount in cash equal to $60.10, without interest thereon, less any applicable withholding taxes (the "Per Share Merger Consideration"). After the Merger is completed, you will have the right to receive the Per Share Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights will have the right to receive a payment for the "fair value" of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described below under the caption "Appraisal Rights").

Background of the Merger

        The Board and senior management regularly review the Company's business, operations, financial performance and strategic direction. As part of this evaluation, the Board considers the Company's long-term plan and has approved a variety of strategic initiatives including acquisitions, share repurchases, increased investments in the business and other financial and strategic alternatives, taking into account the Company's long-term strategy, changes in the industry and markets in which the Company operates, execution opportunities and risks and other considerations.

        Members of our senior management regularly meet with existing and potential investors in the Company, and with others involved in the software industry that may represent potential partnering or other business opportunities. On August 6, 2015, Kevin Thompson, our President and Chief Executive Officer, met with a representative of Thoma Bravo, an active investor in the software industry, at the request of Thoma Bravo, to discuss the Company. The Thoma Bravo representative did not indicate at the meeting that Thoma Bravo was considering an offer to buy the Company, and Mr. Thompson did not request that Thoma Bravo do so.

        On August 17, 2015, representatives of Thoma Bravo telephoned Mr. Thompson to inform him that Thoma Bravo was interested in submitting an offer to buy the Company. On the same day, Thoma Bravo delivered an unsolicited letter of intent (the "TB Letter") to acquire all of the outstanding stock of the Company at a price of $52.00 per share in cash, which price represented a 23.9% premium to the closing price of the Company's stock as of August 14, 2015.

        The TB Letter indicated that Thoma Bravo would be in a position to sign a definitive agreement with fully-committed financing within 30 days of acceptance of the proposal and required a corresponding 30-day exclusivity period. The TB Letter also proposed a 30-day go-shop period after signing a definitive agreement.

        On August 19, 2015, Jason Ream, our Executive Vice President and Chief Financial Officer, spoke with a representative of Thoma Bravo, making clear that Mr. Ream was not engaging in any discussions or negotiations but solely seeking information for delivery to the Board that would be relevant to the Board's consideration. Mr. Ream sought clarification regarding Thoma Bravo's plans to finance an acquisition of the Company as well as Thoma Bravo's thesis for the acquisition with the intent to ascertain Thoma Bravo's level of due diligence and preparation prior to sending the TB Letter.

        On August 25, 2015, the Board met telephonically in a special meeting to discuss Thoma Bravo's proposal. All directors were in attendance as well as Mr. Ream, Jason Bliss, the Company's Senior Vice President and General Counsel, and representatives of DLA Piper LLP (US), the Company's outside legal counsel ("DLA Piper"). The Board and management discussed the communication history with Thoma Bravo, the standalone strategy of the Company and related preliminary long-term financial and valuation analysis, the Company's recent financial and operating performance, the terms of the TB Letter, the profile and transaction history of Thoma Bravo and a preliminary assessment of Thoma Bravo's ability to complete a transaction. The Board and management also discussed the Company's historical stock price performance and related valuation analysis, public investor concerns and perceptions about the Company and the opportunities, challenges and risks inherent in the standalone strategy given the changes in the Company's business and the markets in which it operates. Mr. Bliss and the representatives of DLA Piper advised the Board on certain fiduciary duty considerations.

        The Board determined to engage a financial advisor to more fully inform the Board regarding the TB Letter and related considerations. After a review of the Company's investment banking relationships, the Board determined to engage, subject to the negotiation of a fee arrangement and an assessment of conflicts of interest, J.P. Morgan, in light of its knowledge of the Company and its reputation and substantial knowledge and expertise with technology and software companies and with merger and acquisition transactions generally. The Board designated Lloyd Waterhouse, an independent director, to oversee discussions with J.P. Morgan and instructed Mr. Waterhouse and management to provide follow-up communications with the Board as appropriate. The Board determined to hear from J.P. Morgan and to consider the situation further at the previously-scheduled regular Board meeting to be held on September 8 and 9, 2015. The Board instructed management to inform Thoma Bravo of the Board's decision to consider the situation further.

        On September 8, 2015, the Board held a regularly-scheduled meeting attended by certain members of senior management and a representative of DLA Piper. Mr. Waterhouse and management informed the Board of their negotiations and discussions with J.P. Morgan and the disclosures of J.P. Morgan as to the nature of its relationships with Thoma Bravo. The Board approved the engagement of J.P. Morgan as the Company's financial advisor.

        A representative of DLA Piper reviewed with the Board its fiduciary duties and related considerations in connection with evaluating the Company's alternatives. The Board discussed different approaches to evaluating a possible sale of the Company and the types of financial and strategic acquirors that could potentially consummate a transaction with the Company. The Board also discussed the potential for a public, non-negotiated bid for the Company and reviewed with a representative of DLA Piper the Company's current antitakeover protections and additional protections that could be implemented.

        On September 9, 2015, the Board continued its regularly-scheduled meeting attended by certain members of senior management and representatives from J.P. Morgan and DLA Piper. The Board discussed with J.P. Morgan and management the current situation with Thoma Bravo, the trading history of the Company Common Stock, preliminary valuation perspectives on the Company, and process and timing considerations for a potential sale.

        J.P. Morgan and the Board discussed potential financial and strategic acquirors. The Board discussed each financial and strategic acquiror, including its history with the Company, the likelihood of its interest in the Company and its likely ability to acquire the Company. Following this discussion, the Board identified Silver Lake, Thoma Bravo and two additional financial sponsors ("Sponsor C" and "Sponsor D") as the most likely and capable of engaging in an acquisition transaction with the Company. The Board elected not to initially contact potential strategic acquirors because the Board believed that the likelihood that a strategic acquiror would enter into a transaction with the Company was remote and that the likelihood of publicity of the Board's consideration of strategic alternatives would be substantially increased by involving potential strategic acquirors, thereby exposing the business to potential risks if a transaction did not occur. In addition, the financial sponsors to be initially contacted had significant investments in two of the identified potential strategic acquirors ("Strategic A" and "Strategic B"). The Board left open the possibility of contacting additional financial and strategic acquirors at a later date.

        The Board discussed with management the standalone strategy of the Company, and management provided a detailed presentation of the Company's long-term standalone financial plan and related assumptions. The presentation included three possible scenarios, a low case, a mid case and a high case, with each dependent upon the absence or realization of certain risks to the Company and the mid case being an average of the low and high case. The Board and management discussed these risks and the related assumptions in detail, including the Company's product and technology road-map, the transition from on-premise to cloud technologies and the impact on bookings, license, maintenance and subscription revenue, revenue retention and spending and expenses. The Board also discussed the macro influences on the Company's business and their potential risks and impacts. Based on the foregoing, the Board determined that the mid case was the most likely standalone financial plan for the Company and instructed management to further refine the standalone financial plan consistent with their discussions.

        Following these discussions, the Board determined that it was in the best interests of the Company and its stockholders to take further steps to determine whether to continue discussions regarding a possible sale of the Company and instructed J.P. Morgan to contact the four identified financial sponsors to gauge their interest.

        Following the September 9, 2015 meeting, J.P. Morgan contacted the four financial sponsors regarding a potential acquisition of the Company and sent each financial sponsor a nondisclosure agreement. The Company entered into a nondisclosure agreement with each financial sponsor, and each nondisclosure agreement contained a standstill provision that automatically terminated upon the Company's entering into a definitive agreement with respect to a sale transaction.

        During the weeks of September 14, 2015 and September 21, 2015, the Company shared confidential information, including the standalone financial plan of the Company, and hosted management presentations with each financial sponsor. The financial sponsors were invited to submit written indications of interest for a potential acquisition on September 25, 2015.

        On September 25, 2015, each of the financial sponsors separately submitted a written indication of interest for an all-cash acquisition of all outstanding shares of the Company's Common Stock. Silver Lake's indication of interest offered a range of $57.00 to $59.00 per share. Each of Thoma Bravo and Sponsor C offered $54.00 per share. Sponsor D offered $52.00 per share. Silver Lake, Thoma Bravo and Sponsor C indicated in their letters that they could complete their due diligence and execute definitive documentation by the end of October. Sponsor D indicated in its letter that it could be in a position to execute definitive documentation within a timeframe acceptable to all parties.

        On September 26, 2015, the Board held a special meeting attended by certain members of senior management and representatives of J.P. Morgan and DLA Piper. Management provided its preliminary outlook for the third quarter financial results and updated the Board on the revisions to the standalone financial plan consistent with prior discussions. The representatives of J.P. Morgan updated the Board on the discussions and process with the financial sponsors and reviewed with the Board the indications of interest received from the financial sponsors including the offer terms relative to the Company's standalone plan.

        During the September 26, 2015 meeting, J.P. Morgan informed the Board of requests from two financial sponsors not previously contacted by the Company ("Sponsor E" and "Sponsor F") to be included in a sale process. The Board discussed again each potential financial and strategic acquiror as well as the impact on the Company and management of expanding the process to include other potential acquirors. J.P. Morgan also informed the Board that Silver Lake contacted J.P. Morgan to ask permission to work with Sponsor C in evaluating a potential acquisition, (the "Silver Lake / Sponsor C Group"). Based on such discussions, the Board re-affirmed the standalone financial plan of the Company and instructed J.P. Morgan to contact the existing financial sponsors to see if they could improve their offers, to tell Silver Lake and Sponsor C that they were permitted to speak with one another only if Sponsor C increased its offer to match the offer of Silver Lake and then to wait until the receipt of revised offers for the Board to determine whether to proceed with a sale process and to invite other potential acquirors.

        Later that same day, Sponsor D submitted a revised written indication of interest offering $57.50 per share.

        On September 28, 2015, Silver Lake verbally reaffirmed its offer of $57.00 to $59.00 per share. Thoma Bravo verbally informed J.P. Morgan that Thoma Bravo would improve its offer to $57.00 per share of Company Common Stock. Sponsor C submitted a revised written indication of interest offering $57.00 per share.

        On September 28, 2015, the Board held a special meeting attended by certain members of senior management and representatives of J.P. Morgan and DLA Piper. Management provided its updated preliminary outlook for the third quarter financial results. Representatives of J.P. Morgan updated the Board on the discussions with the financial sponsors since the September 26, 2015 meeting and reviewed the revised offers from the financial sponsors. The Board resumed its prior discussions regarding continuing on a standalone basis versus proceeding with a sale process, including discussing, among other things, the valuation topics reviewed at prior meetings, the continuing uncertainties and challenges in the Company's business and the markets in which it operates, the risks with respect to management's execution and financial plans, the control premiums offered at the current offer levels, the profile of the existing bidders and the Board's perspective on their ability to consummate a transaction, the state of the capital markets and the particular influence of the uncertainty and volatility in the credit markets on the timing and success of a sale process. The Board also discussed the effort and attention required of management in a sale process, management's capacity to conduct due diligence and other aspects of a sale process and to operate the business so as to not cause harm to the business, the risks to the business of public disclosure of a sale process, and the potential influence on offers of changes in the stock price following the announcement of the Company's third quarter results.

        Based on the foregoing discussions and in light of the increasing uncertainty in the credit markets, the Board determined that it was in the best interests of the stockholders to proceed with a sale process and instructed J.P. Morgan to communicate a preliminary target of October 26, 2015 to receive final bids.

        The Board then discussed the in-bound communications from Sponsor E and Sponsor F as well as the question whether to expand the sale process to include additional financial sponsors and potential strategic acquirors despite the Board's continued belief that the likelihood of interest from any strategic acquiror was remote. J.P. Morgan informed the Board that the financial sponsors which had significant investments in Strategic A and Strategic B had indicated that neither would pursue an acquisition of the Company. Following such discussion, the Board determined and instructed J.P. Morgan to invite Sponsor E and Sponsor F into the sale process and to invite three additional potential strategic acquirors not owned by the existing financial sponsors ("Strategic C", "Strategic D" and "Strategic E").

The Board discussed the request of Silver Lake to form the Silver Lake / Sponsor C Group and again instructed J.P. Morgan to tell Silver Lake and Sponsor C that they were permitted to speak only if Sponsor C increased its offer to match the offer of Silver Lake.

        Following the September 28, 2015 meeting, at the Board's instruction, J.P. Morgan invited Sponsor E and Sponsor F and each of Strategic C, Strategic D and Strategic E into the sale process and sent each financial sponsor a nondisclosure agreement. The Company entered into a nondisclosure agreement with Sponsor F.

        On September 29, 2015, Sponsor C submitted a revised indication of interest which matched Silver Lake's offer of $57.00 to $59.00 per share and was permitted to speak with Silver Lake regarding forming the Silver Lake / Sponsor C Group.

        Also on September 29, 2015, management amended the nondisclosure agreement with each of Thoma Bravo, Silver Lake, Sponsor C and Sponsor D to permit each financial sponsor to contact and provide information to an indicated list of equity and debt financing partners, if necessary. In addition, Sponsor E entered into a nondisclosure agreement with the Company and received access to confidential information.

        Between September 29, 2015 and October 16, 2015, the Company continued to conduct telephonic and in-person management presentations and shared due diligence information with all of the active bidders and their potential financing partners.

        On September 30, 2015, two additional financial sponsors not previously contacted by the Company ("Sponsor G" and "Sponsor H") contacted J.P. Morgan to inquire about the sale process. Sponsor G later elected not to become involved in the sale process. Sponsor H requested to be considered as a potential partner if an existing bidder indicated a desire to form an equity consortium. Sponsor E requested to be considered as a potential partner if an existing bidder indicated a desire to form an equity consortium.

        On the same day, management provided the Board with a summary of the preliminary financial results of the Company for the third quarter of 2015.

        On October 1, 2015, the Company conducted an in-person management presentation with Sponsor F.

        On October 2, 2015, Strategic C notified J.P. Morgan that it would not be interested in pursuing an acquisition of the Company.

        On October 3, 2015, Sponsor F submitted a written indication of interest for an all-cash acquisition of the Company at an offer price of $57.00 per share of Company Common Stock. The letter also provided that Sponsor F was fully prepared to submit a final bid on October 26, 2015.

        Also on October 3, 2015, Strategic E indicated a desire to engage in an exploratory conversation with the Company regarding a potential acquisition.

        On October 4, 2015, the Company delivered a draft merger agreement to each of Thoma Bravo, the Silver Lake / Sponsor C Group, Sponsor D and Sponsor F, and the Company and DLA Piper commenced negotiations of definitive documentation with each bidder.

        On October 5, 2015, Strategic D notified J.P. Morgan that it would not be interested in pursuing an acquisition of the Company.

        On the same day, an additional financial sponsor not previously contacted by the Company ("Sponsor I") contacted J.P. Morgan to inquire about the sale process. Sponsor I later requested to be considered as a potential partner if an existing bidder indicated a desire to form an equity consortium.

        Also on the same day, management further amended the nondisclosure agreement with each of Thoma Bravo, Silver Lake, Sponsor C and Sponsor D to permit each financial sponsor to contact and provide information to a revised list of equity and debt financing partners, and amended the nondisclosure agreement with Sponsor F to permit Sponsor F to contact and provide information to a list of equity and debt financing partners.

        On October 7, 2015, Sponsor F contacted J.P. Morgan to ask for the Company's permission to speak with other sponsors regarding the possibility of partnering on a potential acquisition of the Company. At Mr. Waterhouse's instruction, J.P. Morgan offered Sponsor F the opportunity to partner with two sponsors, who were not involved in the sale process. Sponsor F indicated that it would only be interested in partnering with another sponsor who was already involved in the sale process.

        On October 8, 2015, the Company conducted a telephonic management presentation to Strategic E.

        On the same day, Mr. Waterhouse instructed J.P. Morgan to offer Sponsor F the opportunity to partner with Sponsor D, which also indicated to J.P. Morgan a desire to partner with another sponsor already involved in the process. Sponsor D and Sponsor F subsequently informed J.P. Morgan that they would partner on a bid (the "Sponsor D / Sponsor F Group").

        On the morning of October 9, 2015, a representative of Reuters contacted the Company and indicated its intent to report that the Company was engaged in discussions with private equity firms regarding a possible sale. The Company did not provide comment, and Reuters published its report. Following the report's publication, the Company issued a press release announcing that the Board was undertaking a review of strategic alternatives and had engaged J.P. Morgan as financial advisor and DLA Piper as legal advisor.

        On October 11, 2015, Sponsor E informed J.P. Morgan that it was no longer interested in pursuing a transaction with the Company.

        On October 14, 2015, the Board held a special meeting attended by certain members of senior management and representatives of J.P. Morgan and DLA Piper. The Board discussed the circumstances that gave rise to the October 9, 2015 announcement. A representative of DLA Piper presented on the Company's anti-takeover measures.

        The representatives of J.P. Morgan provided an update on the sale process and the communications with the potential acquirors and an update on the financing markets. A representative of DLA Piper discussed with the Board the status of the negotiations of the definitive documentation with the bidders and their terms.

        On the evening of October 16, 2015, Thoma Bravo submitted an offer package, complete with transaction documents and executed financing commitment letters, that provided for a fully-financed offer of $56.00 per share of outstanding Company Common Stock. According to the offer package, Thoma Bravo had completed its diligence and was prepared to immediately finalize and execute definitive documentation. The offer provided for a termination fee of 3.5% of equity value if the Company accepted a superior proposal or if the Company's stockholders failed to approve the adoption of the merger agreement and a reverse termination fee of 7% of equity value payable by the acquiror. The offer also provided for a termination fee of 1.75% of equity value if the Company accepted, prior to October 26, 2015, a superior proposal from a bidder already participating in the sale process (the "Modified Go-Shop"). The offer package also provided that the offer expired if not accepted by 1:59 a.m. CDT on October 19, 2015 and that the financing commitment letters would be unenforceable if not signed by end of day on October 19, 2015.

        On the same evening, Silver Lake informed J.P. Morgan that Sponsor C was no longer interested in participating in the process and that its prior offer could no longer be supported. Silver Lake indicated that it was considering how it might proceed with an alternative partner but would withdraw if unable to do so.

        On October 17, 2015, at the direction of Mr. Waterhouse, J.P. Morgan suggested to Thoma Bravo that it improve its proposal and offered to Thoma Bravo the opportunity to partner with Silver Lake in order to do so.

        On the same day, J.P. Morgan reached out to and inquired as to the due diligence review and financing status of the Sponsor D / Sponsor F Group and was informed that both were substantially complete and that the Sponsor D / Sponsor F Group could accelerate its timetable if needed. Later that evening, the Sponsor D / Sponsor F Group delivered revised definitive documentation.

        On October 18, 2015, Thoma Bravo reiterated to J.P. Morgan its offer deadline. Mr. Waterhouse instructed J.P. Morgan to request that Thoma Bravo extend the offer deadline until the evening of October 19, 2015. Thoma Bravo agreed to the extension but provided that unless definitive documentation was executed prior to beginning of trading on October 20, 2015, the offer would be revoked and Thoma Bravo would withdraw from the sale process.

        On the same day, at Mr. Waterhouse's instruction, J.P. Morgan informed Silver Lake and the Sponsor D / Sponsor F Group of the offer that had been received by the Company on October 16, 2015, with an expiration date of October 19, 2015 if not accepted. To assist the Board in its consideration of the Thoma Bravo offer, Mr. Waterhouse instructed J.P. Morgan to request that the Sponsor D / Sponsor F Group deliver, prior to the Board meeting scheduled to be held on the evening of October 19, 2015, a written update on its diligence and financing status and its current offer price.

        In the early morning of October 19, 2015, the Sponsor D / Sponsor F Group delivered a letter to J.P. Morgan expressing its continued enthusiasm to enter into a transaction and confirming that it was complete with its diligence. The letter provided that the Sponsor D / Sponsor F Group was intending to submit a fully-financed offer for the Company but indicated its frustration with the acceleration in timing caused by the expiring offer package. A few hours thereafter, the Sponsor D / Sponsor F Group affirmed to J.P. Morgan and management that it would submit a revised offer prior to the Board meeting that evening.

        On the same day, Thoma Bravo informed J.P. Morgan that Thoma Bravo was not intending to pursue a partnership with Silver Lake. Later on the same day, Silver Lake informed J.P. Morgan that it could be in a position to communicate a continued interest in pursuing an acquisition of the Company but that its ability and willingness to complete a transaction would require additional time for Silver Lake to identify a new equity partner, which would likely need to complete its diligence.

        Later that day and prior to the Board meeting, the Sponsor D / Sponsor F Group and Silver Lake submitted revised written offers. The Sponsor D / Sponsor F Group letter provided for an offer of $57.75 per share, included binding equity commitments and confirmed that the Sponsor D / Sponsor F Group had completed its diligence and secured credit financing. The Sponsor D / Sponsor F Group further indicated in its letter that it was prepared to finalize and enter into definitive documentation immediately following acceptance of the proposal and prior to the opening of trading on October 20, 2015. The offer package also provided that the offer expired if not accepted by 1:59 a.m. CDT on October 20, 2015.

        The Silver Lake letter provided for an offer of $56.00 to $57.00 per share, lower than the $57.00 to $59.00 per share it had previously offered. The new Silver Lake offer was also premised on identifying a new equity partner. The letter indicated that it was Silver Lake's intent, on or before October 26, 2015, to complete due diligence and provide a comprehensive proposal to acquire the Company, including all related financing commitments, and to execute definitive documentation shortly thereafter.

        On the evening of October 19, 2015, the Board held a special meeting attended by certain members of senior management and representatives of J.P. Morgan and DLA Piper. The Board approved an amendment to the Company's bylaws to provide for the state or federal courts in Delaware as the exclusive forum for certain stockholder actions or proceedings. The representatives of J.P. Morgan updated the Board on the events of the preceding days, the status of the sales process and the communications with the bidders. The representatives of J.P. Morgan and DLA Piper reviewed with the Board the terms of each of the offers, the terms and amounts of financing to the extent known and the status and material terms of the definitive documentation. Following discussion, the Board determined not to accept Thoma Bravo's offer and to proceed with negotiations with each of the bidders. The Board instructed J.P. Morgan to inform the bidders of its decision but to seek to keep Thoma Bravo in the sale process given the uncertainty surrounding the other bidders' offers and the related risks to the sale process.

        After the October 19, 2015 meeting, J.P. Morgan informed the bidders of the Board's decision, and the Company and DLA Piper continued to work with each of the bidders to finalize definitive documentation. In addition, Strategic E informed J.P. Morgan that Strategic E was no longer interested in participating in the process.

        On October 20, 2015, Thoma Bravo informed J.P. Morgan that it was increasing its offer to $57.75 per share, reiterated the need to finalize negotiations due to the uncertainty regarding credit financing and also eliminated from its offer the Modified Go-Shop. Shortly thereafter, the Sponsor D / Sponsor F Group informed J.P. Morgan that it was increasing its offer to $58.75 per share and reiterated its readiness to sign definitive documentation. Silver Lake did not revise its original offer range of $56.00 to $57.00 per share.

        A few hours thereafter, Thoma Bravo notified J.P. Morgan that, Thoma Bravo intended to explore additional equity partnerships including conversations with Silver Lake and Sponsor I in an effort to increase Thoma Bravo's offer. Thoma Bravo then later informed J.P. Morgan that it was finalizing discussions with Silver Lake and increased its offer to $59.00 per share. Shortly thereafter, the Sponsor D / Sponsor F Group verbally increased its offer to $59.55 per share and delivered credit financing commitment letters. The Company and DLA Piper continued to work with each bidder to finalize definitive documentation.

        On the evening of October 20, 2015, the Board held a special meeting attended by certain members of senior management and representatives of J.P. Morgan and DLA Piper. The representatives of J.P. Morgan updated the Board on the series of offers received since the October 19, 2015 meeting of the Board, reviewed the new offers from the bidders and informed the Board as to what J.P. Morgan had been informed was the intent of both bidders to execute and deliver definitive documentation following acceptance of its proposal. A representative of DLA Piper reviewed with the Board the terms of the merger agreement and other transaction documents that had been negotiated and identified the differences in terms between the bidders. The representatives of J.P. Morgan and DLA Piper also discussed with the Board the financing arrangements of each bidder group.

        The representatives of J.P. Morgan reviewed with the Board the financial analysis of J.P. Morgan in connection with the preparation of its opinion. J.P. Morgan informed the Board that based upon the terms of the then current proposals from each of the bidders, J.P. Morgan was prepared to provide its opinion as to the fairness of the consideration to be paid in connection with the transaction with respect to either of such proposals if the Board determined to accept a proposal.

        Following discussion, the Board elected to adjourn the meeting and instructed J.P. Morgan and DLA Piper to go back to the bidders to seek higher offers and confirmation that such offers were best and final and to continue to negotiate definitive documentation with each bidder.

        Senior management and the representatives of J.P. Morgan then left the meeting. The independent directors discussed paying a bonus to certain Company employees, including executive officers, for their work during the sale process. Following discussion, the Board determined not to approve a bonus, if at all, until after negotiations with the bidders were complete and definitive documentation was signed.

        Following the Board meeting, the representatives of J.P. Morgan and DLA Piper continued to negotiate with the bidders. Each of the bidders was instructed to submit its best and final offer in writing and to represent in such writing that the offer was best and final. To provide further assurance that the offers were best and final and that the successful bidder would enter into definitive documentation on the terms proposed, the representatives of J.P. Morgan, after discussion and with the approval of Mr. Waterhouse, communicated to the bidders that J.P. Morgan would propose to the Board that, if the Board accepted an offer, that the Company would agree to work exclusively with the successful bidder, without any obligation to take any action inconsistent with the fiduciary duties of the Board and without any obligation to enter into an agreement or consummate a transaction with the successful bidder, to finalize, execute and deliver the documentation but that such exclusivity period would lapse after six hours if definitive documentation had not been signed.

        The meeting of the Board was then scheduled to reconvene at 1:00 a.m. CDT on October 21, 2015. Prior to the meeting, the Sponsor D / Sponsor F Group submitted a revised offer of $60.06 per share, and Silver Lake and Thoma Bravo submitted a revised offer of $60.10 per share. Each offer was in writing, and each offer represented in such writing that the offer was best and final and that each bidder was prepared to enter into definitive documentation shortly following approval of a transaction.

        The Board reconvened its meeting at 1:00 a.m. CDT on October 21, 2015 and in attendance were certain members of senior management and representatives of J.P. Morgan and DLA Piper. The representatives of DLA Piper provided an update on the terms of the Merger Agreement and other definitive documentation and reviewed the financing commitments and related arrangements of each bidder. The representatives of J.P. Morgan updated the Board on the negotiations since the adjournment of the prior meeting and reviewed the terms of each offer, the financing arrangements of each bidder and the potential impact on the sale process if extended further. J.P. Morgan verbally indicated that, based upon and subject to the factors and assumptions previously discussed by J.P. Morgan, the per share price in cash to be paid to the holders of shares of the Company Common Stock pursuant to the Merger Agreement would be fair, from a financial point of view, to such holders. Following discussion, the Board unanimously approved the Merger and the entry into the Merger Agreement with Silver Lake and Thoma Bravo, in substantially the form and on the terms presented to the Board, and resolved to recommend that the stockholders of the Company adopt the Merger Agreement. The Board authorized the members of management to execute definitive documentation on substantially the same terms as described to the Board. The Board discussed and authorized the proposed exclusivity arrangement to ensure that Silver Lake and Thoma Bravo executed the Merger Agreement and other definitive documentation on the terms proposed. The Board then instructed management and the representatives of J.P. Morgan and DLA Piper to proceed with Silver Lake and Thoma Bravo to finalize the Merger Agreement and other definitive documentation on the basis outlined in the meeting. Following this meeting, J.P. Morgan delivered its written opinion to the Board, dated October 21, 2015, to the effect that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid to the Holders in the proposed Merger was fair, from a financial point of view, to such Holders. The full text of the written opinion of J.P. Morgan, dated October 21, 2015, is attached as Annex C to this proxy statement and is described in more detail below under "Opinion of J.P. Morgan Securities LLC."

        On the morning of October 21, 2015, the parties executed the Merger Agreement and other definitive documentation. The Company issued a press release announcing the entry into the Merger Agreement.

Recommendation of the Board of Directors and Reasons for the Merger

Recommendation of the Board of Directors

        The Board unanimously recommends that you vote "FOR" approval of the proposal to adopt the Merger Agreement, "FOR" approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies and "FOR" approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the Merger.

Board of Directors

        In evaluating the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the Board consulted with the Company's senior management, as well as representatives of its financial advisor and outside legal counsel. In the course of making its determination that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, the Company and its stockholders and to recommend that the Board approve and declare advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, the Board considered numerous factors, including the following non-exhaustive list of material factors and benefits of the Merger, each of which the Board believed supported its determination and recommendation:

  •
  Per Share Merger Consideration.  The Board considered:

  •
  the current and historical market prices of our Common Stock, including the performance of our Common Stock relative to other participants in the Company's industry;

  •
  the fact that the Per Share Merger Consideration represents an unaffected premium of 43.5% over the closing price of Company shares on October 8, 2015, one day prior to the Company's announcement that it was exploring strategic alternatives and the subsequent increase in trading price and volume of the Company shares; and

  •
  the fact that the Per Share Merger Consideration represents a premium of 19.7% over the closing price of Company Common Stock on October 20, 2015, the last trading day before the announcement of the Merger Agreement.

  •
  Business and Financial Condition of the Company.  The Board considered the Company's business and industry, financial condition, historical and projected financial performance, competitive position and assets and prospects.

  •
  Risks and Uncertainties.  The Board considered, among other factors, that Company stockholders would continue to be subject to significant risks and uncertainties if the Company remained an independent public company including:

  •
  the risks set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K;

  •
  the uncertainty of whether future trading values would reach the Per Share Merger Consideration as compared to the certainty of realizing a compelling value for shares of Company Common Stock in the Merger;

  •
  that the Company's standalone plan is based on assumptions that are difficult to project and are subject to a high levels of uncertainty and variability, including its ability to develop products for, and the market's acceptance of, its "Hybrid IT" strategy;

    •
    the pace and magnitude of on-going changes in the market for the Company's products resulting from the transition from on-premise to cloud-based technologies by its customers and industry participants generally;

    •
    the competitive risks to the Company's business from existing and new entrants to the Company's industry;

    •
    that the process for developing new products requires long-term and strategic investments and the risk that the Company would not be able to realize favorable returns from these investments;

    •
    the risk that the Company will not be to attract and retain customers or maintain pricing consistent with its standalone plan;

    •
    general macroeconomic challenges and economic weakness that could result in reduced spending for global information technology products and services and the related challenges for the Company to accurately forecast demand for its products and services; and

    •
    that the Company's failure to achieve forecasted revenue in its fiscal quarter ended June 30, 2015 may be evidence of increasing risk to the Company's business and its ability to realize its standalone plan.

  •
  Quality of the Sale Process.  The Board considered:

  •
  that 5 of the 6 directors on the Board were independent and disinterested and were actively involved throughout the sale process including the day-to-day involvement and oversight by Mr. Waterhouse, an independent director;

  •
  that the Board thoroughly considered each of the potential financial and strategic acquirors most likely and capable of acquiring the Company;

  •
  that representatives of the Company's financial advisor made contact with numerous financial sponsors and potential strategic acquirors to see if they would be interested in acquiring the Company;

  •
  that the Company publicly announced on October 9, 2015 that the Board was reviewing strategic alternatives;

  •
  that only one strategic acquiror contacted engaged in any discussion regarding a potential acquisition of the Company, that no strategic acquiror contacted made an offer to acquire the Company and that no strategic acquirors initiated contact with the Company about an acquisition following the October 9, 2015 announcement;

  •
  that each of the bidders conducted substantial diligence on the Company and its business prior to submitting final bids;

  •
  the significant increase in value to the Company's stockholders from the unsolicited offer by Thoma Bravo to acquire the Company on August 17, 2015 of $52.00 per share, to the offer by Thoma Bravo on October 16, 2015 of $56.00 per share to the final Per Share Merger Consideration of $60.10;

  •
  the series of increasingly higher offers to acquire the Company and the intensity of the competition among the bidders; and

  •
  that the Per Share Merger Consideration of $60.10 was the highest offer received.

  •
  Negotiation Process.  The Board considered the fact that the terms of the Merger Agreement were the result of robust arm's-length negotiations conducted by the Company, with the knowledge and at the direction of the Board, and with the assistance of independent financial advisors and outside legal counsel.

  •
  J.P. Morgan's Financial Presentation.  The Board considered the financial analyses of J.P. Morgan that were performed in connection with the written opinion of J.P. Morgan dated October 21, 2015, to the effect that, as of such date and based upon and subject to the various factors and assumptions set forth in the written opinion, the consideration to be paid to the Holders in the proposed Merger was fair, from a financial point of view, to such Holders, as more fully described below under the heading "—Opinion of J.P. Morgan Securities LLC."

  •
  Certainty of Consideration.  The Board considered the all-cash nature of the consideration to be paid in the Merger, which allows Company stockholders to realize immediate value, in cash, for their investment in the Company, while avoiding the Company's significant business risks and while also providing Company stockholders certainty of value and liquidity for their shares.

  •
  Management Projections.  The Board considered certain forecasts for the Company prepared by Company management, which reflect an application of various assumptions of the Company's senior management. The Board considered the inherent uncertainty of attaining management's forecasts, including those set forth in "—Management Projections," and that as a result the Company's actual financial results in future periods could differ materially from management's forecasted results.

  •
  Likelihood of Completion; Certainty of Payment.  The Board considered its belief that, absent a superior proposal, the Merger represented a transaction that would likely be consummated based on, among other factors:

  •
  the absence of any financing condition to consummation of the Merger;

  •
  the reputations and financial conditions of Silver Lake and Thoma Bravo and their proven ability to complete acquisition transactions;

  •
  the fact that the conditions to the closing of the Merger are specific and limited in scope and do not require management participation in the transaction; and

  •
  the Company's ability to request that the Delaware Court of Chancery (or, if the Delaware Court of Chancery lacks subject matter jurisdiction, any federal court located in the County of New Castle, Delaware) specifically enforce the Merger Agreement, including the consummation of the Merger, under certain circumstances described in "The Merger Agreement—Specific Performance."

  •
  Other Terms of the Merger Agreement.  The Board considered other terms of the Merger Agreement, which are more fully described below under the heading "The Merger Agreement." Certain provisions of the Merger Agreement that the Board considered significant include:

  •
  Ability to Respond to Unsolicited Acquisition Proposals.  Prior to the receipt of the Company stockholder approval, the Company may provide confidential information and/or engage in discussions or negotiations in connection with a bona fide written acquisition proposal (as more fully described below under the headings "The Merger Agreement—Change in Recommendation or Alternative Acquisition Agreement") if the Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that such acquisition proposal either constitutes a superior proposal or is reasonably likely to result in a superior proposal and that the failure to take such action would be inconsistent with the directors' fiduciary duties under applicable law, subject to certain notice requirements in favor of Parent and the entry into an acceptable confidentiality agreement;

    •
    Change in Recommendation in Response to a Superior Proposal.  The ability of the Company to terminate the Merger Agreement in order to accept a superior proposal, subject to Silver Lake's and Thoma Bravo's ability to match such superior proposal and subject to paying Parent a termination fee of $159 million and other conditions of the Merger Agreement (as more fully described below under the heading "The Merger Agreement—Termination Fee");

    •
    Company Termination Fee.  The fact that the Board believed that the termination fee described above is approximately 3.5% of the purchase price of the Company, which amount the Board believed was reasonable in light of, among other things, the typical size of such termination fees in similar transactions, the benefits of the Merger to the Company's stockholders and the likelihood that a fee of such size would not be preclusive of other offers;

    •
    Termination Date.  The Termination Date under the Merger Agreement on which either party, subject to certain exceptions, can terminate the Merger Agreement allows for sufficient time to consummate the Merger, while minimizing the length of time during which the Company would be required to operate subject to the restrictions on interim operations set forth in the Merger Agreement;

    •
    Efforts to Complete the Merger.  The Merger Agreement requires Parent to use its reasonable best efforts to obtain applicable regulatory approvals to consummate the Merger as further described below under the heading "The Merger Agreement—Regulatory Approvals;" and

    •
    Appraisal Rights.  The availability of statutory appraisal rights under the DGCL in connection with the Merger.

  •
  Financing-Related Terms.  The Board considered:

  •
  the uncertainty and volatility in the credit financing market and its effect on a bidder's ability to finance an acquisition of the Company;

  •
  Parent's receipt of the executed Initial Debt Commitment Letter, which contained a commitment with respect to certain debt financing, on the terms and subject to the conditions of such commitment letter from Goldman Sachs Bank USA, a well-known entity with significant experience in similar lending transactions and a strong reputation for honoring the terms of its commitment letters, which, in the reasonable judgment of the Board, increased the likelihood of such financing being completed. The Initial Debt Commitment Letter was subsequently amended and restated in the form of the Debt Commitment Letter to provide a senior secured first lien term facility, a senior secured first lien revolving credit facility and a senior secured second lien notes of up to $2.205 billion in the aggregate;

  •
  Parent's receipt of Initial Equity Commitment Letters provided by each of Silver Lake and Thoma Bravo to fund up to a maximum amount of $1.20 billion each for the equity portion of the financing (such Initial Equity Commitment Letters were subsequently amended and restated in the form of the Equity Commitment Letters to provide a maximum of $1.21 billion each);

  •
  the fact that Parent was required to take all actions to obtain the equity financing contemplated by the Initial Equity Commitment Letters, and to use reasonable best efforts to cause the Debt Financing Sources that are party to the Initial Debt Commitment Letter, to fund the Debt Financing at the closing, upon the satisfaction of the conditions to such financings;

    •
    the limited number and nature of the conditions to funding set forth in the Initial Debt Commitment Letter and Initial Equity Commitment Letters and the expectation that such conditions would be timely met and that the financing would be provided in a timely manner;

    •
    the requirement in the Merger Agreement, if Parent and Merger Sub fail to effect the closing under certain circumstances, for Parent to pay the Parent termination fee of $318 million without the Company having to establish any damages;

    •
    the Limited Guarantees provided by Silver Lake and Thoma Bravo in favor of the Company that guarantee the payment of the Parent termination fee; and

    •
    the specific right of the Company to obtain an injunction, or other appropriate form of specific performance or equitable relief, in connection with enforcing Parent's obligation to cause the Equity Financing to be provided by Silver Lake and Thoma Bravo to be funded, subject to the terms and conditions of the Merger Agreement as more fully described below under the heading "The Merger Agreement—Specific Performance."

        The Board also considered a number of uncertainties, risks and potentially negative factors in its deliberations concerning the Merger and the other transactions contemplated by the Merger Agreement, including the following:

  •
  No Participation in the Company's Future.  The Board considered that if the Merger is consummated, Company stockholders will receive the Per Share Merger Consideration in cash and will no longer have the opportunity to participate in any future earnings or growth of the Company or benefit from any potential future appreciation in the value of Company shares, including any value that could be achieved if the Company engages in future strategic or other transactions;

  •
  Non-Solicitation Covenant.  The Board considered that the Merger Agreement imposes restrictions on the Company's solicitation of acquisition proposals from third parties. However, based upon the process to review strategic alternatives described above in "—Background of the Merger," including the Company's October 9, 2015 press release announcing its exploration of strategic alternatives and the fact that the most likely potential acquirors of the Company were contacted during such process, the Board believed it had a strong basis for determining that the Merger was the best transaction reasonably likely to be available to the Company;

  •
  Expense Reimbursement and Termination Fees.  The Board considered the fact that the Company must pay Parent a termination fee of $159 million if the Merger Agreement is terminated under certain circumstances, including to accept a superior proposal, and that the amount of the termination fee is comparable to termination fees in transactions of a similar size, is reasonable, would not likely deter competing bids and would not likely be required to be paid unless the Company entered into a more favorable transaction. Additionally, the Board considered the fact that the Company must reimburse Parent's expenses up to $5 million if the Merger Agreement is terminated under certain circumstances, with the amount of such expenses deducted from any termination fee that subsequently becomes payable by the Company. The Board also recognized that the provisions in the Merger Agreement relating to these fees and expenses were insisted upon by Parent as a condition to entering into the Merger Agreement;

  •
  Interim Operating Covenants.  The Board considered that the Merger Agreement imposes restrictions on the conduct of the Company's business prior to the consummation of the Merger, requiring the Company and its subsidiaries to conduct their business in all material respects in the ordinary course of business and to use commercially reasonable best efforts to preserve their business organizations substantially intact, customers and suppliers having significant business dealings with them and keep available the services of their key employees, and that may limit the Company and its subsidiaries from taking specified actions, which may delay or prevent the Company from undertaking business opportunities that may arise pending completion of the Merger;

  •
  Risks the Merger May Not Be Completed.  The Board considered the risk that the conditions to the Merger may not be satisfied and that, therefore, the Merger would not be consummated. The Board also considered the risks and costs to the Company if the Merger is not consummated, including the diversion of management and employee attention, potential employee attrition, the potential effect on the Company's business operations, including its relationships with vendors, distributors, customers, partners and others that do business with the Company, and the potential effect on the trading price of Company shares;

  •
  Parent Termination Fee.  The Board considered the fact that the Company is entering into a Merger Agreement with a newly formed entity without any material assets and, accordingly, that the Company's monetary remedy in connection with a breach of the Merger Agreement by Parent or Merger Sub is limited to the payment of the $318 million Parent termination fee under certain circumstances which may not be sufficient to compensate the Company for losses suffered as a result of a breach of the Merger Agreement by Parent or Merger Sub;

  •
  Potential Conflicts of Interest.  The Board considered the potential conflict of interest created by the fact that the Company's executive officers and directors have financial interests in the transactions contemplated by the Merger Agreement, including the Merger, that may be different from or in addition to those of other stockholders, as more fully described under the heading "—Interests of Certain Persons in the Merger;" and

  •
  Tax Treatment.  The Board considered that the receipt of the Per Share Merger Consideration will generally be taxable to stockholders of the Company. The Board believed that this was mitigated by the fact that the entire Per Share Merger Consideration would be cash, providing adequate cash for the payment of any taxes due.

        The foregoing discussion is not meant to be exhaustive, but summarizes many, if not all, of the material factors considered by the Board in its consideration of the Merger. After considering these and other factors, the Board concluded that the potential benefits of the Merger outweighed the uncertainties and risks. In view of the variety of factors considered by the Board and the complexity of these factors, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Board applied his or her own personal business judgment to the process and may have assigned different weights to different factors. Upon due consideration of these and other factors, the Board believed that, overall, the potential benefits of the Merger to the Company's stockholders outweighed the risks and uncertainties of the Merger and unanimously adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and recommends that stockholders adopt the Merger Agreement based upon the totality of the information presented to and considered by the Board.

Opinion of J.P. Morgan Securities LLC

        Pursuant to an engagement letter dated September 2, 2015, the Company retained J.P. Morgan as its financial advisor in connection with the proposed Merger.

        J.P. Morgan delivered its written opinion to the Board, dated October 21, 2015, to the effect that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid to the holders of Company Common Stock other than Merger Sub (such holders other than Merger Sub, the "Holders") in the proposed Merger was fair, from a financial point of view, to such Holders.

        The full text of the written opinion of J.P. Morgan, dated October 21, 2015, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex C to this Proxy Statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion. The Company's stockholders are urged to read the opinion in its entirety. J.P. Morgan's written opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger, was directed only to the consideration to be paid to the Holders in the proposed Merger and did not address any other aspect of the proposed Merger. J.P. Morgan expressed no opinion as to the fairness of any consideration paid in connection with the Merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed Merger. The issuance of J.P. Morgan's opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the proposed Merger or any other matter.

        In arriving at its opinion, J.P. Morgan, among other things:

  •
  reviewed a draft dated October 18, 2015 of the Agreement and Plan of Merger that was made and entered into as of October 21, 2015 by and among the Company, Parent and Merger Sub (such Agreement and Plan of Merger, the "Agreement");

  •
  reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;

  •
  compared the proposed financial terms of the proposed Merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

  •
  compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies;

  •
  reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and

  •
  performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

        In addition, J.P. Morgan held discussions with certain members of the management of the Company with respect to certain aspects of the proposed Merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

        In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify (and did not assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company or Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the proposed Merger and the other transactions contemplated by the Agreement will be consummated as described in the Agreement and this Proxy Statement, and that the definitive Agreement would not differ in any material respects from the draft thereof furnished to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by the Company and Parent and Merger Sub (and their affiliates) in the Agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the proposed Merger will be obtained without any adverse effect on the Company or on the contemplated benefits of the proposed Merger.

        J.P. Morgan's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan's opinion noted that subsequent developments may affect J.P. Morgan's opinion, and that J.P. Morgan does not have any obligation to update, revise or reaffirm such opinion. J.P. Morgan's opinion is limited to the fairness, from a financial point of view, of the consideration to be paid to the Holders in the proposed Merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration paid in connection with the proposed Merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed Merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed Merger, or any class of such persons relative to the consideration to be paid to the Holders in the proposed Merger or with respect to the fairness of any such compensation. The terms of the Agreement, including the consideration, were determined through arm's length negotiations between the Company and Parent, and the decision to enter into the Agreement was solely that of the Board. J.P. Morgan's opinion and financial analyses were only one of the many factors considered by the Board in its evaluation of the proposed Merger and should not be viewed as determinative of the views of the Board or management with respect to the proposed Merger or the consideration to be paid in the proposed Merger.

        In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodology in reaching its opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with rendering its opinion to the Board and contained in the presentation delivered to the Board in connection with J.P. Morgan's opinion, and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan's analyses.

Public Trading Multiples

        Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be analogous to the Company. The companies selected by J.P. Morgan were as follows:

  •
  Barracuda Networks, Inc.

  •
  CA, Inc.

  •
  Citrix Systems, Inc.

  •
  CommVault Systems, Inc.

  •
  The Descartes Systems Group, Inc.

  •
  Infoblox, Inc.

  •
  LogMeIn, Inc.

  •
  Micro Focus International PLC

  •
  Progress Software Corporation

  •
  Qualys, Inc.

  •
  VMware, Inc.

        For each of the selected companies listed above, J.P. Morgan calculated the multiple of firm value ("FV") to estimated unlevered free cash flow ("uFCF") for calendar year 2016. uFCF is defined as operating cash flow less cash-based capital expenditures less after tax net interest income. The multiples were based on the selected companies' closing share prices on October 20, 2015 and publicly available Wall Street analysts' consensus estimates.

Selected Company	FV / uFCF CY2016E
Barracuda Networks, Inc.	14.1x
CA, Inc.	11.7x
Citrix Systems, Inc.	12.8x
CommVault Systems, Inc.	16.0x
The Descartes Systems Group, Inc.	21.4x
Infoblox, Inc.	13.4x
LogMeIn, Inc.	19.9x
Micro Focus International PLC	13.9x
Progress Software Corporation	13.7x
Qualys, Inc.	26.2x
VMware, Inc.*	15.2x

*
Based on the closing share price of VMware, Inc. common stock on October 7, 2015 (which J.P. Morgan considered to be the last full "unaffected" trading day before the publication of press reports regarding a potential transaction between Dell Inc. and EMC Corp.).

        Based on the results of this analysis, J.P Morgan selected a multiple reference range of 12.0x to 20.0x for FV/uFCF 2016E. This range was then applied to Company management's estimated unlevered free cash flow for the Company for fiscal year 2016, yielding an implied equity value range for the Company Common Stock, rounded to the nearest $0.25, of $38.50 to $62.75 per share.

Selected Transaction Analysis

        Using publicly available information, J.P. Morgan reviewed selected transactions involving companies that engaged in businesses that J.P. Morgan judged to be analogous to the Company's businesses, separating them into strategic and sponsor-led transactions. Specifically, J.P. Morgan reviewed the following transactions:

Strategic Transactions

Date Announced	Target	Buyer	FV / NTM EBITDA
August 2011	Autonomy Corporation PLC	Hewlett-Packard Company	22.6x
October 2011	RightNow Technologies, Inc.	Oracle Corporation	34.2x
February 2012	Taleo Corporation	Oracle Corporation	25.1x
July 2012	Quest Software, Inc.	Dell, Inc.	9.6x
August 2012	Kenexa	International Business Machines Corporation	18.8x
July 2013	SourceFire, Inc.	Cisco Systems, Inc.	42.5x
June 2014	MICROS Systems, Inc.	Oracle Corporation	14.0x
February 2015	Advent Software	SS&C Technologies Holdings, Inc.	18.4x

Sponsor Transactions

Date Announced	Target	Buyer	FV / NTM EBITDA
November 2010	Novell, Inc.	Attachmate Corporation	7.4x
April 2011	Epicor Software Corp.	Apax Partners	12.0x
April 2011	Lawson Software, Inc.	Golden Gate Capital Partners	11.0x
July 2011	Blackboard Inc.	Providence Equity Partners, Inc.	13.5x
March 2012	Misys PLC	Vista Equity Partners	9.3x
August 2012	Deltek, Inc.	Thoma Bravo, LLC	9.5x
November 2012	JDA Software Group, Inc.	RedPrairie Corporation	9.4x
May 2013	BMC Software, Inc.	Bain Capital LLC	7.5x
September 2014	TIBCO Software, Inc.	Vista Equity Partners	17.4x
November 2014	Compuware Corporation	Thoma Bravo, LLC	10.8x
December 2014	Riverbed Technology, Inc.	Thoma Bravo, LLC	10.4x
April 2015	Informatica Corporation	Permira, LLP	18.2x
September 2015	Solera Holdings, Inc.	Vista Equity Partners	12.8x

        For each of the selected transactions, J.P. Morgan calculated the multiple of the target company's FV as of the date of announcement of the applicable transaction to the target company's earnings before interest, taxes, depreciation and amortization ("EBITDA") for the twelve-month period following the announcement date of the applicable transaction, which is referred to below as NTM EBITDA. Based on the results of this analysis, J.P. Morgan selected a multiple reference range of 10.0x to 18.0x for FV/NTM EBITDA. This range was then applied to Company management's estimated EBITDA for the Company for fiscal year 2016, yielding an implied equity value range for the Company Common Stock, rounded to the nearest $0.25, of $37.00 to $64.75 per share.

Discounted Cash Flow Analysis

        J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share for the Company Common Stock. J.P. Morgan calculated the uFCF that the Company is expected to generate during the fourth quarter of fiscal year 2015 through fiscal year 2024 based upon (i) in respect of the fourth quarter of fiscal year 2015 through 2020, financial projections prepared by the management of the Company (the "Company Management Projections") and (ii) in respect of 2021 through 2024, extrapolations from the Company Management Projections that were reviewed and approved by the Company's management for J.P. Morgan's use in connection with its financial analyses and rendering its opinion to the Board. J.P. Morgan also calculated a range of terminal values of the Company by applying perpetual growth rates ranging from 2.5% to 3.5% of the unlevered free cash flow of the Company during the terminal year. The unlevered free cash flows and the range of terminal values were then discounted to present values using a range of discount rates ranging from 9.0% to 11.0%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company and were applied using the mid-year convention for discounting. The present value of the unlevered free cash flows and the range of terminal values were then adjusted for the Company's net cash. Based on the foregoing, the discounted cash flow analysis indicated a range of implied equity values of the Company Common Stock, rounded to the nearest $0.25, of $44.75 to $64.25 per share on a stand-alone basis.

Miscellaneous

        The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected companies reviewed as described in the above summary is identical to the Company, and none of the selected transactions reviewed was identical to the proposed Merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan's analysis, may be considered similar to those of the Company. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan's analysis, may be considered similar to the proposed Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the transactions compared to the proposed Merger.

        As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the proposed Merger and to deliver an opinion to the Board with respect to the proposed Merger on the basis of such experience and its familiarity with the Company.

        For services rendered in connection with the proposed Merger and the delivery of its opinion, the Company has agreed to pay J.P. Morgan a transaction fee of 0.875% of the total consideration to be paid to the holders of Company Common Stock, $3.5 million of which was payable upon the earlier of the public announcement of the proposed Merger or delivery by J.P. Morgan of its opinion, and a break fee equal to 25% of the difference of any break-up fee received by the Company or its affiliates or subsidiaries minus the Company's unreimbursed expenses (other than fees to J.P. Morgan) in connection with the proposed Merger; provided that in no event shall any break fee payable to J.P. Morgan, together with other fees paid to J.P. Morgan in connection with the proposed Merger, exceed the amount of the fee that would have been payable to J.P. Morgan had the proposed Merger been consummated. In addition, the Company has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of its engagement.

        During the two years preceding the date of this letter, neither J.P. Morgan nor its affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company, Parent, Merger Sub, Silver Lake or Thoma Bravo (Silver Lake, together with Thoma Bravo, the "Acquirors"). During the two years preceding the date of this letter, J.P. Morgan and its affiliates have provided financial advisory, equity and debt underwriting and bank financing services to portfolio companies of the Acquirors that are unrelated to the proposed Merger. In addition, J.P. Morgan's commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company, for which it receives customary compensation or other financial benefits. During the two years preceding the date of this letter, J.P. Morgan and its affiliates have provided treasury services to the Company and Silver Lake for customary compensation. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of the Company and those of the Acquirors and affiliates and portfolio companies of the Acquirors for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding Common Stock of the Company or Merger Sub and none of any similar equity interests of the Acquirors or Parent.

Management Projections

        The Company does not, as a matter of course, publicly disclose projections as to its future financial performance. However, in connection with the comprehensive strategic and financial review process as described in this proxy statement, management prepared certain unaudited forecasts (the "Management Projections"), which were provided to the board of directors, J.P. Morgan and parties potentially interested in a transaction with the Company, including Parent.

        The Management Projections were not prepared with a view to public disclosure and are included in this proxy statement only because the Management Projections were made available to participants in the strategic and financial review process in connection with their due diligence review of the Company, and made available to J.P. Morgan for use in connection with its financial analyses. The Management Projections were not prepared with a view to compliance with (1) generally accepted accounting principles in the U.S. ("GAAP") in the United States or any other jurisdiction, (2) the published guidelines of the SEC regarding projections and forward-looking statements; or (3) the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither the Company's independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, examined, or performed any procedures with respect to the Management Projections or expressed any opinion or given any form of assurance with respect thereto or their achievability. The report of the Company's independent registered public accounting firm incorporated by reference relates to the Company's historical financing information only and does not extend to the prospective financial information and should not be read to do so. The summary of the Management Projections is included solely to give stockholders of the Company access to certain financial projections that were made available to the board of directors, J.P. Morgan and parties potentially interested in a transaction with the Company, including Parent.

        Although a summary of the Management Projections is presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by the Company's management that management believed were reasonable at the time the Management Projections were prepared, taking into account the relevant information available to the Company's management at the time. However, this information should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the Management Projections not to be achieved include general economic conditions, regulatory conditions, financial market conditions, the Company's ability to achieve forecasted sales, accuracy of certain accounting assumptions, changes in actual or projected cash flows, competitive pressures and changes in tax laws. The Management Projections also reflect assumptions as to certain business decisions that are subject to change. In addition, the Management Projections do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the Merger. As a result, there can be no assurance that the Management Projections will be realized, and actual results may be materially better or worse than those contained in the Management Projections. The Management Projections cover multiple years, and such information by its nature becomes less reliable with each successive year.

        The inclusion of the Management Projections in this proxy statement should not be regarded as an indication that the board of directors, the Company, J.P. Morgan or any of their respective affiliates or representatives or any other recipient of this information considered, or now considers, the Management Projections to be predictive of actual future results. The summary of the Management Projections is not included in this proxy statement in order to induce any stockholder to vote in favor of the proposal to adopt the Merger Agreement or any of the other proposals to be voted on at the Special Meeting or for any other purpose. We do not intend to update or otherwise revise the Management Projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Management Projections are shown to be in error or no longer appropriate, except as otherwise required by law. In light of the foregoing factors and the uncertainties inherent in the Management Projections, stockholders are cautioned not to place undue, if any, reliance on the projections included in this proxy statement.

        Neither the Company, Parent nor any of their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any Company stockholder or other person regarding the ultimate performance of the Company compared to the information contained in the Management Projections or that the Management Projections will be achieved. The Company has made no representation to Parent or Merger Sub, in the Merger Agreement or otherwise, concerning the Management Projections.

        The Management Projections and the accompanying tables contain non-GAAP operating income and EBITDA, which are non-GAAP financial measures within the meaning of applicable rules and regulations of the SEC. The Company believes both measures are helpful in understanding its past financial performance and future results. These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP and the reconciliation to GAAP measures presented herein. The Company's management regularly uses the Company's non-GAAP operating income internally to understand and manage the business and forecast future periods. We believe that EBITDA is frequently used by (a) securities analysts, investors and other interested parties in their evaluation of companies, many of which present an EBITDA measure when reporting their results, and (b) parties such as those potentially interested in a transaction with the Company that may secure debt financing, as creditors providing such debt financing typically use EBITDA as a key metric to assess the credit worthiness of an underlying company. The Management Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company in its public filings with the SEC.

The following table summarizes the Management Projections. The Management Projections are forward-looking statements. For information on factors that may cause the Company's future results to materially vary, see the information under the section captioned "Cautionary Statement Regarding Forward-Looking Statements."

($ in millions)	FY 2015E	FY 2016E	FY 2017E	FY 2018E	FY 2019E	FY 2020E
Revenue	$507	$604	$697	$789	$878	$970
Non-GAAP Operating Income	$212	$259	$296	$333	$371	$408
EBITDA	$220	$269	$310	$349	$389	$428
Free Cash Flow	$188	$235	$267	$304	$339	$373

        The above non-GAAP financial measures exclude, among other items, amortization of intangible assets, stock-based compensation expense, acquisition-related adjustments and restructuring charges. The Company is unable to provide a reconciliation of GAAP operating income to each of non-GAAP operating income and EBITDA because of the difficulty in predicting the adjusting items in future periods. For instance, the Company cannot reasonably estimate the expected stock-based compensation expense for these future periods as the amounts depend upon such factors as the future valuation of the Company for purposes of computation. In addition, costs related to non-recurring items such as acquisitions and restructuring events are not costs that the Company can estimate because they are a function of what non-recurring items, if any, occur and the kind of costs incurred in connection with any such non-recurring items.

        As noted above, the Management Projections reflect numerous estimates and assumptions made with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to our business, all of which are difficult to predict and many of which are beyond our control.

Financing of the Merger

        We anticipate that the total funds needed by Parent and Merger Sub to:

  •
  pay our stockholders and holders of equity awards the amounts due to them under the Merger Agreement;

  •
  pay related fees and expenses in connection with the Merger and associated transactions; and

  •
  repay or refinance the outstanding indebtedness of the Company that will be payable as a result of the Merger will be approximately $4.7 billion.

        We anticipate that the funds needed to pay the amounts described above will be obtained as follows:

  •
  Equity Financing to be provided to Parent by Thoma Bravo or other parties to whom it assigns a portion of its commitment, in an aggregate amount of up to $1.21 billion;

  •
  Equity Financing to be provided to Parent by Silver Lake or other parties to whom it assigns a portion of its commitment, in an aggregate amount of up to $1.21 billion;

  •
  Debt Financing to Parent and Merger Sub in the form of a senior secured first lien term facility, a senior secured first lien revolving credit facility and senior secured second lien notes issued and sold in a private placement of up to $2.205 billion in the aggregate, on the terms and subject to the conditions set forth in the Debt Commitment Letter. The senior secured first lien term facility will be in an aggregate principal amount of $1.5 billion and is expected to include a $1.250 billion US Dollar denominated first lien term loan facility and a $250 million US Dollar equivalent first lien term loan facility denominated in Euro. The senior secured first lien revolving credit facility will be in an aggregate principal amount of $125 million and senior secured second lien notes in an aggregate principal amount of $580 million will be issued and sold in a private placement; and

  •
  cash of the Company expected to be on hand and available at the closing in an amount of approximately $150 million.

        We believe the amounts committed under the Equity Commitment Letters and the Debt Commitment Letter, each as described below, will be sufficient to complete the Merger and pay related fees and expenses in connection with the Merger and associated transactions and repay or refinance the outstanding indebtedness of the Company that will be payable as a result of the Merger, but we cannot assure you of that. Those amounts may be insufficient if, among other things, Silver Lake and/or Thoma Bravo fail to purchase their respective committed amounts in breach of their respective Equity Commitment Letters, the commitment parties under the Debt Commitment Letter fail to fund the committed amounts in breach of such Debt Commitment Letter, the outstanding indebtedness of the Company at the closing of the Merger is greater than anticipated or the fees, expenses or other amounts required to be paid in connection with the Merger are greater than anticipated.

  Equity Commitments

        Parent has entered into the Equity Commitment Letters, each dated as of October 28, 2015, with each of Thoma Bravo and Silver Lake, respectively, pursuant to which Thoma Bravo and Silver Lake committed to capitalize Parent, at or immediately prior to the Effective Time of the Merger, with an aggregate common equity contribution in an amount of up to $2.42 billion, subject to the terms and conditions set forth therein. Under certain circumstances, the Company is entitled to seek specific performance to cause Parent to draw down the full proceeds of the Equity Financing in connection with the consummation of the Merger pursuant to the terms and conditions of the Equity Commitment Letters and the Merger Agreement.

  Debt Commitments

        Parent and Merger Sub have entered into the Debt Commitment Letter pursuant to which the Debt Financing Sources have committed to provide Debt Financing to Parent and Merger Sub in the form of a senior secured first lien term facility and senior secured second lien notes issued and sold in a private placement of up to $2.08 billion in the aggregate, on the terms and subject to the conditions set forth in the Debt Commitment Letter. The senior secured first lien term facility will be in an aggregate principal amount of $1.5 billion and is expected to include a $1.25 billion US Dollar denominated first lien term loan facility and a $250 million US Dollar equivalent term first lien loan facility denominated in Euro. Senior secured second lien notes in an aggregate principal amount of $580 million will be issued and sold in a private placement, on the terms and subject to the conditions set forth in the Debt Commitment Letter. Certain of the Debt Financing Sources have also committed, on the terms and subject to the conditions set forth in the Debt Commitment Letter, to provide a $125 million senior secured first lien revolving credit facility.

Limited Guarantees

        Pursuant to two Limited Guarantees, each dated October 21, 2015, delivered by each of Silver Lake and Thoma Bravo, as the Guarantors in favor of the Company, each of the Guarantors has agreed to guarantee the due, prompt and complete payment to the Company of an amount equal to the Parent termination fee and certain indemnification and expense reimbursement obligations specified in the Merger Agreement, including the reimbursement and indemnification obligations of Parent and Merger Sub in connection with any costs and expenses incurred by the Company as a result of its cooperation with the arrangement of the Debt Financing (the "Guaranteed Obligations").

        Subject to specified exceptions, the Limited Guarantees will terminate upon the earliest of:

  •
  the Effective Time;

  •
  the valid termination of the Merger Agreement in accordance with its terms, other than a termination pursuant to which the Company would be entitled to its termination fee or those certain indemnification and expense reimbursements, in which case each of the Limited Guarantees will terminate on the one year anniversary of such termination unless the Company delivers a written notice with respect to the Guaranteed Obligations prior to such one year anniversary; provided that if the Merger Agreement has been so terminated and such notice has been provided, the Guarantors shall have no further liability or obligation under the Limited Guarantees from and after the earliest of (x) the consummation of the closing in accordance with the terms of the Merger Agreement, including payment of the aggregate Merger consideration in accordance with the Merger Agreement, (y) a final, non-appealable order of a court of competent jurisdiction determining that the Guarantors do not owe any amount under the Limited Guarantees, and (z) a written agreement among the Guarantors and the Company terminating the obligations and liabilities of the Guarantors pursuant to the Limited Guarantees; and

  •
  payment of the Guaranteed Obligations by the Guarantors, Parent or Merger Sub.

Closing and Effective Time of the Merger

        The Merger Agreement provides that the closing of the Merger will take place on the later of the (i) second business day following the date on which the last of the conditions to closing of the Merger (described under "The Merger Agreement—Conditions to Completion of the Merger") has been satisfied or waived (other than the conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the fulfillment or waiver of those conditions) and (ii) first business day after the final day of the marketing period (described below), or such earlier date as may be specified by Parent on no less than three business days' prior notice to the Company.

Payment of Merger Consideration and Surrender of Stock Certificates

        Each holder of record of a certificate representing shares of our Common Stock (other than holders of Excluded Shares) will be sent a letter of transmittal describing how such holder may exchange its shares of our Common Stock for the Per Share Merger Consideration promptly, and in any event within five business days, after the completion of the Merger.

        You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the exchange agent without a letter of transmittal.

        If you are a holder of record of our Common Stock, you will not be entitled to receive the Per Share Merger Consideration until you deliver a duly completed and executed letter of transmittal to the exchange agent. If your shares are certificated, you must also surrender your stock certificate or certificates to the exchange agent. If ownership of your shares is not registered in the transfer records of the Company, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by the certificate formerly representing such shares (or an affidavit of loss in lieu thereof accompanied by a bond if requested by Parent) and all documents reasonably required to evidence and effect transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

Interests of Certain Persons in the Merger

        In considering the recommendation of the Board with respect to the Merger, you should be aware that executive officers and directors of the Company may have certain interests in the Merger that may be different from, or in addition to, the interests of the Company's stockholders generally, as more fully described below. The Board was aware of and considered these interests to the extent that they existed at the time, among other matters, in evaluating the Merger and in recommending that the Merger Agreement be adopted by the stockholders of the Company.

  Arrangements with Parent

        As of the date of this proxy statement, none of our executive officers has entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates. Prior to or following the closing of the Merger (but not prior to the Company and Thoma Bravo and Silver Lake arriving at the $60.10 Per Share Merger Consideration), certain of our executive officers may have discussions, or may enter into agreements with, Parent or Merger Sub or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates.

  Indemnification and Insurance of Directors and Executive Officers

        The Surviving Corporation and its subsidiaries will honor and fulfill in all respects the obligations of the Company and its subsidiaries under any and all indemnification agreements between the Company or any of its subsidiaries and any of their respective current or former directors and officers for a period of six years following the Effective Time. The Surviving Corporation will indemnify, defend and hold harmless current or former directors and officers of the Company and its subsidiaries with respect to all acts or omissions by them in their capacities as such or any transactions contemplated by the Merger Agreement for a period of six years following the Effective Time. During such six-year time period, Parent also will cause the certificate of incorporation, bylaws or other organizational documents of the Surviving Corporation and its subsidiaries to contain provisions with respect to indemnification, advancement of expenses and limitation of director and officer liability that are at least as favorable to the current or former directors and officers of the Company and its subsidiaries as those set forth in the Company's and its subsidiaries' organizational documents as of the date of the Merger Agreement and will not amend, repeal or otherwise modify these provisions in the organizational documents in any manner except as required by law.

        The Merger Agreement also provides that, for a period of six years following the Effective Time, the Surviving Corporation will maintain in effect the Company's current directors' and officers' liability insurance in respect of acts or omissions occurring at or prior to the Effective Time on terms with respect to coverage and amount that are equivalent to those currently existing on the date of the signing of the Merger Agreement. Prior to the Effective Time, the Company may purchase a six-year "tail" policy and the Surviving Corporation will maintain such "tail" policy in full force and effect and continue to honor the obligations under the "tail" policy. This obligation is subject to an annual premium cap of 300% of the aggregate annual premiums currently paid by the Company for such coverage for its last full fiscal year. For more information, see the section of this proxy statement captioned "The Merger Agreement—Indemnification and Insurance."

  Treatment of Equity-Based Awards

  •
  Stock Options.  At the Effective Time of the Merger, each outstanding option to acquire our Common Stock, whether vested or unvested, will be canceled and converted into the right to receive an amount in cash equal to the product of (1) the Per Share Merger Consideration minus the applicable exercise price and (2) the number of shares subject to such option, without interest and less any required withholdings or deductions.

  •
  Non-2015 Plan Restricted Stock Units.  At the Effective Time of the Merger, any vesting conditions applicable to each outstanding RSU (other than the RSUs issued or granted under the 2015 Plan and RSUs held by certain of our management team members) will accelerate in full, and each RSU will be canceled, with the holder receiving a cash amount equal to the product of (1) the Per Share Merger Consideration and (2) the number of shares subject to such RSU, less any required withholdings or deductions. The payments in respect of such RSUs will be paid, without interest, as promptly as practicable, but in no event later than the date which is the later of (i) 5 business days following the Effective Time of the Merger and (ii) the date of the Company's first regularly scheduled payroll after the Effective Time.

  •
  Restricted Stock Units held by certain management team members.  At the Effective Time of the Merger, the vesting of 50% of the unvested portion of the RSUs held by certain of our management team members, including all our executive officers, (other than RSUs issued or granted under the 2015 Plan) will accelerate. Such persons will be entitled to receive a cash amount equal to the product of (1) the Per Share Merger Consideration and (2) the number of shares subject to the vested RSUs after giving effect to the 50% acceleration, less any required withholdings or deductions. The payments in respect of such RSUs will be paid, without interest, as promptly as practicable, but in no event later than the date which is the later of (i) 5 business days following the Effective Time of the Merger and (ii) the date of the Company's first regularly scheduled payroll after the Effective Time.

    At the Effective Time of the Merger, the remaining unvested RSUs held by such persons will be canceled and converted into a contingent right to receive a cash amount equal to the product of (1) the Per Share Merger Consideration and (2) the number of shares subject to such unvested RSUs, less any required withholdings or deductions, subject to the satisfaction of the vesting conditions applicable to the underlying RSUs as of the date of the Merger Agreement. The payments in respect of such RSUs will be paid, without interest, as promptly as practicable, but in no event later than the date which is the later of (i) 5 business days following the dates on which the vesting conditions are satisfied and (ii) the date of the Company's first regularly scheduled payroll after the dates on which the vesting conditions are satisfied.

  •
  2015 Plan Restricted Stock Units.  At the Effective Time of the Merger, any unvested RSUs issued or granted under the 2015 Plan will not accelerate in full but instead will be canceled and converted into a contingent right to receive a cash amount equal to the product of (1) the Per Share Merger Consideration and (2) the number of shares subject to such RSUs, less any required withholdings or deductions, subject to the holder of such RSUs being continuously employed with the Surviving Corporation until the date of satisfaction of the vesting conditions applicable to the underlying RSUs as of the date of the Merger Agreement. The payments in respect of such RSUs will be paid, without interest, as promptly as practicable, but in no event later than the date which is the later of (i) 5 business days following the dates on which the vesting conditions are satisfied and (ii) the date of the Company's first regularly scheduled payroll after the dates on which the vesting conditions are satisfied.

  Equity Interests of the Company's Named Executive Officers and Non-Employee Directors

        The following table sets forth the number of shares of Common Stock and the number of shares of Common Stock underlying equity awards that are currently held by each of the Company's executive officers and non-employee directors, in each case that either are currently vested or that will vest in connection with the Merger, assuming that the Effective Time occurred on December 1, 2015. These awards will be treated in the manner described above and will be paid in cash upon the completion of the Merger. The table also sets forth the amounts that would be realized by our executive officers and non-employee directors with respect to these shares and equity awards based on the $60.10 Per Share Merger Consideration (minus the applicable exercise price for the in-the-money options). No new shares of Common Stock or equity awards were granted to any executive officer or non-employee director in contemplation of the Merger.

Name	Shares (#)(1)	Shares ($)	Options (#)(2)	Options ($)	RSUs (#)(3)	RSUs ($)	Total ($)
Kevin B. Thompson	248,554	14,938,095	951,021	24,222,677	102,514	6,161,091	45,321,864
Jason Ream	15,823	950,962	135,226	2,343,581	26,141	1,571,074	4,865,617
J. Barton Kalsu	13,246	796,085	154,938	2,858,132	26,741	1,607,134	5,261,350
Paul Strelzick	—	—	222,888	3,872,635	38,251	2,298,885	6,171,521
Douglas G. Hibberd	3,469	208,487	212,445	4,067,858	32,633	1,961,243	6,237,588
Steven M. Cakebread	5,932	356,513	58,081	1,574,933	3,604	216,600	2,148,047
Paul J. Cormier	1,980	118,998	22,078	396,374	7,562	454,476	969,848
J. Benjamin Nye(4)	13,570	815,557	—	—	—	—	815,557
Ellen F. Siminoff	18,723	1,125,252	53,257	1,408,756	3,604	216,600	2,750,609
Roger J. Sippl	44,685	2,685,569	57,000	1,490,159	3,604	216,600	4,392,328
Lloyd G. Waterhouse	15,200	913,520	59,903	1,661,448	3,604	216,600	2,791,569

(1)
Includes shares directly held and shares beneficially owned as defined in Rule 16a-1(a)(2) under the Exchange Act.

(2)
Represents number of vested options held after giving effect to accelerated vesting provided under the Merger Agreement. Under the Merger Agreement, 100% of all outstanding unvested options, including those options held by our executive officers and non-employee directors will accelerate and vest at the Effective Time.

(3)
Represents number of outstanding RSUs that will vest in connection with the Merger. Under the Merger Agreement, 50% of each tranche of outstanding RSUs held by certain of our management team members, including all of our executive officers, will accelerate and vest at the Effective Time and 100% of outstanding RSUs held by non-employee directors will accelerate and vest at the Effective Time.

(4)
Mr. Nye resigned from our board of directors effective May 31, 2015. Shares held by Mr. Nye are as reported on a Form 4 filed by Mr. Nye on May 19, 2014.

  Payments Upon Termination Following Change-in-Control

        We have entered into employment agreements ("Employment Agreements") with each of our executive officers, which provide for the payment of severance benefits if an executive officer's employment is terminated by us without "cause" or as a result of a "constructive termination" during the twelve-month period following a change of control. The following descriptions of the terms of the Employment Agreements with our executive officers are intended as a summary only and are qualified in their entirety by reference to the employment agreements filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 23, 2015. For information regarding the potential total dollar value of the compensation that would be paid under these arrangements as of December 1, 2015, see below under "Golden Parachute Compensation."

        Pursuant to the Employment Agreements with our executive officers, if an executive officer is terminated other than for "cause" or as a result of a "constructive termination" upon or during the twelve-month period following a change of control, he will be entitled to receive (i) a lump sum cash severance amount equal to his then current annual base salary in the case of Messrs. Hibberd, Kalsu, Ream and Strelzick and twice his then current annual base salary in the case of Mr. Thompson, (ii) any earned but unpaid incentive compensation payments, (iii) full and immediate vesting of all of his then outstanding stock option, restricted stock and RSU awards and (iv) reimbursement of health and dental care premiums for such executive officer (other than Mr. Hibberd) and his dependents incurred to continue health and dental insurance coverage for 12 months after termination, to the extent he is eligible for and elects such continued coverage under COBRA. Mr. Hibberd is not entitled to any reimbursement of health and dental care premiums as he and his family are residents of Australia with government-sponsored health care. One half of the cash severance payment described in (i) and the payments described in (ii) and (iv) above are conditioned upon the executive officer signing a release of claims within 74 days of his Termination Date and not later revoking the release of claims and his continued full performance of the confidentiality and non-solicitation obligations under his Employment Agreement.

        For purposes of the Employment Agreements, "change of control" is defined as a transaction or series of transactions where the stockholders of the Company immediately preceding such transaction own, following such transaction, less than 50% of the voting securities of the Company; provided however, that a firmly underwritten public offering of our Common Stock shall not be deemed a change of control.

        A termination for "cause" occurs under the Employment Agreements if an executive officer's employment is terminated for any of the following reasons: (i) continued substantial violations of his employment duties or willful disregard of commercially reasonable and lawful directives from his managing executive after the executive officer has received sufficient written demand for performance; (ii) moral turpitude, dishonesty or gross misconduct in the performance of the duties of the position or that has materially and demonstrably injured our finances or future business; (iii) material breach of his Employment Agreement; or (iv) conviction of, or confession or plea of no contest to, any felony or any other act of fraud, misappropriation, embezzlement or the like involving our property. However, the events in (i) will not constitute "cause" if fully cured by the executive officer within 15 days of his receiving notice in the case of Messrs. Kalsu, Ream, Strelzick and Thompson and the events in (iii) will not constitute "cause" if fully cured by the executive officer within 15 days of his receiving notice in the case of Messrs. Hibberd, Kalsu, Ream, Strelzick and Thompson.

        Pursuant to the Employment Agreements, "constructive termination" occurs upon any of the following without the executive officer's express written consent: (i) a material reduction of the powers and duties of employment of the executive officer resulting in a material decrease in his responsibilities; (ii) a material reduction in the executive officer's pay; (iii) a failure to provide directors' and officers' liability insurance coverage for the executive officer; or (iv) a material change in the geographic location of the executive officer's primary work facility or location. However, no act or event will constitute a "constructive termination" if the Company fully cures that act or event within 30 days of receiving notice from the executive officer.

        In the event that the severance payments provided for in the Employment Agreements or otherwise payable to the executive officer constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986 (the "Code") and would be subject to the excise tax imposed by Code Section 4999, then the executive officer's severance benefits will be either delivered in full or delivered as to such lesser extent which would result in no portion of such severance benefits being subject to the excise tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax, results in the receipt by the executive officer on an after-tax basis of the greatest amount of severance benefits.

  Golden Parachute Compensation

        In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or otherwise relates to the Merger that will or may become payable to each of our executive officers in connection with the Merger. Please see the previous portions of this section for further information regarding this compensation.

        The amounts indicated in the table below are estimates of the amounts that would be payable assuming, solely for purposes of this table, that the Merger is consummated on December 1, 2015, and that the employment of each of the executive officers was terminated without "cause" or as a result of a "constructive termination", in each case on that date. Our executive officers will not receive pension, non-qualified deferred compensation, tax reimbursement or other benefits in connection with the Merger.

        In addition to the assumptions regarding the consummation date of the Merger and the termination of employment, these estimates are based on certain other assumptions that are described in the footnotes accompanying the table below. Accordingly, the ultimate values to be received by an executive officer in connection with the Merger may differ from the amounts set forth below.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Kevin B. Thompson	1,100,000	36,544,980	16,986	37,661,966
Jason Ream	330,000	5,485,969	16,986	5,832,955
J. Barton Kalsu	330,000	6,072,460	16,986	6,419,446
Paul Strelzick	340,000	8,470,586	10,132	8,820,718
Douglas G. Hibberd	340,000	7,990,405	—	8,330,405

(1)
This amount represents the "double-trigger" cash severance payments to which each executive officer may become entitled under his Employment Agreement. The amounts become payable in a lump sum in the event that the employment of the applicable executive officer terminates without cause or as a result of constructive termination upon or during the twelve-month period following a change of control. The amount represents 200% of the base salary for Mr. Thompson, effective April 1, 2015, and 100% of the annual base salary for the other executive officers, effective April 1, 2015.

(2)
This amount represents the product of $60.10 and the number of shares of Common Stock subject to each executive officer's outstanding options and RSUs (and, in the case of options, reduced by the option's aggregate exercise price) that are vested or for which vesting may be accelerated in connection with the Merger. The amounts in this column consist of the following:

	Vested Equity Awards(a)		Single-Trigger Acceleration(b)		Double-Trigger Acceleration(c)
Name	Value of Stock Options ($)	Value of RSUs ($)	Value of Stock Options ($)	Value of RSUs ($)	Value of Stock Options ($)	Value of RSUs ($)
Kevin B. Thompson	18,478,671	—	5,744,006	6,161,091	—	6,161,212
Jason Ream	887,064	—	1,456,516	1,571,074	—	1,571,315
J. Barton Kalsu	1,233,166	—	1,624,966	1,607,134	—	1,607,194
Paul Strelzick	1,630,951	—	2,241,685	2,298,885	—	2,299,065
Douglas G. Hibberd	1,950,377	—	2,117,481	1,961,243	—	1,961,303

(a)
Amount represents the value of vested equity awards as of December 1, 2015, without giving effect to accelerated vesting in connection with the Merger.

(b)
Amounts represent the value of the "single-trigger" acceleration provided under the Merger Agreement and described in the section of this proxy statement captioned "The Merger—Interests of Certain Persons in the Merger—Treatment of Equity Based Awards." These values exclude the value of vested equity awards as of December 1, 2015, without giving effect to accelerated vesting in connection with the Merger.

(c)
Amounts represent the value of the "double-trigger" acceleration to which each executive officer may become entitled under his Employment Agreement as described in the section of this proxy statement captioned "The Merger—Interests of Certain Persons in the Merger—Payments Upon Termination Following Change-in-Control." These values exclude the value of the "single-trigger" vesting of options and RSUs provided under the Merger Agreement. The "double-trigger" equity acceleration will occur under the same terms and conditions of the cash severance payments described in footnote 1.
(3)
This amount equals the estimated value of the "double-trigger" COBRA benefits to which each executive officer (other than Mr. Hibberd) may become entitled under his Employment Agreement. These COBRA benefits will become payable under the same terms and conditions of the cash severance payments described in footnote 1.

  Indemnification and Insurance

        The Merger Agreement provides that the Surviving Corporation and its subsidiaries will (and Parent will cause the Surviving Corporation and its subsidiaries to), for a period of six years from the Effective Time, (1) honor and fulfill in all respects the obligations of the Company and its subsidiaries under any and all indemnification agreements between the Company or any of its subsidiaries, on the one hand, and the current or former directors or officers of the Company or the Company's subsidiaries, on the other hand (including any person that becomes a director or officer of the Company or its subsidiaries prior to the Effective Time of the Merger), and (2) include in the certificates of incorporation and bylaws (and similar organizational documents) of the Surviving Company and its subsidiaries provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as those set forth in the Company's current certificate of incorporation and bylaws.

        In addition, the Merger Agreement provides that, during the six-year period commencing at the Effective Time of the Merger, the Surviving Corporation will (and Parent must cause the Surviving Corporation to) indemnify and hold harmless each current or former director or officer of the Company or the Company's subsidiaries, from and against all costs, fees and expenses (including attorneys' fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, proceeding, investigation or inquiry, whether civil, criminal, administrative or investigative, arising, directly or indirectly, out of or pertaining, directly or indirectly, to (1) any action or omission, or alleged action or omission, in such indemnified person's capacity as a director, officer, employee or agent of the Company or the Company's subsidiaries or other affiliates (regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time of the Merger), and (2) any of the transactions contemplated by the Merger Agreement. The Merger Agreement also provides that the Surviving Corporation will (and Parent must cause the Surviving Corporation to) pay all reasonable fees and expenses (including fees and expenses of any counsel) as incurred by any such indemnified person in the defense of such legal proceeding.

        In addition, without limiting the foregoing, the Merger Agreement requires Parent to cause the Surviving Corporation to maintain, on terms no less advantageous to the indemnified parties, the Company's directors' and officers' insurance policies for a period of at least six years commencing at the Effective Time of the Merger. Neither Parent nor the Surviving Corporation will be required to pay premiums for such policy to the extent such premiums exceed, on an annual basis, 300% of the aggregate annual premiums currently paid by the Company, and if the premium for such insurance coverage would exceed such amount Parent shall be obligated to cause the Surviving Corporation to obtain the greatest coverage available for a cost equal to such amount.

Material U.S. Federal Income Tax Consequences of the Merger

        The following is a summary of the material U.S. federal income tax consequences of the Merger to U.S. holders (as defined below) whose shares of our Common Stock are converted into the right to receive cash in the Merger. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our stockholders. For purposes of this discussion, we use the term "U.S. holder" to mean a beneficial owner of shares of our Common Stock that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;

  •
  a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

  •
  an estate that is subject to U.S. federal income tax on its income regardless of its source.

        If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partner and the partnership. A partner of a partnership holding our Common Stock should consult the partner's tax advisor regarding the U.S. federal income tax consequences of the Merger to such partner.

        This discussion is based on the provisions of the Code, applicable U.S. Treasury regulations, judicial opinions, and administrative rulings and published positions of the Internal Revenue Service (the "IRS"), each as in effect as of the date hereof. These authorities are subject to change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. The discussion applies only to beneficial owners who hold shares of our Common Stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment purposes), and does not apply to shares of our Common Stock received in connection with the exercise of employee stock options or otherwise as compensation, stockholders who hold an equity interest, actually or constructively, in Parent or the Surviving Corporation after the Merger, stockholders who have perfected and not withdrawn a demand for, or lost the right to, appraisal under the DGCL or to certain types of beneficial owners who may be subject to special rules (such as insurance companies, banks, tax-exempt organizations, financial institutions, broker-dealers, partnerships, S corporations or other pass-through entities, mutual funds, traders in securities who elect the mark-to-market method of accounting, stockholders subject to the alternative minimum tax, stockholders that have a functional currency other than the U.S. dollar or stockholders who hold our Common Stock as part of a hedge, straddle, constructive sale or conversion transaction). This discussion also does not address the U.S. tax consequences to any stockholder who, for U.S. federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership or foreign estate or trust, and does not address the receipt of cash in connection with the cancellation of phantom stock units, or options to purchase shares of our Common Stock, or the treatment of shares of restricted stock or performance awards, or any other matters relating to equity compensation or benefit plans (including the plans). This discussion does not address any aspect of state, local or foreign tax laws, or any aspect of the federal Medicare tax on passive income.

        We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.

  Exchange of Shares of Common Stock for Cash Pursuant to the Merger Agreement

        The exchange of shares of our Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of our Common Stock are converted into the right to receive cash in the Merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes, as described below under "—Backup Withholding and Information Reporting") and the U.S. holder's adjusted tax basis in such shares. A U.S. holder's adjusted tax basis will generally equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of our Common Stock (i.e., shares of Common Stock acquired at the same cost in a single transaction). Such capital gain or loss will be long-term capital gain or loss; provided that the U.S. holder's holding period for such shares of Common Stock is more than 12 months at the Effective Time of the Merger. Long-term capital gains of non-corporate U.S. holders are generally subject to tax at a maximum rate of 20% under current law. There are limitations on the deductibility of capital losses.

  Backup Withholding and Information Reporting

        Backup withholding of tax (currently at the rate of 28%) may apply to cash payments to which a non-corporate U.S. holder is entitled under the Merger Agreement, unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct, and otherwise complies with the backup withholding rules. Each of our U.S. holders should complete and sign, under penalty of perjury, the Substitute Form W-9 included as part of the letter of transmittal and return it to the exchange agent, in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the exchange agent.

        Backup withholding is not an additional tax. Any amounts withheld from cash payments to a U.S. holder pursuant to the Merger under the backup withholding rules will generally be allowable as a refund or a credit against such U.S. holder's U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

        Cash payments made pursuant to the Merger will also be subject to information reporting unless an exemption applies.

        The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the Merger. Because individual circumstances may differ, each stockholder should consult the stockholder's tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the Merger in light of such stockholder's particular circumstances, the application of state, local and foreign tax laws, and, if applicable, the tax consequences of the receipt of cash in connection with the cancellation of phantom stock or options to purchase shares of our Common Stock, or the treatment of shares of restricted stock or performance awards, including the transactions described in this proxy statement relating to our other equity compensation and benefit plans.

Regulatory Approvals

        Under the terms of the Merger Agreement, the Merger cannot be completed until, following the submission of required filings with the relevant governmental authorities, (1) the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), has expired or been terminated and (2) a decision has been received from the European Commission under Article 6(1)(b) of Council Regulation 139/2004 (the "EUMR") declaring the Merger compatible with the internal European Union market.

        On October 30, 2015, the Company and Parent filed notification of the proposed Merger with the Federal Trade Commission, or the "FTC," and the Department of Justice, or the "DOJ," under the HSR Act. The waiting period for the notification filed under the HSR Act was terminated on November 12, 2015.

        In addition, an appropriate filing was made with the European Commission on November 16, 2015, pursuant to the EUMR. On December 15, 2015, the European Commission adopted its decision clearing the transaction under European competition law.

        Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained or obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied on a timely basis or at all.

THE MERGER AGREEMENT

        This section describes the material terms of the Merger Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety before making any decisions regarding the Merger, including approval of the proposal to adopt the Merger Agreement, as it is the legal document governing the Merger. This section is not intended to provide you with any factual information about the Company, Parent or Merger Sub. Such information can be found elsewhere in this proxy statement and in the public filings the Company makes with the SEC, as described under the heading "Where You Can Find More Information" beginning on page 97 of this proxy statement.

Explanatory Note Regarding the Merger Agreement

        The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement. Capitalized terms used in this section but not defined in this proxy statement have the meaning ascribed to them in the Merger Agreement.

        The representations, warranties, covenants and agreements described below and included in the Merger Agreement (1) were made only for purposes of the Merger Agreement and as of specific dates; (2) were made solely for the benefit of the parties to the Merger Agreement; and (3) may be subject to important qualifications, limitations and supplemental information agreed to by Parent, Merger Sub and the Company in connection with negotiating the terms of the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to Parent and Merger Sub by the Company in connection with the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk between the Company, Parent and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential Company disclosure schedules letter to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the Company, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding SolarWinds and our business.

The Merger

  Effects of the Merger; Certificate of Incorporation; Bylaws; Officers and Directors

        Upon the terms and subject to the conditions of the Merger Agreement, if the merger is completed, Merger Sub will merge with and into the Company. The Company will be the Surviving Corporation in the merger (the "Surviving Corporation") and will be the wholly-owned direct subsidiary of Parent and will continue to do business following the consummation of the merger. As a result of the Merger, the Company will cease to be a publicly traded company. In addition, our Common Stock will be delisted from the NYSE and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of our Common Stock. If the merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

        At the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation will be amended and restated as provided in the Merger Agreement. The directors and officers of the Surviving Corporation will, from and after the Effective Time, be the individuals who are the directors and officers of the Merger Sub immediately prior to the Effective Time.

  Closing and Effective Time

        The closing of the Merger will take place no later than the second business day following the satisfaction or waiver of all conditions to closing of the Merger (described below under the caption "The Merger Agreement—Conditions to the Closing of the Merger") (other than those conditions to be satisfied or waived at the closing of the Merger) or such other time agreed to in writing by Parent and us, except that if the marketing period (described below under the caption "The Merger Agreement—Marketing Period") has not ended as of the time described above, the closing of the Merger will occur following the satisfaction or waiver of such conditions on the earlier of (1) a business day before or during the marketing period as may be specified by Parent on three business days' prior written notice to the Company; and (2) the first business day after the expiration of the marketing period. Concurrently with the closing of the Merger, the Company and Merger Sub will file a certificate of merger with the Secretary of State of the State of Delaware as provided under the DGCL. The Merger will become effective upon the filing of the certificate of merger, or at such later time as is agreed by the parties and specified in the certificate of merger.

Merger Consideration

  Common Stock

        In the Merger, each outstanding share of our Common Stock (other than Excluded Shares) will be converted into the right to receive an amount in cash equal to $60.10, without interest thereon (the "Per Share Merger Consideration"), less any applicable withholding taxes.

Treatment of Options and Restricted Stock Units

        As a result of the Merger, the treatment of the Company's equity awards that are outstanding immediately prior to the Effective Time will be as follows:

  Company Stock Options

        Each outstanding option to purchase shares of our Common Stock, whether or not vested, will be canceled and converted into the right to receive an amount in cash (without interest and subject to any applicable withholding or other taxes, or other amounts as required by law) equal to the product of (1) the total number of outstanding shares of Common Stock subject to such option as of the Effective Time; and (2) the amount, if any, by which $60.10 exceeds the exercise price per share of common stock underlying such stock option. Each option with an exercise price per share equal to or greater than $60.10 per share will be canceled without consideration.

  Company Restricted Stock Units

        At the Effective Time, any vesting conditions applicable to each outstanding RSU (other than the RSUs issued or granted under the 2015 Plan or RSUs held by certain of our management team members) will accelerate in full and each RSU will be canceled, with the holder receiving a cash amount equal to the product of (1) the Per Share Merger Consideration and (2) the number of shares subject to such RSU, less any required withholdings or deductions.

        At the Effective Time, the vesting of 50% of the unvested portion of the RSUs (other than RSUs issued or granted under the 2015 Plan) held by certain of our management team members, including all our executive officers will accelerate. Such persons will be entitled to receive a cash amount equal to the product of (1) the Per Share Merger Consideration and (2) the number of shares subject to the vested RSUs after giving effect to the 50% acceleration, less any required withholdings or deductions. The remaining unvested RSUs held by such persons will be canceled and converted into a contingent right to receive a cash amount equal to the product of (1) the Per Share Merger Consideration and (2) the number of shares subject to such unvested RSUs, less any required withholdings or deductions, subject to the satisfaction of the vesting conditions applicable to the underlying RSUs as of the date of the Merger Agreement.

        Any unvested RSUs issued or granted under the 2015 Plan will not accelerate in full at the Effective Time but instead will be canceled and converted into a contingent right to receive a cash amount equal to the product of (1) the Per Share Merger Consideration and (2) the number of shares subject to such RSUs, less any required withholdings or deductions, subject to the satisfaction of the vesting conditions applicable to the underlying RSUs as of the date of the Merger Agreement.

        Any payment to which a holder of options or RSUs may become entitled to receive will be paid through the Surviving Corporation's payroll systems as soon as reasonably practicable following the Effective Time of the Merger (but in no event later than the date which is the later of (i) 5 business days following the date on which the Merger has been consummated with respect to the options and vested RSUs and the date on which the vesting conditions are satisfied with respect to the RSUs that remain unvested at the Effective Time of the Merger and (ii) the date of the Company's first regularly scheduled payroll after the Effective Time with respect to the options and vested RSUs and the date of the Company's first regularly scheduled payroll after the date on which the vesting conditions are satisfied with respect to the RSUs that remain unvested at the Effective Time of the Merger). However, any payment in respect of an RSU that constitutes nonqualified deferred compensation subject to Section 409A of the Code will be paid at the earliest time permitted under the applicable plans that will not trigger interest or penalties under Section 409A.

  Payment of Merger Consideration and Surrender of Stock Certificates

        Prior to the Effective Time, Parent will appoint an agent reasonably acceptable to us (the "Exchange Agent") to make payments of the Merger Consideration to stockholders. At or prior to the Effective Time, Parent will deposit or cause to be deposited with the Exchange Agent cash sufficient to pay the aggregate Merger Consideration to stockholders (less any Merger Consideration in respect of dissenting shares).

        Promptly following the Effective Time, the Exchange Agent will send to each holder of record of shares of Common Stock (other than holders of dissenting shares who have not withdrawn or lost their right of appraisal) a letter of transmittal and instructions advising stockholders how to surrender stock certificates and book-entry shares in exchange for their portion of the Merger Consideration. Upon receipt of (1) surrendered certificates (or affidavits of loss in lieu thereof) or book-entry shares representing the shares of Common Stock; and (2) a signed and completed letter of transmittal and such other documents as may be required pursuant to such instructions, the holder of such shares will be entitled to receive their portion of the Merger Consideration in exchange therefor. The amount of any Merger Consideration paid to the stockholders may be reduced by any applicable withholding taxes.

        If any cash deposited with the Exchange Agent is not claimed within one year following the Effective Time, such cash will be returned to Parent, upon demand, and any holders of Common Stock who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to Parent for payment of the Merger Consideration. Any cash deposited with the payment agent that remains unclaimed until immediately prior to the time at which such amounts would otherwise become property of a Governmental Authority will, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

        The letter of transmittal will include instructions if a stockholder has lost a share certificate or if such certificate has been stolen or destroyed. In the event any certificates have been lost, stolen or destroyed, then before such stockholder will be entitled to receive the Merger Consideration, such stockholder will have to make an affidavit of the loss, theft or destruction and enter into a written indemnity agreement in a form and substance reasonably acceptable to Parent.

  Appraisal Rights

        Stockholders are entitled to appraisal rights under the DGCL, in connection with the Merger. This means that you are entitled to have the fair value of your shares of our Common Stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the Merger Consideration if you follow exactly the procedures specified under the DGCL. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the Merger Agreement.

        To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the Merger Agreement and you must not vote (either in person or by proxy) in favor of the proposal to adopt the Merger Agreement. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. See "Appraisal Rights" beginning on page 91 and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex B to this proxy statement. If you hold your shares of our Common Stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or other nominee.

        THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL, THE FULL TEXT OF WHICH IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX B.

Representations and Warranties

        The Merger Agreement contains representations and warranties of the Company, Parent and Merger Sub.

        Some of the representations and warranties in the Merger Agreement made by the Company are qualified as to "materiality" or "Company Material Adverse Effect." For purposes of the Merger Agreement, "Company Material Adverse Effect" means any event, effect, occurrence, fact, circumstance, condition or change that, individually or in the aggregate, has had or would be reasonably likely to have a material adverse effect on (a) the business, operations, condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (b) the ability of the Company to consummate the Transactions; provided, however, that, solely with respect to the preceding clause (a), none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there is, or would reasonably likely to be, a Company Material Adverse Effect:

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  general economic or political conditions (or changes or disruptions in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally;

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  conditions (or changes or disruptions in such conditions) generally affecting the industries in which the Company and its subsidiaries operate;

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  conditions (or changes or disruptions in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (A) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries, (B) any suspension of trading in equity, debt, derivative or hybrid securities, or securities generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world, and (C) any decline in the price or trading volume of any security or any market index;

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  regulatory, legislative or political conditions (or changes or disruptions in such conditions) in the United States or any other country or region in the world or acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof in the United States or any other country or region in the world;

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  any changes in applicable law, accounting rules (including GAAP) or other legal or regulatory conditions or the enforcement, implementation or interpretation thereof;

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  any actions taken or failure to take action to which Parent has consented to or requested; or the taking of any action required by the Merger Agreement; or the failure to take any action prohibited by the Merger Agreement;

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  any negative developments resulting from the announcement of the Merger Agreement, pendency or completion of the transactions contemplated by the Merger Agreement;

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  any natural or man-made hurricane, earthquake, flood, disaster, acts of God or other force majeure events in the United States or any other country or region in the world;

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  changes in the Company's stock price or the trading volume of the Company's stock, in and of itself, or any failure by the Company to meet any internal or published forecasts, estimates, projections or expectations of the Company's revenue, earnings or other financial performance or results of operations for any period (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded);

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  the availability or cost of equity, debt or other financing to Parent or Merger Sub;

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  any patent expiry, or loss of exclusivity which would result in a reduction of anticipated revenue from any Company product;

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  any criminal, civil or administrative litigation, claim, action, hearing, arbitration, investigation or other proceeding threatened, made or brought based upon, arising out of or with respect to the Merger Agreement or any of the transactions contemplated thereby; or

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  any failure to obtain any required governmental approvals, or to send any required notice thereto.

        Notwithstanding the foregoing, in the case of each of the first five items described in the above bullet points, to the extent that such event, effect, occurrence, fact, circumstance, condition or change has had a disproportionate adverse effect on the Company and its subsidiaries relative to the other companies of a similar size operating in the industries in which the Company and its subsidiaries conduct business, they shall not be per se excluded from a determination of whether a Company Material Adverse Effect has occurred.

        In the Merger Agreement, the Company has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

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  due organization, valid existence, good standing and authority and qualification to conduct business with respect to the Company and its subsidiaries;

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  the capital structure of the Company as well as the ownership and capital structure of its subsidiaries;

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  other than the voting agreements described in "Summary—Vote Required," the absence of any contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any of the Company's securities;

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  the Company's corporate power and authority to enter into and perform the Merger Agreement, and the enforceability of the Merger Agreement;

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  the necessary vote of stockholders in connection with the Merger Agreement;

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  the necessary approval of the Board;

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  required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereof;

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  the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement will not contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or similar organizational documents of any subsidiary of the Company;

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  matters relating to the Company's subsidiaries;

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  the accuracy and required filings of the Company's SEC filings and financial statements;

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  the Company's internal controls over financial reporting and disclosure controls and procedures;

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  the absence of specified undisclosed liabilities;

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  the conduct of the business of the Company and its subsidiaries in the ordinary course consistent with past practice and the absence of a Company Material Adverse Effect, in each case since July 1, 2015;

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  the absence of legal proceedings and orders;

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  payment of fees to brokers in connection with the Merger Agreement;

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  employee benefit plans;

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  the Board's receipt of the opinion of J.P. Morgan;

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  tax matters;

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  the Company's compliance with laws;

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  trademarks, patents, copyrights and other intellectual property matters;

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  labor matters;

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  insurance matters;

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  the existence and enforceability of specified categories of the Company's material contracts, and certain notices with respect to violation or breach of or default thereunder or intention to cancel or modify those material contracts;

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  real property owned, leased or subleased by the Company and its subsidiaries;

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  the inapplicability of anti-takeover statutes to the Merger;

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  the Company's indebtedness;

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  absence of certain related party transactions; and

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  environmental matters.

        In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to the Company that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

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  due organization, good standing and authority and qualification to conduct business with respect to Parent and Merger Sub;

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  Parent's and Merger Sub's corporate authority to enter into and perform the Merger Agreement, and the enforceability of the Merger Agreement;

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  the absence of any conflict, violation or material alteration of any organizational documents, or applicable laws due to the execution and performance of the Merger Agreement;

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  required consents and regulatory filings in connection with the Merger Agreement;

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  the absence of litigation challenging the Merger;

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  ownership of Common Stock of the Company by Parent and Merger Sub;

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  payment of fees to brokers in connection with the Merger Agreement;

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  the activities of the Merger Sub;

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  the accuracy of certain information supplied by Parent and Merger Sub;

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  matters with respect to Parent's financing;

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  delivery and enforceability of the Limited Guarantees;

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  the solvency of Parent and the Company and its subsidiaries following the consummation of the Merger and the transactions contemplated by the Merger Agreement;

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  except for the voting agreements described in "Summary—Vote Required," the absence of any stockholder or management arrangements related to the Merger; and

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  reliance upon Parent and Merger Sub's independent investigation of the Company's business, operations and financial condition.

        The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.

Conduct of Business Prior to Effective Time

        The Merger Agreement provides that, except as (1) expressly contemplated by the Merger Agreement; (2) as required by applicable law; (3) as disclosed in the confidential Company disclosure schedules to the Merger Agreement; or (4) approved by the Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed), during the period of time between the date of the signing of the Merger Agreement and the Effective Time, the Company will, and will cause each of its subsidiaries to:

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  subject to the restrictions and exceptions in the Merger Agreement, ensure that they conduct their business in the ordinary course and substantially in accordance with past practices and in material compliance with all applicable laws;

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  use commercially reasonable efforts to ensure that they preserve intact their current business organization, keep available the services of their current officers and employees and maintain their relations and goodwill with material customers, suppliers, landlords, and other persons having material business relationships with the Company; and

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  keep in full force and effect all appropriate insurance policies covering all material assets of the Company.

        In addition, the Company has also agreed that, except as (1) expressly contemplated, required or permitted by the Merger Agreement; (2) disclosed in the confidential Company disclosure schedules to the Merger Agreement; or (3) approved by the Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed), during the period of time between the date of the signing of the Merger Agreement and the Effective Time, the Company will not, and will cause each of its subsidiaries not to, among other things:

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  other than cash dividends made by a subsidiary of the Company to the Company or another of the Company's subsidiaries or pursuant to the Company's existing employee benefits plans, (1) declare, set aside, make or pay any dividend or other distribution, (2) adjust, split, combine or reclassify or otherwise amend the terms of any of the Company's or its subsidiaries securities, or (3) acquire, redeem or otherwise reacquire or offer to acquire, redeem or otherwise reacquire any shares of capital stock or other securities, other than pursuant to the Company's right to acquire restricted shares held by a Company employee upon termination of such employee;

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  sell, issue, grant or authorize the sale, issuance, or grant of: (1) any capital stock or other equity security; (2) any option, call, warrant or right to acquire any capital stock or other equity security; or (3) any instrument convertible into or exchangeable for any capital stock or other equity security, in each case of the Company or any Company Subsidiary, other than (x) intra-company sales, issuances or grants of equity securities of any subsidiary of the Company to the Company or any other wholly-owned subsidiary of the Company; (y) shares issued and restricted stock units granted pursuant to the existing employee benefits plans; and (z) in connection with a shareholder rights plan in response to an acquisition proposal;

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  except as otherwise contemplated in the Merger Agreement amend or otherwise modify any of the terms of any outstanding employee equity awards;

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  amend the organizational documents of the Company or any of its subsidiaries, except in connection with the adoption of a shareholder rights plan as permitted by the Merger Agreement;

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  acquire any equity interests, material assets or material business of another entity or effect or become a party to any Merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

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  enter into any contract that would impose material restrictions on certain aspects of the Company's and its subsidiaries' ability to compete and operate their business;

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  other than in the ordinary course of business, amend or terminate (other than expiration in accordance with its terms), or waive any material right, remedy or default under certain material contracts of Company;

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  sell, assign, abandon, or otherwise dispose of, or lease, license or grant any lien in any right, asset or property material to the Company and its subsidiaries, taken as a whole, except inventory, transactions and other liens permitted under the Merger Agreement, in each case in the ordinary course of business;

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  lend money (other than advances to customers or employees in the ordinary course of business consistent with past practices), guarantee certain types of indebtedness (other than in the ordinary course of business consistent with past practices), or incur certain types of indebtedness (other than guarantees and letters of credit provided to customers in the ordinary course of business);

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  hire or terminate any employee whose annual base cash compensation is $400,000 or more, other than individuals who are replacing former employees on substantially the same terms and conditions of employment;

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  other than, in some cases, in the ordinary course of business consistent with past practice and except to the extent required by applicable law or by written agreements existing on the date of the Merger Agreement that have been disclosed or made available to Parent, enter into or amend any material Contracts of employment or any consulting, bonus, severance, retention, retirement or similar agreement;

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  except to the extent required by applicable law or by written agreements existing on the date of the Merger Agreement that have been disclosed or made available to Parent, pay or agree to pay any pension, retirement allowance, termination or severance pay, material bonus or other material employee benefit not required by any existing Company employee benefit plan set forth in the confidential disclosure schedules, or other agreement or arrangement in effect on the date of the Merger Agreement, to any past or present employee, officer, director, stockholder or other service provider of the Company or any of its subsidiaries;

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  enter into or adopt any new, or materially increase benefits under or renew, amend or terminate any existing Company employee benefit plan or benefit arrangement or any collective bargaining agreement;

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  implement any reductions in force or voluntary or involuntary employment termination programs outside the ordinary course of business or layoffs that would implicate the Worker Adjustment and Retraining Notification Act or any similar law;

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  change the Company's accounting methods or practices in any material respect;

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  amend, modify, extend, renew or terminate any material lease or enter into any new material lease, sublease, license or other agreement for the use or occupancy of any real property;

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  change tax elections, settle any tax claims or fail to pay material taxes as they become due and payable;

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  sell, assign, transfer, license, permit to lapse, abandon or otherwise dispose of any material intellectual property of the Company, except for in the ordinary course of business;

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  except as required by law or GAAP, revalue in any material respect any of its properties or assets;

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  settle litigation or similar proceedings involving the Company, subject to certain monetary and materiality thresholds and other exceptions; and

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  authorize any of, or commit, resolve, propose or agree in writing or otherwise to take any of, the foregoing actions.

No Solicitation or Negotiation of Takeover Proposals

        From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company has agreed not to, and to cause its subsidiaries and its and their respective representatives not to:

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  initiate, solicit, propose or knowingly encourage or facilitate any inquiry or the making of any proposal or offer that constitutes or would be reasonably expected to lead to an acquisition proposal (as defined below);

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  engage in, continue or otherwise participate in any discussions (other than informing other persons of these restrictions) or negotiations regarding, or provide any non-public information or data to any person relating to, any acquisition proposal or any proposal or offer that would reasonably be expected to lead to an acquisition proposal;

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  otherwise knowingly facilitate any effort or attempt to make an acquisition proposal;

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  approve, endorse, recommend, or execute or enter into any letter of intent, agreement in principle, term sheet, memorandum of understanding, Merger Agreement, acquisition agreement or other similar contract relating to an acquisition proposal or any proposal or offer that would reasonably be expected to lead to an acquisition proposal (other than certain permitted confidentiality agreements), such contract an "alternative acquisition agreement;" or

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  grant any waiver, amendment or release under any standstill or confidentiality agreement.

Exceptions

        Notwithstanding the restriction described above, prior to the adoption of the Merger Agreement by the Company's stockholders, the Company may provide information to, and engage or participate in negotiations or substantive discussions with, a person regarding an acquisition proposal if the Board determines in good faith after consultation with its financial advisor and its outside legal counsel that such proposal is a superior proposal or is reasonably likely to lead to a superior proposal; provided that (1) the Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties, (2) the Company already has entered into, or enters into, an acceptable confidentiality agreement with such third party and (3) if the Company furnishes material non-public information to the third party which was not previously made available to Parent, it will furnish such information to Parent promptly.

        For purposes of this proxy statement and the Merger Agreement:

        "Acquisition proposal" means any offer, proposal or similar indication of interest (other than an offer, proposal or similar indication of interest by Parent, Merger Sub or one of Parents' other subsidiaries) relating to an acquisition transaction.

        "Acquisition transaction" means any transaction or series of related transactions (other than the Merger) involving:

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  any acquisition or purchase by any third party, directly or indirectly, of more than fifteen percent (15%) of any class of outstanding voting or equity securities of the Company, or any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any third party beneficially owning more than fifteen percent (15%) of any class of outstanding voting or equity securities of the Company;

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  any Merger, consolidation, share exchange, business combination, equity investment, joint venture, recapitalization, reorganization or other similar transaction involving the Company or any of the Company's subsidiaries and a third party; or

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  any, sale, lease (other than in the ordinary course of business), exchange, transfer or other disposition to a third party of more than fifteen percent (15%) of the consolidated assets, revenue or net income of the Company and its subsidiaries (with assets being measured by the fair market value thereof).

        "Superior proposal" means any written acquisition proposal made by a third party that if consummated would result in a third party owning, directly or indirectly (a) more than fifty percent (50%) of the outstanding shares of the Company Common Stock or (b) more than fifty percent (50%) of the assets of the Company and its subsidiaries, taken as a whole, in either case, which the Board determines in good faith (after consultation with its financial advisors and its outside legal counsel): (i) to be reasonably likely to be consummated if accepted and (ii) if consummated, would result in a transaction more favorable to the Company's stockholders from a financial point of view than the Merger, in each case, taking into account at the time of determination all relevant circumstances, including the various legal, financial and regulatory aspects of the acquisition proposal, all the terms and conditions of such acquisition proposal and the Merger Agreement, any changes to the terms of the Merger Agreement offered by Parent in response to such acquisition proposal, and the anticipated timing, conditions and the ability of the person making such acquisition proposal to consummate the transactions contemplated by such acquisition proposal, including, among other factors: (x) whether such person is reasonably likely to have adequate sources of financing or adequate funds to consummate such superior proposal; and (y) whether such person requires stockholder approval of such person's stockholders to consummate such superior proposal and the estimated likelihood of such approval.

No Change in Recommendation or Alternative Acquisition Agreement

        As described above, and subject to the provisions described below, the Board has made the recommendation that the holders of shares of Common Stock vote "FOR" the proposal to adopt the Merger Agreement. The Merger Agreement provides that the Board will not affect a company board recommendation change except as described below.

        Prior to the adoption of the Merger Agreement by stockholders, the Board may not (with any action described in the following being referred to as a "Company Board Recommendation Change"):

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  withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent or Merger Sub, the company board recommendation with respect to the Merger;

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  fail to include the company board recommendation in this proxy statement;

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  approve, adopt or recommend, or publicly propose to approve, adopt or recommend, an acquisition proposal;

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  fail to publicly recommend against any acquisition proposal subject to Regulation 14D under the Exchange Act in a solicitation/recommendation statement on Schedule 14D-9 within ten (10) business days after the commencement of such acquisition proposal or acquisition transaction; or

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  fail to publicly reaffirm the company board recommendation within three (3) business days after Parent so requests in writing (it being understood that the Board shall have no obligation to so reaffirm the company board recommendation on more than two occasions).

        In addition, the Board may not cause or permit the Company or any of its subsidiary to enter into an alternative acquisition agreement (other than a permitted confidentiality agreement) relating to any acquisition proposal.

Fiduciary Exception

        The Board may effect a Company Board Recommendation Change prior to the adoption of the Merger Agreement by stockholders (i) in connection with a superior proposal or (ii) in response to an event, occurrence, development or state of facts or circumstances occurring after the date of the Merger Agreement that was neither known to, nor reasonably foreseeable by, the Board prior to such time, if the Board determines in good faith after consultation with its financial advisors and its outside legal counsel that failure to take such action would be inconsistent with the directors' fiduciary duties under applicable law, only if:

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  the bona fide written acquisition proposal was not solicited in violation of the Company's non-solicitation obligations under the Merger Agreement;

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  the Company has provided prior written notice to Parent at least seventy-two (72) hours in advance of its intention to effect a Company Board Recommendation Change for the intervening event (which notice will include the reason in reasonable detail, the material terms and conditions of such proposals or offers, including copies of any written requests, proposals or offers, including proposed agreements, redacted to remove the identity of the third party making the proposal or offer) for such Company Board Recommendation Change;

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  prior to effecting such Company Board Recommendation Change, the Company during such seventy-two hour period must have negotiated with Parent in good faith (to the extent that Parent desires to so negotiate) to make modifications to the terms and conditions of the Merger Agreement so that the Board no longer determines that the failure to make a Company Board Recommendation Change in response to such intervening event would be inconsistent with its fiduciary obligations pursuant to applicable law; provided, that in the event of any material revisions to the terms of such superior proposal, the Company shall be required to deliver a new notice to Parent which shall be subject to the requirements in this section;

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  the Board determined (after consultation with its outside legal counsel and after considering any counter-offer or proposal made by Parent) that, in light of such superior proposal, the failure to effect a Company Board Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties; and

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  in the event the Board has determined to terminate the Merger Agreement to enter into an alternative acquisition agreement with respect to a superior proposal, the Company shall have terminated the Merger Agreement in accordance with its terms and shall have paid Parent the company termination fee in connection with such termination.

Certain Permitted Disclosure

        Nothing in the Merger Agreement will prevent the Company from complying with its disclosure obligations under applicable U.S. federal or state law with regard to an acquisition proposal, except that the Company must nevertheless comply with its obligations under the Merger Agreement with respect to resolving to make or making a Company Board Recommendation Change.

Existing Discussions

        The Company will immediately cease any existing activities, discussions or negotiations with any parties conducted prior to the date of the Merger Agreement with respect to any acquisition proposal, request the prompt return or destruction of all non-public information concerning the Company or its subsidiaries furnished pursuant to a confidentiality agreement and cease providing any further information to any such person and terminate all access granted to any physical or electronic data room to any such person.

Company Stockholders Meeting

        The Company must take, in accordance with applicable law and its certificate of incorporation and bylaws, all action necessary to establish a Record Date for, call, give notice of, convene and hold a meeting of holders of the Common Stock (the "Stockholders Meeting") as promptly as reasonably practicable after the execution of the Merger Agreement to consider and vote upon the adoption of the Merger Agreement.

Proxy Statement

        The Company must prepare and file with the SEC, as promptly as practicable after the Agreement Date (and in any event no later than 15 Business Days following the date of the Merger Agreement), this proxy statement in preliminary form relating to the Stockholders Meeting (such proxy statement, including any amendment or supplement thereto, the "Proxy Statement") and shall include the Company Board Recommendation in the Proxy Statement. Each of Parent and the Company shall provide the other with the information it requires to file this proxy statement and shall otherwise reasonably assist and cooperate with the other in connection with the preparation, filing and distribution of the Proxy Statement and the resolution of any comments in respect thereof received from the SEC.

Efforts to Complete the Merger; Regulatory Approvals

        The Company and Parent agreed to cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under the Merger Agreement and applicable Laws, including the Antitrust Laws, to consummate and make effective the Merger as soon as practicable, including preparing and filing as promptly as practicable (and in any event shall make all filings pursuant to the HSR Act within ten days of the Merger Agreement date) all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Authority in order to consummate the Merger and the Transactions contemplated by the Merger Agreement.

        The Company and Parent have each agreed to the prompt provision to each and every federal, state, local or foreign court or Governmental Authority with jurisdiction over enforcement of any applicable antitrust or competition Laws of non-privileged information and documents requested by any Government Antitrust Entity or that are necessary, proper or advisable to permit consummation of the Transactions contemplated by the Merger Agreement.

        However, neither the Company nor any of its Subsidiaries will be required to agree to the payment of a consent fee, "profit sharing" payment or other consideration (including increased or accelerated payments) or the provision of additional security (including a guaranty), in connection with the Merger, including in connection with obtaining any consent pursuant to any Company Material Contract of the Company.

        In no event will the Company, any of its Subsidiaries, Parent or Merger Sub be required to take or commit to take any actions that would be reasonably likely to materially adversely impact or impose limitations on the ownership by Parent or any of its Subsidiaries of all or a material portion of the Company's business or assets.

        In no event will Parent or Merger Sub be obligated pursuant to the Merger Agreement to, and the Company will not, without the written consent of Parent, sell, divest, license or hold separate any capital stock or other equity or voting interests or a material portion of the Company's business or assets.

Employee Benefits

        From the Effective Time until the first anniversary of the closing of the Merger, Parent has agreed to the following for each employee of the Company and its subsidiaries who continues in the employ of Parent (each a "Covered Employee"):

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  provide compensation (such term to include salary, annual cash bonus opportunities, commissions and severance, but to exclude any equity or equity-based compensation, retention, change of control, transaction or similar bonuses, and nonqualified deferred compensation) and benefits (excluding, any defined benefit pension plan or retiree medical benefits) that are, in the aggregate, no less favorable than the compensation (excluding any equity or equity-based compensation, retention, change of control, transaction or similar bonuses, and nonqualified deferred compensation) and benefits (excluding, any defined benefit pension plan or retiree medical benefits) being provided to Covered Employees immediately prior to the Effective Time under the Company Plans;

  •
  for Covered Employees who become eligible during the calendar year including the Effective Time: (i) waive any preexisting condition exclusions and waiting periods with respect to participation and coverage requirements applicable to any Covered Employee under any Parent Employee Benefit Plan providing medical, dental, or vision benefits to the same extent such limitation would have been waived or satisfied under the Company Employee Benefit Plan the Covered Employee participated in immediately prior to coverage under the Parent Employee Benefit Plan; and (ii) provide each Covered Employee with credit for any copayments and deductibles paid prior to the Covered Employee's coverage under any Parent Employee Benefit Plan during the calendar year in which such amount was paid, to the same extent such credit was given under the employee benefit plan Covered Employee participated in immediately prior to coverage under the Parent Employee Benefit Plan, in satisfying any applicable deductible or out-of-pocket requirements under the Parent Employee Benefit Plan; and

  •
  recognize the service of each Covered Employee prior to the Effective Time for vesting and eligibility purposes (but not for benefit accrual purposes, except for vacation and severance, as applicable) to the same extent and for the same purpose as such Covered Employee was entitled, before the Effective Time, to credit for such service under any similar employee benefit in which such Covered Employee participated immediately prior to the Effective Time. However, in no event shall any provision of the Merger Agreement result in any duplication of benefits for the same period of service.

        However, nothing in the Merger Agreements shall (i) be construed to limit the right of Parent, the Company, or any of the Company Subsidiaries (including, following the Effective Time, the Surviving Corporation) to amend or terminate any employee benefit or other employee benefit or compensation plan, program, agreement or arrangement to the extent such amendment or termination is permitted by the terms of the applicable plan, (ii) be construed as an amendment to any employee benefit or other employee benefit or compensation plan, program, agreement or arrangement, (iii) be construed to require Parent, the Company, or any of its Subsidiaries (including, following the Effective Time, the Surviving Corporation) to retain the employment of any particular Person for any fixed period of time following the Effective Time; or (iv) create any third-party beneficiary rights or obligations in any Person (including any Covered Employee).

Marketing Period

        Under the Merger Agreement, the Company has agreed to allow Parent a period of 18 consecutive business days to market the Debt Financing (the "Marketing Period"). This Marketing Period will commence on or after January 4, 2016 upon Parent's receipt of certain financial statements of the Company and its subsidiaries and such other customary information and deliverables as is required under the Debt Commitment Letter.

Cooperation with the Debt Financing

        Under the Merger Agreement and subject to restrictions related to any confidentiality or contractual or any restrictions under applicable law, the Company has agreed to use reasonable best efforts to provide Parent with all cooperation reasonably requested by Parent to assist it in causing the conditions in the Debt Commitment Letter to be satisfied or as is otherwise reasonably requested by Parent in connection with the Debt Financing under the Debt Commitment Letter. Such reasonable best efforts include, without limitation, participating (and causing senior management and representatives of the Company to participate) in a reasonable and limited number of presentations, meetings and road shows in connection with the syndication of the Debt Financing and reasonably assisting Parent and the Debt Financing sources with the preparation of rating agency presentation, memoranda and similar documents in connection with the Debt Financing.

Indemnification and Insurance

        The Merger Agreement provides that the Surviving Corporation and its subsidiaries will (and Parent will cause the Surviving Corporation and its subsidiaries to), for a period of six years from the Effective Time, (1) honor and fulfill in all respects the obligations of the Company and its subsidiaries under any and all indemnification agreements between the Company or any of its subsidiaries, on the one hand, and the current or former directors or officers of the Company or the Company's subsidiaries, on the other hand (including any person that becomes a director or officer of the Company or its subsidiaries prior to the Effective Time of the Merger), and (2) include in the certificates of incorporation and bylaws (and similar organizational documents) of the Company and its subsidiaries provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as those set forth in the Company's current certificate of incorporation and bylaws.

        In addition, the Merger Agreement provides that, during the six-year period commencing at the Effective Time of the Merger, the Surviving Corporation will (and Parent must cause the Surviving Corporation to) indemnify and hold harmless each current or former director or officer of the Company or the Company's subsidiaries, from and against all costs, fees and expenses (including attorneys' fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, proceeding, investigation or inquiry, whether civil, criminal, administrative or investigative, arising, directly or indirectly, out of or pertaining, directly or indirectly, to (1) any action or omission, or alleged action or omission, in such indemnified person's capacity as a director, officer, employee or agent of the Company or the Company's subsidiaries or other affiliates (regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time of the Merger); and (2) any of the transactions contemplated by the Merger Agreement. The Merger Agreement also provides that the Surviving Corporation will (and Parent must cause the Surviving Corporation to) pay all reasonable fees and expenses (including fees and expenses of any counsel) as incurred by any such indemnified person in the defense of such legal proceeding.

        In addition, without limiting the foregoing, the Merger Agreement requires Parent to cause the Surviving Corporation to maintain, on terms no less advantageous to the indemnified parties, the

Company's directors' and officers' insurance policies for a period of at least six years commencing at the Effective Time of the Merger. Neither Parent nor the Surviving Corporation will be required to pay premiums for such policy to the extent such premiums exceed, on an annual basis, 300% of the aggregate annual premiums currently paid by the Company, and if the premium for such insurance coverage would exceed such amount Parent shall be obligated to cause the Surviving Corporation to obtain the greatest coverage available for a cost equal to such amount.

Other Covenants and Agreements

        The Merger Agreement contains certain other covenants and agreements, including covenants related to:

  •
  the Company affording Parent reasonable access to the Company's properties, officers, directors, employees, agents, attorneys, accountants, advisors, investment bankers and representatives, books, records, tax returns, material operating and financial reports, work papers, assets, executive officers, contracts and other documents and information relating to the Company;

  •
  cooperation between the parties to de-list the Company's securities from the NYSE and de-register the Company's securities under the Exchange Act as promptly as practicable after the Effective Time of the Merger;

  •
  cooperation between the parties in connection with public announcements and filings with any third party and/or any governmental authority;

  •
  the Company (1) providing Parent with notice of any legal proceedings arising from or otherwise relating to the Merger, (2) providing Parent with the opportunity to participate in (but not control) the defense of any legal proceedings, and (3) consulting with the Parent with respect to the settlement or prosecution of any legal proceedings, subject to certain conditions;

  •
  causing any dispositions of Company Common Stock, options and restricted stock units resulting from the Merger by each individual who may become subject to reporting requirements under the securities laws to be exempt from Section 16(b) of the Exchange Act;

  •
  Parent causing Merger Sub and the Surviving Corporation, as applicable, to fully comply with all of their respective obligations under the Merger Agreement;

  •
  Parent, in its capacity as the parent of Merger Sub, adopting the Merger Agreement and approving the transactions contemplated by the Merger Agreement;

  •
  cooperation between the parties to schedule the repatriation of Company cash prior to the closing; and

  •
  cooperation between the parties to prepare, execute and file all tax returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales use, transfer, value added, stock transfer and stamp taxes, any transfer recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated by the Merger Agreement that are required or permitted to be filed on or before the Effective Time of the Merger.

Conditions to Completion of the Merger

        The obligations of each of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction, or waiver, of the following conditions:

  •
  the adoption of the Merger Agreement by the requisite affirmative vote of stockholders;

  •
  the (1) expiration or termination of the applicable waiting period under the HSR Act and (2) receipt of a decision from the European Commission under Article 6(1)(b) of Council Regulation 139/2004 (the "EUMR") declaring the Merger compatible with the internal European Union market; and

  •
  the absence of any law, regulation or order that restrains, enjoins or otherwise prohibits the closing of the Merger.

        The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction, or waiver, of the following additional conditions:

  •
  the Company having performed and complied in all material respects with all agreements, covenants and obligations required by the Merger Agreement to be performed and complied with by the Company at or prior to the closing date;

  •
  the representations and warranties of the Company relating to the Company's capitalization being true and correct as of the date of the Merger Agreement and being true and correct on and as of the closing with the same force and effect as if made on and as of such date, except (1) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date), and (2) in each case for any inaccuracies that would not, individually or in the aggregate, increase the aggregate Merger consideration payable in the Merger by more than $10 million;

  •
  the representations and warranties of the Company relating to the Company's organization, authorization, subsidiaries and broker's or finder's fees being true and correct in all material respects as of the date of the Merger Agreement and being true and correct in all material respects on and as of the closing with the same force and effect as if made on and as of such date (disregarding all materiality qualifications (but not dollar thresholds) contained in such representations and warranties), except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date);

  •
  the other representations and warranties of the Company set forth elsewhere in the Merger Agreement being true and correct on and as of the closing date with the same force and effect as if made on and as of such date (disregarding all materiality qualifications (but not dollar thresholds) contained in such representations and warranties), except (1) for any failure to be so true and correct which has not had, and would not reasonably be expect to have, individually or in the aggregate, a Company Material Adverse Effect, and (2) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date, except for any failure to be so true and correct as of such date which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect);

  •
  the receipt by Parent and Merger Sub of a certificate, signed for and on behalf of the Company by the chief executive officer and the chief financial officer of the Company, certifying that the conditions described in the preceding four bullets have been satisfied;

  •
  since the date of the Merger Agreement, there not having occurred or arisen any Company Material Adverse Effect that is continuing; and

  •
  the Company filing all forms, reports and documents which contain financial statements and which are required to be field with the SEC prior to the closing date.

        In addition, the obligations of the Company to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:

  •
  Parent and Merger Sub having performed and complied in all material respects with all agreements, covenants and obligations required by the Merger Agreement to be performed and complied with by Parent and Merger Sub at or prior to the closing date;

  •
  the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement that are qualified by "materiality" being true and correct in all respects on and as of the closing date with the same force and effect as if made on and as of such date (except for those representations and warranties which address matters only as of a particular date, which representations shall have been true and correct in all respects as of such particular date);

  •
  the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement that are not so qualified by "materiality" being true and correct in all material respects on and as of the closing date with the same force and effect as if made on and as of such date (except for those representations and warranties which address matters only as of a particular date, which representations shall have been true and correct in all material respects as of such particular date); and

  •
  the receipt by the Company of a certificate, signed for and on behalf of Parent and Merger Sub by a duly authorized officer of each of Parent and Merger Sub, certifying that the conditions described in the preceding three bullets have been satisfied.

Termination of the Merger Agreement

        The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after the adoption of the Merger Agreement by the Company's stockholders, under the following circumstances:

  •
  by mutual written consent of the Company and Parent; or

  •
  by either Parent or the Company if:

  •
  the Merger is not consummated by April 18, 2016 (the "Termination Date"); provided, however, that this right to terminate the Merger Agreement will not be available to any party whose action or failure to fulfill any obligation under the Merger Agreement has been the principal cause of or resulting in the failure of the Effective Time to have occurred on or before the Termination Date (as "Outside Date Termination");

  •
  the Company stockholders fail to adopt the Merger Agreement at the Company stockholders meeting or at any adjournment or postponement of such meeting (a "Stockholder No-Vote Termination"); or

  •
  any order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger becomes final and non-appealable (whether before or after the receipt of the requisite stockholder vote); or

  •
  by the Company:

  •
  if Parent or Merger Sub breaches any representation, warranty, covenant or agreement in the Merger Agreement, or any such representation or warranty has become untrue after the date of the Merger Agreement, such that the conditions to the obligation of the Company to close would not be satisfied, except if such breach or untruth is capable of being cured within 30 days of receipt of notice from the Company of such breach or by the Termination Date (a "Parent Breach Termination"); or

  •
  at any time after the Marketing Period has ended, if:

            (1)   all of the conditions to the parties' mutual obligation to close and to Parent's obligation to close have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing);

            (2)   Parent and Merger Sub fail to consummate the transactions contemplated by the Merger Agreement within time period provided in the Merger Agreement;

            (3)   the Company has irrevocably notified Parent in writing that the Company is ready and willing and able to consummate the Merger, all of the Company's closing conditions have been and continue to be satisfied (other than those conditions that by their nature are to be satisfied at the closing) or that it is willing to waive any of Parent's or Merger Sub's unsatisfied closing conditions;

            (4)   the Company shall have provided Parent at least three (3) business days' prior written notice of its intent to terminate the Merger Agreement if Parent and Merger Sub fail to consummate the Merger;

            (5)   Parent and Merger Sub fail to consummate the transactions contemplated by the Merger Agreement within the later of such three business day period and the date set forth in the Company's notice to Parent (a "Failure to Close Termination"); or

    •
    at any time prior to the time the requisite Company vote is obtained, if the Board authorizes the Company to enter into, and the Company so enters into, an alternative acquisition agreement with respect to a superior proposal and the Company pays to Parent the Company termination fee (a "Superior Proposal Termination"); or

  •
  by Parent if:

  •
  the Company breaches any representation, warranty, covenant or agreement in the Merger Agreement, or any such representation and warranty has become untrue after the date of the Merger Agreement, such that the conditions to Parent's obligations to close would not be satisfied, except if such breach or untruth is capable of being cured within 30 days of receipt of notice from Parent of such breach or by the Termination Date (a "Company Breach Termination"); or

  •
  the Company board has made and not withdrawn a Company Board Recommendation Change (a "Change in Recommendation Termination").

Termination Fees and Expenses

        The Company must pay Parent a termination fee of $159 million (less any expenses previously paid to Parent) if:

  •
  Each of the following occurs:

  •
  Parent or the Company effects a Stockholder No-Vote Termination;

  •
  after the date of the Merger Agreement and before the stockholder vote to adopt the Merger Agreement, an acquisition proposal or offer that was not previously announced or known prior to the execution of the Merger Agreement is publicly announced or becomes publicly known and not withdrawn; and

  •
  within 12 months of termination, the Company consummates, or enters into an alternative acquisition agreement with respect to, an acquisition proposal (which may be consummated at a later date and for which 50% should be substituted for 15% in the definition of "acquisition proposal"); or

  •
  the Company effects a Superior Proposal Termination to enter into an alternative acquisition agreement; or

  •
  Parent effects a Change in Recommendation Termination.

        If the Company termination fee is payable under the circumstances described in the first bullet point above, the Company termination fee must be paid promptly following, but in no event later than one business day after, the consummation of such acquisition proposal. If the Company termination fee is payable under the circumstances described in the second bullet point above, the termination fee must be paid prior to or concurrently with such termination. If the Company termination fee is payable under the circumstances described in the third bullet point above, the Company termination fee must be paid promptly following, but in no event later than one business day after, the date of such termination.

        Parent must pay the Company, within one business day after demand by the Company after the date of such termination, a termination fee of $318 million (the "Parent Termination Fee") in the following circumstances:

  •
  the Company effects a Parent Breach Termination;

  •
  the Company effects a Failure to Close Termination; or

  •
  if Parent or the Company effects an Outside Date Termination and the Company would have been entitled to effect a Parent Breach Termination or a Failure to Close Termination.

        The Company must reimburse Parent, within one business day of demand by Parent after any termination described below, for all reasonable and documented out-of-pocket expenses incurred by Parent and its affiliates in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement (the "Parent Expenses") up to a cap of $5 million, if:

  •
  Parent or the Company effects a Stockholder No-Vote Termination under circumstances in which the Company is not obligated to pay Parent a termination fee; or

  •
  Parent effects a Company Breach Termination under circumstances in which the Company is not obligated to pay Parent a termination fee; or an acquisition proposal is made or publicly announced and not publicly withdrawn and Parent effects a Company Breach Termination.

Expenses

        Subject to certain exceptions, including the obligation of the Company to pay the Parent Expenses up to a certain amount if the Merger Agreement is terminated under certain circumstances as described above, all costs and expenses incurred in connection with the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such expense.

        If the Company or Parent, as the case may be, fails to promptly pay any of the fees or expenses described above, and, in order to obtain such payment, the Company or Parent, as the case may be, commences a suit that results in a judgment against the other party for the payment of such fees or expenses, such paying party must pay to the other party or parties, as applicable, its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of such amount or portion thereof at an annual rate of 5% plus the prime rate as published in the Wall Street Journal in effect on the date that such payment was required to be made through the date of payment.

Modification or Amendment

        Subject to the provisions of applicable law, the Merger Agreement may be amended in writing at any time before or after adoption of the Merger Agreement by stockholders. However, after adoption of the Merger Agreement by stockholders, no amendment that requires further approval by such stockholders pursuant to the DGCL may be made without such approval. In addition, no amendment to the provisions related to the amendment of the Merger Agreement, the financing covenants, the effect of termination, the extension of time and waiver, the entire agreement and third party beneficiaries, the assignment of rights, interest and obligations under the Merger Agreement, severability and remedies will be effective except with prior written consent of the third party financing sources to the extent the changes or waivers to such sections impact or are adverse to such financing sources.

Specific Performance

        In the event of a breach or threatened breach of any covenant or obligation in the Merger Agreement, subject to the termination fees and expense reimbursement described above, the non-breaching party will be entitled to an injunction, specific performance or other equitable relief to enforce specifically the terms and provisions of the Merger Agreement.

        Notwithstanding the foregoing, the Company will be entitled to an injunction, specific performance or other equitable remedy in connection with enforcing Parent's obligation to cause the Equity Financing to be funded (and to exercise its third party beneficiary rights under the Equity Commitment Letters) and to consummate the Merger only in the event that (1) all conditions to Parent's and Merger Sub's obligations to close the Merger have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which must be able to be satisfied at the closing) at the time of closing but for the failure of the Equity Financing to be funded and remain satisfied, (2) the Debt Financing has been funded or will be funded in accordance with their terms at the closing if the Equity Financing is funded at the closing and (3) the Company has irrevocably confirmed in writing to Parent that if specific performance is granted and the Equity Financing and Debt Financing are funded, then it will take such actions that are required of it by the Merger Agreement to cause the closing to occur.

        Although the Company may pursue both a grant of specific performance and the payment of the termination fee by Parent, the Company will not be permitted to pursue an injunction, specific performance or other equitable relief or any other remedy under the Merger Agreement following the payment by Parent of the termination fee. In addition, Parent and Merger Sub shall be entitled to settle any pre-closing claims against Parent or Merger Sub relating to their obligations under the Merger Agreement by closing the Merger in accordance with the terms of the Merger Agreement.

No Third Party Beneficiaries

        The Merger Agreement is not intended to and does not confer upon any person other than the parties thereto any legal or equitable remedies, except for:

  •
  the indemnification and insurance rights of the directors and officers of the Company and its subsidiaries under the Merger Agreement; and

  •
  certain rights of the financing sources as set forth in the Merger Agreement.

Governing Law

        The Merger Agreement is governed by Delaware law.

 PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

        We are asking you to approve and adopt the Merger Agreement and the Merger contemplated by the Merger Agreement.

        For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement and the Merger throughout this proxy statement, including the information set forth in the sections captioned "The Merger" beginning on page 30 of this proxy statement and "The Merger Agreement" beginning on page 64 of this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully in its entirety.

        Under applicable law, we cannot complete the Merger without the affirmative vote of a majority of the outstanding shares of Company Common Stock voting in favor of the proposal to approve and adopt the Merger Agreement and the Merger. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to adopt the Merger Agreement.

        The Board of Directors unanimously recommends that you vote "FOR" this proposal.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

        We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If stockholders approve the adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.

        The Board of Directors unanimously recommends that you vote "FOR" this proposal.

PROPOSAL 3: ADVISORY VOTE ON MERGER-RELATED COMPENSATION FOR THE
COMPANY'S NAMED EXECUTIVE OFFICERS

        As required by Section 14A of the Exchange Act of 1934 and the applicable SEC rules issued thereunder, which were enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, the Company is required to submit a proposal to the Company's stockholders for a non-binding, advisory vote to approve the compensation that the Company's named executive officers may be entitled to receive from the Company that is based on or otherwise relates to the Merger.

        The compensation that the Company's named executive officers may be entitled to receive from the Company that is based on or otherwise relates to the Merger is summarized and included under the heading "The Merger—Interests of Certain Persons in the Merger" beginning on page 55 of this proxy statement. That summary includes all compensation and benefits that may be paid or become payable to the Company's named executive officers by the Company that is based on or otherwise relate to the Merger.

        The Board encourages you to review carefully the named executive officer Merger-related compensation information disclosed in this proxy statement.

        The Board recommends that our stockholders approve the following resolution, on a non-binding, advisory basis:

        "RESOLVED, that the stockholders of Company approve, on a nonbinding, advisory basis, the compensation that will or may become payable to Company's named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned "The Merger—Interests of Certain Persons in the Merger."

        The affirmative vote of holders of a majority of the shares of Company Common Stock present, in person or represented by proxy, at the Special Meeting and entitled to vote on such proposal is required to approve the advisory proposal concerning Merger-related compensation arrangements for our named executive officers. The vote on the advisory proposal concerning Merger-related compensation arrangements for our named executive officers is a vote separate and apart from the vote to adopt the Merger Agreement. Accordingly, you may vote not to approve the advisory proposal concerning Merger-related compensation arrangements for our named executive officers and vote to adopt the Merger Agreement. Because the vote on the advisory proposal concerning Merger-related compensation arrangements for our named executive officers is advisory only, it will not be binding on either the Company or Parent. Accordingly, if the Merger Agreement is adopted and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of our stockholders.

        The Board of Directors unanimously recommends that you vote "FOR" this proposal.

MARKET PRICE OF COMMON STOCK

        Our Common Stock is listed for trading on the NYSE under the symbol "SWI." The table below presents the high and low intra-day sale prices of our Common Stock on the NYSE during the fiscal quarters indicated:

	Common Stock Price
	High	Low
FY 2013
Quarter ended March 31, 2013	$61.52	$52.06
Quarter ended June 30, 2013	59.57	37.96
Quarter ended September 30, 2013	46.25	34.54
Quarter ended December 31, 2013	39.15	31.94
FY 2014
Quarter ended March 31, 2014	$46.95	$37.37
Quarter ended June 30, 2014	44.44	36.54
Quarter ended September 30, 2014	44.57	37.41
Quarter ended December 31, 2014	53.44	39.20
FY 2015
Quarter ended March 31, 2015	$53.00	$45.76
Quarter ended June 30, 2015	53.07	45.28
Quarter ended September 30, 2015	47.32	35.00
Quarter ended December 31, 2015 (through December 14, 2015)	59.29	38.78

        The closing price of our Common Stock on the NYSE on October 20, 2015, the last trading day prior to the public announcement of the execution of the Merger Agreement, was $50.20 per share of Common Stock, each share of which is entitled to one vote. On December 14, 2015, the latest practicable trading date before this proxy statement was mailed to our stockholders, the closing price for our Common Stock on the NYSE was $57.07 per share of Common Stock. You are encouraged to obtain current market quotations for our Common Stock in connection with voting your shares of Common Stock.

        We have never declared or paid any cash dividends on our Common Stock.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information known to us regarding beneficial ownership of our Common Stock, as of December 1, 2015, by each person known by us to own more than 5% of our Common Stock, each director and each of the named executive officers and by all of our directors and named executive officers as a group (10 persons). The table lists the number of shares and percentage of shares beneficially owned based on shares of Common Stock outstanding as of December 1, 2015, including (1) shares for which options will vest or will be exercisable within 60 days of December 1, 2015 and (2) shares underlying restricted stock units that may vest and deliver shares within 60 days of December 1, 2015. Information in the table is derived from Securities and Exchange Commission filings made by such persons on Schedule 13F, Schedule 13G and/or under Section 16(a) of the Securities Exchange Act of 1934, as amended, and other information received by us. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Approximate Percentage of Common Stock Outstanding
Over 5% Stockholders:
BlackRock, Inc.(2)	4,157,164	5.8%
Brown Capital Management, LLC(3)	4,065,040	5.7
The Vanguard Group(4)	3,983,237	5.6
Entities affiliated with Donald C. Yonce(5)	9,689,981	13.5
Named Executive Officers, Directors and Nominees:
Steven M. Cakebread(6)	55,197	*
Paul J. Cormier(7)	8,611	*
Douglas G. Hibberd(8)	91,868	*
J. Barton Kalsu(9)	75,120	*
Jason Ream(10)	64,725	*
Ellen F. Siminoff(11)	63,164	*
Roger J. Sippl(12)	92,869	*
Paul Strelzick(13)	98,201	*
Kevin B. Thompson(14)	859,937	1.2
Lloyd G. Waterhouse(15)	66,287	*
All executive officers and directors as a group (10 people)(16)	1,475,979	2.0

*
Represents beneficial ownership of less than 1%.

(1)
Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person's spouse. Unless otherwise indicated, the address of each of the named individuals is: c/o SolarWinds, Inc., 7171 Southwest Parkway, Building 400, Austin, Texas 78735.

(2)
Pursuant to a Schedule 13G/A filed with the SEC on February 2, 2015, BlackRock, Inc. reported that, as of December 31, 2014, it and certain related entities had sole voting power over 3,959,333 shares and sole dispositive power over 4,157,164 shares and that its address is 55 East 52nd Street, New York, NY 10022.

(3)
Pursuant to a Schedule 13G filed with the SEC on October 8, 2015, Brown Capital Management, LLC reported that, as of October 7, 2015, it had sole voting power over

  2,250,477 shares and sole dispositive power over 4,065,040 shares and that its address is 1201 N. Calvert Street, Baltimore, Maryland 21202.

(4)
Pursuant to a Schedule 13G/A filed with the SEC on February 11, 2015, The Vanguard Group reported that, as of December 31, 2014, it had sole voting power over 45,112 shares, sole dispositive power over 3,944,125 shares and shared dispositive power over 39,112 shares and that its address is 100 Vanguard Blvd., Malvern, PA 19355.

(5)
Pursuant to a Schedule 13G/A filed with the SEC on February 3, 2015, Donald Yonce 2007 Trust reported that, as of December 31, 2014, it had sole voting and dispositive power over 5,268,734 shares and that Atlantis SolarWinds, LP had sole voting and dispositive power over 4,421,247 shares. Pursuant to a report on Form 4 filed on November 16, 2015, the Donald Yonce 2007 Trust reported that it transferred 5,268,734 shares to the Yonce 2012 Family Trust on November 16, 2015. The address of each of the reporting persons is c/o SolarWinds, Inc., 7171 Southwest Parkway, Building 400, Austin, Texas 78735.

(6)
Includes 49,265 shares subject to options exercisable within 60 days of December 1, 2015.

(7)
Includes 6,631 shares subject to options exercisable within 60 days of December 1, 2015.

(8)
Includes 88,399 shares subject to options exercisable within 60 days of December 1, 2015.

(9)
Includes 60,261 shares subject to options exercisable, and 1,613 shares subject to restricted stock units that will vest, within 60 days of December 1, 2015.

(10)
Includes 46,692 shares subject to options exercisable, and 2,210 shares subject to restricted stock units that will vest, within 60 days of December 1, 2015.

(11)
Includes 44,441 shares subject to options exercisable within 60 days of December 1, 2015, and 5,000 shares held by the D&E Living Trust. Ms. Siminoff and her spouse serve as co-trustees of the D&E Living Trust and retain voting and dispositive power.

(12)
Includes 48,184 shares subject to options exercisable within 60 days of December 1, 2015.

(13)
Includes 91,145 shares subject to options exercisable, and 7,056 shares subject to restricted stock units that will vest, within 60 days of December 1, 2015.

(14)
Includes 595,463 shares subject to options exercisable, and 15,920 shares subject to restricted stock units that will vest, within 60 days of December 1, 2015.

(15)
Includes 51,087 shares subject to options exercisable within 60 days of December 1, 2015.

(16)
Includes 1,081,568 shares subject to options exercisable, and 26,799 shares subject to restricted stock units that will vest, within 60 days of December 1, 2015.

 APPRAISAL RIGHTS

        Under the DGCL, if you do not wish to accept the Per Share Merger Consideration provided for in the Merger Agreement, you have the right to seek appraisal of your shares of our Common Stock and to receive payment in cash for the fair value of your shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The "fair value" of your shares of our Common Stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the $60.10 per share, without interest thereon, less any applicable withholding taxes, that you are otherwise entitled to receive under the terms of the Merger Agreement. These rights are known as appraisal rights. The Company's stockholders who elect to exercise appraisal rights must not vote in favor of the proposal to adopt the Merger Agreement and must comply with the provisions of Section 262 of the DGCL ("Section 262") in order to perfect their rights. Strict compliance with the statutory procedures in Section 262 is required. Failure to follow precisely any of the statutory requirements will result in the loss of your appraisal rights.

        This section is intended as a brief summary of the material provisions of the Delaware statutory procedures that a stockholder must follow in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements, and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex B to this proxy statement. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.

        Section 262 requires that where a Merger Agreement is to be submitted for adoption at a meeting of stockholders, the stockholders be notified that appraisal rights will be available not less than 20 days before the meeting to vote on the Merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes the Company's notice to our stockholders that appraisal rights are available in connection with the Merger, in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex B. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

        If you elect to demand appraisal of your shares of our Common Stock, you must satisfy each of the following conditions: You must deliver to the Company a written demand for appraisal of your shares of our Common Stock before the vote is taken on the proposal to adopt the Merger Agreement, which must reasonably inform us of the identity of the holder of record of the Company's Common Stock and that the stockholder intends thereby to demand appraisal of his, her or its shares of our Common Stock; and you must not vote or submit a proxy in favor of the proposal to adopt the Merger Agreement.

        If you fail to comply with either of these conditions and the Merger is completed, you will be entitled to receive payment for your shares of the Company's Common Stock as provided for in the Merger Agreement, but you will have no appraisal rights with respect to your shares of the Company's Common Stock. A holder of shares of the Company's Common Stock wishing to exercise appraisal rights must hold of record the shares of common stock on the date the written demand for appraisal is made and must continue to hold the shares of our Common Stock of record through the Effective Time of the Merger, because appraisal rights will be lost if the shares of our Common Stock are transferred prior to the Effective Time of the Merger. Voting against or failing to vote for the proposal to adopt the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the Merger Agreement, and it will constitute a waiver of the stockholder's right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote against the proposal to adopt the Merger Agreement or abstain from voting on the proposal to adopt the Merger Agreement. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the Merger Agreement.

        All demands for appraisal should be addressed to SolarWinds, Inc., 7171 Southwest Parkway, Building 400, Austin, Texas 78735, and must be delivered before the vote is taken on the proposal to adopt the Merger Agreement at the Special Meeting, and should be executed by, or on behalf of, the record holder of the shares of our Common Stock. The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares of our Common Stock.

        To be effective, a demand for appraisal by a stockholder of Company Common Stock must be made by, or in the name of, the record stockholder, fully and correctly, as the stockholder's name appears on the stockholder's stock certificate(s) or in the transfer agent's records, in the case of uncertificated shares. The demand cannot be made by the beneficial owner if he or she does not also hold the shares of our Common Stock of record. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of Common Stock. If you hold your shares of the Company's Common Stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

        If shares of our Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity. If the shares of our Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a bank, brokerage firm or other nominee, who holds shares of our Common Stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of our Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of our Common Stock as to which appraisal is sought. Where no number of shares of our Common Stock is expressly mentioned, the demand will be presumed to cover all shares of our Common Stock held in the name of the record owner.

        Within ten days after the Effective Time of the Merger, the Surviving Corporation must give notice of the date that the Merger has become effective to each of the Company's stockholders who has properly filed a written demand for appraisal and who did not vote in favor of the proposal to adopt the Merger Agreement. At any time within 60 days after the Effective Time of the Merger, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the cash payment specified by the Merger Agreement for that stockholder's shares of the Company's Common Stock by delivering to the Surviving Corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time of the Merger will require written approval of the Surviving Corporation. Unless the demand is properly withdrawn by the stockholder within 60 days after the effective date of the Merger, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Court deems just. If the Surviving Corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the

Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration offered pursuant to the Merger Agreement.

        Within 120 days after the Effective Time of the Merger, but not thereafter, either the Surviving Corporation or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of our Common Stock held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition will be made upon the Surviving Corporation. The Surviving Corporation has no obligation to file such a petition, and holders should not assume that the Surviving Corporation will file a petition. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder's previous written demand for appraisal. In addition, within 120 days after the Effective Time of the Merger, any stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the Merger Agreement, upon written request, will be entitled to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of our Common Stock not voted in favor of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed to the stockholder within 10 days after such written request has been received by the Surviving Corporation. A person who is the beneficial owner of shares of the Company's Common Stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition for appraisal or request from the Surviving Corporation such statement.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the Surviving Corporation, then the Surviving Corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of our Common Stock and with whom agreements as to the value of their shares of our Common Stock have not been reached. After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares of our Common Stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

        After determination of the stockholders entitled to appraisal of their shares of the Company's Common Stock, the Delaware Court of Chancery will appraise the shares of Common Stock, determining their fair value as of the Effective Time of the Merger after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Delaware Court of Chancery will direct the payment of such value together with interest, if any, upon surrender by those stockholders of the certificates representing their shares of our Common Stock. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time of the Merger and the date of payment of the judgment.

        You should be aware that an investment banking opinion as to fairness from a financial point of view is not necessarily an opinion as to fair value under Section 262. Although we believe that the Per Share Merger Consideration is fair, no representation is made as to the outcome of an appraisal of fair value by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Per Share Merger Consideration. Moreover, we reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of our Common Stock is less than the Per Share Merger Consideration. In determining "fair value," the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the Merger." In Cede & Co. v. Technicolor,  Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered."

        Costs of the appraisal proceeding (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the Surviving Corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of our Common Stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the Effective Time of the Merger, be entitled to vote shares of our Common Stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Common Stock, other than with respect to payment as of a Record Date prior to the Effective Time of the Merger. However, if no petition for appraisal is filed within 120 days after the Effective Time of the Merger, or if the stockholder otherwise fails to perfect, successfully withdraws or loses such holder's right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the $60.10 per share in cash, without interest thereon, less any applicable withholding taxes, for his, her or its shares of our Common Stock pursuant to the Merger Agreement.

        In view of the complexity of Section 262 of the DGCL, the Company's stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

DELISTING AND DEREGISTRATION OF COMMON STOCK

        If the Merger is completed, our Common Stock will be delisted from the NYSE and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of our Common Stock.

 STOCKHOLDER PROPOSALS

        If the Merger is completed prior to our next annual meeting of stockholders, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the Merger is not completed prior to our next annual meeting of stockholders, the following deadlines will apply to the submission of stockholder proposals to be considered at our next annual meeting of stockholders.

        If you intend for your proposal to be included in next year's proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act, the proposal and notice must have been received by us no earlier than January 15, 2016 and no later than February 14, 2016. However, if the date of our next annual meeting of stockholders is not within 25 days of May 14, 2016, the proposal and notice must be received by us no later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed or the public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of the annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. In addition to any proposal, the notice of such proposal must include certain related information as established by our bylaws. The chairperson of the annual meeting can, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting in accordance with the provisions of our bylaws, and, if the chairperson should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement if it does not satisfy the standards set forth in the rules of the SEC.

        Notice of any proposal or director nomination that you intend to present at the next annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the next annual meeting of stockholders, must be delivered to our Corporate Secretary by mail at 7171 Southwest Parkway, Building 400, Austin, Texas 78735, Attention: Corporate Secretary not less than 90 days nor more than 120 days in advance of May 14, 2016. In addition, to be properly brought before the annual meeting your notice must set forth the information required by the Company's bylaws with respect to each director nomination or other proposal that you intend to present at the next annual meeting of stockholders. A copy of our bylaw provisions governing the notice requirements set forth above may be obtained by writing to our Corporate Secretary. Such requests and all notices of proposals and director nominations by stockholders should be sent to SolarWinds, Inc., 7171 Southwest Parkway, Building 400, Austin, Texas 78735, Attention: Corporate Secretary.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investors page of our corporate website at www.solarwinds.com. Our website address is provided as an inactive textual reference only. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.

        Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Special Meeting.

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (filed with the SEC on February 23, 2015);

  •
  Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2015, June 30, 2015 and March 31, 2015; and

  •
  Current Reports on Form 8-K, as amended, filed with the SEC on November 17, 2015, October 27, 2015, October 21, 2015, October 9, 2015, August 7, 2015, July 27, 2015, May 20, 2015, and February 6, 2015.

        Notwithstanding the foregoing, information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this proxy statement.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to SolarWinds, Inc., 7171 Southwest Parkway, Building 400, Austin, Texas 78735, Telephone (512) 682-9300, on the Investor Relations page of our corporate website at www.solarwinds.com; or D.F. King, our proxy solicitor, at the contact information listed below, or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

        If you have any questions about this proxy statement, special meeting or the Merger or need assistance with the voting procedures, please contact our proxy solicitor at:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Telephone (Collect): (212) 269-5550
Telephone (Toll-Free): (877) 283-0321
Email: swi@dfking.com

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED DECEMBER 15, 2015. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among:

PROJECT AURORA HOLDINGS, LLC

PROJECT AURORA MERGER CORP.

and

SOLARWINDS, INC.

dated as of

OCTOBER 21, 2015

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of October 21, 2015 (the "Agreement Date") by and among Project Aurora Holdings, LLC, a Delaware limited liability company ("Parent"), Project Aurora Merger Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Subsidiary"), and Solarwinds, Inc., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

        WHEREAS, the parties hereto intend that, on the terms and subject to the conditions set forth herein, Merger Subsidiary shall merge with and into the Company, with the Company being the surviving corporation (the "Merger");

        WHEREAS, the board of directors of the Company (the "Company Board") has (i) approved and declared advisable this Agreement and the Transactions, including the Merger, upon the terms and subject to the conditions set forth herein, (ii) determined that this Agreement and the Transactions are fair to, and in the best interests of, the Company and its stockholders and (iii) resolved to recommend that this Agreement be adopted by the Company's stockholders;

        WHEREAS, each of the board of managers of Parent and the board of directors of Merger Subsidiary has (i) approved and declared advisable this Agreement and the Transactions, including the Merger, upon the terms and subject to the conditions set forth herein and (ii) determined that this Agreement and the Transactions are fair to, and in the best interests of, Parent and Merger Subsidiary, respectively;

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, Parent has delivered to the Company the guaranty of Thoma Bravo Fund XI, L.P., a Delaware limited partnership and the guaranty of Silver Lake Partners IV, L.P. (collectively, the "Guarantors"), dated as of the Agreement Date, in favor of the Company with respect to certain obligations of Merger Subsidiary and Parent under this Agreement (collectively, the "Guaranties") as specified in the Guaranties;

        WHEREAS, Parent shall, or shall cause the direct holder of the stock of Merger Subsidiary to, immediately following execution and delivery of this Agreement, adopt this Agreement and approve the Transactions, including the Merger, in its capacity as sole stockholder of Merger Subsidiary; and

        WHEREAS, the Company, Parent and Merger Subsidiary desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and to set forth certain conditions to the Merger; and

        WHEREAS, simultaneously with the execution and delivery of this Agreement, certain of the Company's shareholders have entered into voting agreements in the form attached hereto as Exhibit D (the "Voting Agreements"), dated as of the Agreement Date, with Parent, pursuant to which, among other things, such Company shareholders have agreed to vote such Company shareholder's shares of Company Common Stock in favor of the approval of this Agreement and against any other Acquisition Proposal.

 AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants and premises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

ARTICLE I
THE MERGER

        Section 1.1    The Merger.

          (a)   At the Effective Time, Merger Subsidiary shall be merged with and into the Company in accordance with the Delaware General Corporation Law (the "DGCL") whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

          (b)   The consummation of the Merger shall take place at a closing (the "Closing") to occur at the offices of DLA Piper LLP (US), 401 Congress Avenue, Suite 2500, Austin, Texas 78701, on a date and at a time to be agreed upon by Parent and the Company, which date shall be no later than the second (2nd) Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied or waived (if permitted hereunder) at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions at the Closing), or at such other location, date and time as Parent and the Company shall mutually agree upon in writing. The date upon which the Closing shall actually occur pursuant hereto is referred to herein as the "Closing Date."

          (c)   Notwithstanding Section 1.1(b), if the Marketing Period has not ended at the time when the Closing would otherwise be required to occur pursuant to Section 1.1(b), the Closing will occur on the earlier of (i) a Business Day before or during the Marketing Period specified by Parent on three (3) Business Days prior written notice to the Company and (ii) the first (1st) Business Day after the expiration of the Marketing Period (subject, in each case, to the satisfaction or waiver (to the extent permitted hereunder) of all of the conditions set forth in Article VI, other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions at the Closing), or at such other date and time as Parent and the Company shall mutually agree upon in writing.

          (d)   At the Closing, the Company and Merger Subsidiary shall file a certificate of merger in requisite and customary form and substance with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time (the "Effective Time") as the certificate of merger is duly filed with the Secretary of State of the State of Delaware (or at such later time as may be mutually agreed to by the parties and as specified in the certificate of merger).

          (e)   From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under the DGCL.

        Section 1.2    Conversion of Shares of Common Stock.     At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

          (a)   except as otherwise provided in Section 1.2(b) or Section 1.4, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be cancelled and cease to exist and shall be converted into the right to receive $60.10 in cash, without interest (the "Merger Consideration");

          (b)   each share of Company Common Stock held by the Company as treasury stock or owned by Parent, Merger Subsidiary or any Subsidiary of the Company or Parent (other than Merger Subsidiary) immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

          (c)   each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

        Section 1.3    Surrender and Payment.

          (a)   Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to the Company (the "Exchange Agent") for the purpose of exchanging for the Merger Consideration (i) certificates representing shares of Company Common Stock (the "Certificates") or (ii) uncertificated shares of Company Common Stock (the "Uncertificated Shares"). At or prior to the Effective Time, Parent shall deposit and make available to the Exchange Agent the Merger Consideration to be paid in respect of the Certificates and the Uncertificated Shares (but not any Merger Consideration in respect of any Dissenting Shares as of the Effective Time or, for the avoidance of doubt, the Company Option Merger Consideration or the Company RSU Merger Consideration) (the "Exchange Fund"). All cash deposited with the Exchange Agent shall only be used for the purposes provided in this Agreement, or as otherwise agreed by the Company and Parent before the Effective Time. Any income from investment of the Exchange Fund will be payable to the Surviving Corporation. Promptly after the Effective Time (but in no event later than five (5) Business Days after the Effective Time), Parent shall cause the Exchange Agent to send, to each holder of shares of Company Common Stock at the Effective Time (other than the Company, Parent, Merger Subsidiary, any Subsidiary of the Company or Parent, or holders of Dissenting Shares who have not subsequently withdrawn or lost their rights of appraisal) a letter of transmittal, in form and substance reasonably acceptable to the Surviving Corporation, and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent) for use in such exchange.

          (b)   Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, or (ii) receipt of an "agent's message" by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the Merger Consideration in respect of the Company Common Stock represented by a Certificate or Uncertificated Share. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration. No interest or dividends will be paid or accrue on any Merger Consideration payable to holders of Certificates or Uncertificated Shares.

          (c)   If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay in advance to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (d)   After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article I.

          (e)   Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.3(a) that remains unclaimed by the holders of shares of Company Common Stock one year after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 1.3 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration, in respect of such shares without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or the Exchange Agent shall be liable to any holder of shares of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Company Common Stock immediately prior to such time when such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

          (f)    Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.4 in respect of any Dissenting Shares shall be returned to Parent, upon demand.

        Section 1.4    Dissenting Shares.     Notwithstanding Section 1.2, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock canceled in accordance with Section 1.2(b) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with the DGCL (such shares being referred to collectively as the "Dissenting Shares" until such time as such holder fails to perfect, withdraws or otherwise loses such holder's appraisal rights under the DGCL with respect to such shares) shall not be converted into the right to receive the Merger Consideration but instead shall be entitled to payment of the appraised value of such shares in accordance with the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or otherwise loses such holder's right to appraisal pursuant to the DGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 1.2(a), without interest thereon, upon surrender of such Certificate formerly representing such share or transfer of such Uncertificated Share, as the case may be, in compliance with Section 1.3. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand, and Parent shall have the opportunity and right to participate in and control all negotiations and proceedings with respect to such demands under the DGCL consistent with the obligations of the Company thereunder. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of an equity owner of the Surviving Company or of a stockholder of Parent.

        Section 1.5    Company Equity Awards.

          (a)   Neither Surviving Corporation nor Parent shall assume any Company Options or substitute for any Company Option any option for Surviving Corporation or Parent stock, in connection with the Merger or any of the Transactions. As of immediately prior to the Effective Time, and conditioned upon the occurrence of the Effective Time, and without any action on the part of any holder of Company Options, (i) all Unvested Company Options issued or granted prior to the Agreement Date pursuant to the Stock Plans and which are outstanding as of immediately prior to the Effective Time shall fully vest and become exercisable, and become Vested Company Options, and (ii) to the extent not exercised prior to the Effective Time, each Company Option shall be cancelled, with each former holder of any such canceled Company Option becoming entitled to receive, at the Effective Time, in consideration of the cancellation of such Company Option, an amount in cash (without interest and subject to deduction for any required withholding Tax as contemplated in Section 1.6), equal to the product of: (A) the excess, if any, of the Merger Consideration over the exercise price per share of each such Company Option; and (B) the number of shares of Company Common Stock underlying such Company Option (the "Company Option Merger Consideration"); provided, however, that if the exercise price per share of any such Company Option is equal to or greater than the Merger Consideration, such Company Option shall be canceled and terminated without any cash payment being made in respect thereof. Parent shall cause the Surviving Corporation to pay the Company Option Merger Consideration, without interest thereon, at the Effective Time or as soon practicable thereafter (but in no event later than the date which is the later of (x) five (5) Business Days after the Effective Time and (y) the date of the Company's first regularly scheduled payroll after the Effective Time).

          (b)   (i) Except as otherwise set forth in Schedule 1.5, neither Surviving Corporation nor Parent shall assume any Company RSU or substitute for any Company RSU any similar award for Surviving Corporation or Parent stock, in connection with the Merger or any of the Transactions. As of immediately prior to the Effective Time, and conditioned upon the occurrence of the Effective Time, and without any action on the part of any holder of Company RSUs, (A) all Unvested Company RSUs issued or granted prior to the Agreement Date pursuant to the Specified Plans and which are outstanding as of immediately prior to the Effective Time shall fully vest and become Vested Company RSUs as of immediately prior to the Effective Time, and (B) except as otherwise set forth on Schedule 1.5, each Company RSU that is outstanding immediately prior to the Effective Time shall be canceled at the Effective Time, and, in exchange therefor, the Surviving Corporation shall pay to each former holder of any such Company RSU an amount in cash (without interest and subject to deduction for any required withholding Tax as contemplated in Section 1.6) equal to the product of (x) the Merger Consideration and (y) the number of shares of Company Common Stock subject to such Company RSU (the "Company RSU Merger Consideration"). Parent shall cause the Surviving Corporation to pay the Company RSU Merger Consideration, without interest thereon, at the Effective Time or as soon practicable thereafter (but in no event later than the date which is the later of (1) five (5) Business Days after the Effective Time and (2) the date of the Company's first regularly scheduled payroll after the Effective Time); provided that notwithstanding anything to the contrary contained in this Agreement, any payment in respect of any Company RSU which immediately prior to such cancellation was treated as "deferred compensation" subject to Section 409A of the Code shall be made on the applicable settlement date for such Company RSU if required in order to comply with Section 409A of the Code

             (ii)  Each Unvested Company RSU outstanding as of immediately prior to the Effective Time and that was issued or granted pursuant to the 2015 Plan (the "2015 Company RSUs") shall not become a Vested Company RSU and shall instead be cancelled and converted into the contingent right to receive the per share Company RSU Merger Consideration; provided that such per share Company RSU Merger Consideration shall not be paid at the Effective Time but shall instead be subject to the holder of such 2015 Company RSUs being continuously employed with the Surviving Corporation until the date of the satisfaction of the original vesting conditions applicable to the underlying 2015 Company RSU. Parent shall cause the Surviving Corporation to pay the per share Company RSU Merger Consideration applicable to such 2015 Company RSUs, without interest thereon, upon the satisfaction of the underlying vesting conditions applicable thereto or as soon as practicable thereafter, but in no event later than the date which is the later of (A) five (5) Business Days after the date the vesting conditions are satisfied and (B) the date of the Company's first regularly scheduled payroll after such times; provided that any payment in respect of any 2015 Company RSU which, immediately prior to such cancellation was treated as "deferred compensation" for purposes of Section 409A of the Code, shall be made on the applicable settlement date of such 2015 Company RSU if required in order to comply with Section 409A of the Code.

          (c)   The Company Board (or, if appropriate, any committee thereof administering the Stock Plans) and the Company, as applicable, shall take such actions as are necessary and reasonably satisfactory to Parent (i) to approve and effectuate the foregoing provisions of this Section 1.5, including making any determinations and/or resolutions of the Company Board or a committee thereof or any administrator of a Stock Plan as may be necessary and (ii) to provide that following the Effective Time no participant in any Stock Plan will have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any of their respective Subsidiaries; provided, however, that such actions shall not include the obligation to seek any consent, acknowledgment, representation, covenant or release from any holder of any Company Equity Award.

        Section 1.6    Withholding Rights.    Notwithstanding any provision contained herein to the contrary, each of the Company, Exchange Agent, Surviving Corporation, Parent and their respective Affiliates shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign Tax law. If the Company, Exchange Agent, Surviving Corporation, Parent or any of their respective Affiliates, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock, Company Stock Options, Company RSUs, as applicable, in respect of which the Company, Exchange Agent, Surviving Corporation, Parent or any of their respective Affiliates, as the case may be, made such deduction and withholding.

        Section 1.7    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the delivery by such Person of a written indemnity agreement in form and substance reasonably acceptable to Parent and which indemnity shall not require the posting by such Person of a bond, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Stock represented by such Certificate, as contemplated by this Article I.

        Section 1.8    No Further Dividends.    No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time shall be paid to the holder of any surrendered Certificates or Uncertificated Shares.

ARTICLE II
THE SURVIVING CORPORATION

        Section 2.1    Certificate of Incorporation.     At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended in its entirety to read as set forth in Exhibit B hereto, and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such Certificate of Incorporation.

        Section 2.2    Bylaws.     The parties hereto shall take all actions necessary so that the Bylaws of the Surviving Corporation shall be amended and restated in their entirety to read as set forth in Exhibit C hereto, and, as so amended, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with the DGCL and such Bylaws.

        Section 2.3    Directors and Officers.     The directors and officers of the Surviving Corporation shall from and after the Effective Time until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation be the respective individuals who are directors and officers of Merger Subsidiary immediately prior to the Effective Time.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in (i) the Company SEC Reports (excluding, in each case, (x) any disclosures contained or referenced therein (other than those disclosures which relate to specific historical events or circumstances affecting the Company) under the captions "Risk Factors," "Special Note Regarding Forward-Looking Statements," "Quantitative and Qualitative Disclosures About Market Risk" and any other disclosures contained therein to the extent they are cautionary in nature and (y) any exhibits or other documents appended thereto) filed or furnished by the Company with the United States Securities and Exchange Commission (the "SEC") prior to the Agreement Date; provided that nothing disclosed in any Company SEC Report will be deemed to modify or qualify the representations and warranties in Section 3.2 or (ii) the Company Disclosure Schedules (each Section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein, provided that any disclosure set forth with respect to any particular Section shall be deemed to be disclosed in reference to all other applicable sections of this Agreement if the disclosure in respect of the particular Section is sufficient on its face without further inquiry reasonably to inform Parent of the information required to be disclosed in respect of such other sections) delivered by the Company to Parent on the Agreement Date (the "Company Disclosure Schedules"), the Company hereby represents and warrants to Merger Subsidiary and Parent as follows:

        Section 3.1    Organization.     Each of the Company and the Subsidiaries of the Company (the "Company Subsidiaries") is a corporation, limited liability company, limited partnership or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent the "good standing" concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries has all requisite power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, operate and lease its properties and to carry on its business as now conducted, except for such franchises, licenses, permits, authorizations and approvals, the lack of which, individually or in the aggregate, has not had or would not reasonably be expected to have a Company Material Adverse Effect. The copies of the certificate of incorporation and bylaws of the Company which are incorporated by reference as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the

"Company Charter Documents") are complete and correct copies of such documents and contain all amendments thereto as in effect on the Agreement Date.

        Section 3.2    Capitalization.

          (a)   The authorized capital stock of the Company consists of (i) 123,000,000 shares of Company Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, ("Company Preferred Stock"). As of the close of business on October 19, 2015 (the "Capitalization Date"): (a) 71,747,336 shares of Company Common Stock were issued and outstanding; (b) no shares of Company Preferred Stock were issued or outstanding; (c) no shares of Company Common Stock were held by the Company in its treasury; (d) there were outstanding Company Options to purchase 3,085,692 shares of Company Common Stock; (e) 2,702,801 shares of Company Common Stock were subject to issuance pursuant to outstanding Company RSUs; and (f) 5,611,719 shares of Company Common Stock were reserved for the future grant of Company Equity Awards under the Stock Plans (excluding shares reserved for issuance upon exercise of the Company Options or settlement of the Company RSUs). Such issued and outstanding shares of Company Common Stock have been, and all shares that may be issued pursuant to any Stock Plan or as contemplated or permitted by this Agreement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, or in the case of shares that have not yet been issued, will be, fully paid and nonassessable and free of preemptive rights. There are no outstanding contractual obligations of the Company of any kind to redeem, purchase or otherwise acquire any outstanding shares of capital stock of the Company. Other than the Company Common Stock, there are no outstanding bonds, debentures, notes or other Indebtedness or securities of the Company having the right to vote (or, other than the outstanding Company Equity Awards, convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except for the Voting Agreements, neither the Company nor any Company Subsidiary is a party to any agreement relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive right or rights of first refusal or similar rights with respect to any Company securities or securities of any wholly-owned Company Subsidiary. Section 3.2(a) of the Company Disclosure Schedules sets forth a list of the holders of Company Options and Company RSUs as of the Capitalization Date, including (to the extent applicable) the date on which each such Company Option or Company RSU was granted, the number of shares of Company Common Stock subject to such Company Option or Company RSU, the expiration date of such Company Option and the price at which such Company Option may be exercised (if any) under an applicable Stock Plan and the vesting schedule and vested or unvested status of each of such Company Option or Company RSU. All shares of Company Common Stock issuable upon exercise of Company Options and Company RSUs have been duly reserved for issuance by the Company.

          (b)   Except as set forth in Section 3.2(a), as of Capitalization Date, (i) no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding, and (ii) there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of the Company Subsidiaries is a party or by which any of them is bound obligating the Company or any of the Company Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of the Company Subsidiaries or obligating the Company or any of the Company Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

        Section 3.3    Authorization; No Conflict.

          (a)   The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions are within the Company's corporate powers and, except for the required approval of the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any of the Company's capital stock necessary in connection with the consummation of the Merger (the "Company Stockholder Approval"). Assuming due authorization, execution and delivery by Parent and Merger Subsidiary, this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors' rights generally and general principles of equity).

          (b)   At a meeting duly called and held, the Company Board has (i) determined that this Agreement and the Transactions are fair to and in the best interests of the Company and the Company's stockholders, (ii) adopted, approved and declared advisable this Agreement, the Transactions and the other agreements contemplated hereby, and (iii) resolved, subject to Section 5.3, to recommend approval of this Agreement by its stockholders (such recommendation, the "Company Board Recommendation").

          (c)   The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions require no action by or in respect of or filing with, any Governmental Authority, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and competition, merger control, antitrust or similar applicable Law of the jurisdictions outside of the United States set forth in Section 3.3(c) of the Company Disclosure Schedules ("Foreign Antitrust Laws"), (iii) compliance with any applicable requirements of the 1933 Act, 1934 Act and any other applicable state or federal securities laws, (iv) compliance with any applicable rules of the NYSE, (v) compliance with Part 800 of 31 C.F.R., including 31 C.F.R. secs. 800.402 and 800.601, and guidance, as amended, of the regulations of the Committee on Foreign Investment in the United States, and (vi) any additional actions or filings, except those the failure of which to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

          (d)   The execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or similar organizational documents of any Company Subsidiary, (ii) assuming compliance with the matters referred to in Section 3.3(c), contravene, conflict with or result in a material violation or breach of any provision of any applicable Law, (iii) assuming compliance with the matters referred to in Section 3.3(c), require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or the loss of any material benefit to which the Company or any of the Company Subsidiaries is entitled under any Company Material Contract, or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of the Company Subsidiaries, with only such exceptions, in the case of each of clauses (iii) and (iv), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.4    Subsidiaries.

          (a)   The Company has delivered or made available to Parent a complete and accurate list as of the Agreement Date of each of the Company Subsidiaries and their respective jurisdictions of organization.

          (b)   All of the outstanding shares of capital stock or other equity securities of, or other ownership interests in, each Company Subsidiary are, where applicable, duly authorized, validly issued, fully paid and nonassessable, and such shares, securities or interests are owned by the Company or by a Company Subsidiary free and clear of any Liens (other than Permitted Liens) or limitations on voting rights that would prevent the operation by the Surviving Corporation of such Company Subsidiary's business as presently conducted. There are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sales, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) for any of the capital stock or other Equity Interests of, or other ownership interests in, any Company Subsidiary. Other than the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock and/or other ownership interest in any Person.

        Section 3.5    SEC Reports and Financial Statements.

          (a)   Since January 1, 2013, the Company has timely filed or furnished with the SEC all forms, reports, schedules, registration statements, definitive proxy statements and other documents (the forms, reports, schedules, registration statements, definitive proxy statements and other documents filed or furnished by the Company since the January 1, 2013 and those filed or furnished by the Company subsequent to the date hereof, including any amendments thereto, collectively, including all exhibits thereto, the "Company SEC Reports") required to be filed or furnished by the Company with the SEC. As of their respective filing dates, and giving effect to any amendments or supplements thereto filed prior to the Agreement Date, the Company SEC Reports complied in all material respects as to form with the requirements of the Securities Act, the Exchange Act, and the respective rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Reports. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 13 or 15 of the Exchange Act. As of its filing date (or, if amended or superseded by a filing prior to the Agreement Date, on the date of such amended or superseded filing), each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (b)   As of the Agreement Date, there are no outstanding or unresolved comments in any comment letters received from the SEC with respect to the Company SEC Reports.

          (c)   The consolidated balance sheets and the related consolidated statements of income, stockholders' equity and cash flows (including, in each case, any related notes and schedules thereto) of the Company contained or incorporated by reference in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in conformity with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as otherwise noted therein or to the extent required by GAAP) and present fairly in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company and the Company Subsidiaries as of the dates or for the periods presented therein (subject, in the case of unaudited statements, to normal year-end adjustments).

          (d)   The Company's system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is sufficient in all material respects to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) that receipts and expenditures are executed in accordance with the authorization of management and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company's assets that would materially affect the Company's financial statements. The Company's management has completed an assessment of the effectiveness of the Company's internal controls over financial reporting as of December 31, 2014, and such assessment concluded that such controls were effective and did not identify any (A) significant deficiency or material weakness in the design or operation of internal controls or (B) fraud or allegation of fraud, whether or not material, that involves the Company's management or other employees who have a significant role in the preparation of financial statements or the internal accounting controls utilized by the Company and Company Subsidiaries (nor has any such significant deficiency, material weakness or fraud been identified between December 31, 2014 and the Agreement Date).

          (e)   The Company's "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are reasonably designed to ensure that (i) all material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC, and (ii) all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.

          (f)    The Company is in compliance in all material respects with all rules, regulations and requirements of the Sarbanes-Oxley Act. Since January 1, 2013, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

          (g)   Since January 1, 2013, the Company has complied in all material respects with the applicable listing and corporate governance rules and regulations of NYSE.

          (h)   Neither the Company nor any of the Company Subsidiaries has any Liabilities required by GAAP to be set forth on a consolidated balance sheet of the Company (or the notes thereto) other than (i) Liabilities disclosed, reflected or otherwise reserved against in the Balance Sheet (or the notes thereto) or as described in the audited consolidated balance sheet of the Company and the Company Subsidiaries as of December 31, 2014 (or the notes thereto), (ii) Liabilities incurred after December 31, 2014 in the ordinary course of business, (iii) Liabilities under this Agreement or incurred in connection with the Transactions, (iv) fees and expenses payable to any accountant, outside legal counsel or financial advisor which are incurred in connection with the negotiation of this Agreement or the consummation of the Transactions, (v) executory obligations under any Contract (none of which is a Liability for a breach thereof), and (vi) Liabilities that would not have a Company Material Adverse Effect.

        Section 3.6    Absence of Material Adverse Changes, etc.     Since July 1, 2015 and through the Agreement Date and except for actions expressly contemplated by this Agreement, the Company and the Company Subsidiaries have conducted their business in all material respects in the ordinary course of business consistent with past practice. Since July 1, 2015, there has not been or occurred any event, condition, change, occurrence or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. Since July 1, 2015, the Company has not taken any action that would be prohibited by clauses (i), (iv) or (xii) of Section 5.2(b) if taken or proposed to be taken after the Agreement Date.

        Section 3.7    Litigation.     There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened, to which the Company, any of the Company Subsidiaries is a party that, individually or in the aggregate has had or would reasonably be expected to have a Company Material Adverse Effect. There are no Orders outstanding against the Company or any of the Company Subsidiaries that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect.

        Section 3.8    Broker's or Finder's Fees.     Except for J.P. Morgan Securities LLC or its Affiliates (the "Company Financial Advisor") no agent, broker, Person or firm acting on behalf of the Company or any Company Subsidiary or under the Company's or any Company Subsidiary's authority is or will be entitled to any advisory, commission or broker's or finder's fee or commission from any of the parties hereto in connection with any of the Transactions.

        Section 3.9    Employee Plans.

          (a)   Section 3.16 of the Company Disclosure Schedules sets forth a complete and accurate list of each material Company Employee Benefit Plan. The Company has delivered or made available each material Company Employee Agreement. Such Company Employee Benefit Plans and Company Employee Agreements are referred to collectively herein as the "Company Plans."

          (b)   With respect to each Company Plan, the Company has made available to Parent a true, correct and complete copy of as applicable: (i) each written Company Plan and all amendments thereto, if any; (ii) the current summary plan description of each Company Employee Benefit Plan and any material modifications thereto, if any, or any written summary provided to participants with respect to any plan for which no summary plan description exists; (iii) the most recent determination letter (or if applicable, advisory or opinion letter) from the Internal Revenue Service, if any; and (iv) all material notices and correspondence with respect to such Company Employee Benefit Plan, the Company, or any Company Affiliate from or to the Internal Revenue Service, Department of Labor, Pension Benefit Guarantee Corporation, or other Governmental Authority.

          (c)   Each Company Employee Benefit Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code ("Qualified Company Employee Benefit Plan") is and has been the subject of a favorable determination letter (or, if applicable, advisory or opinion letter) from the Internal Revenue Service that has not been revoked (or if not determined to be so qualified, such Company Employee Benefit Plan may still be amended within the remedial amendment period to cure any qualification defect to the extent permitted by Law), and to the Knowledge of the Company, no event has occurred and no condition exists that would reasonably be expected to materially adversely affect the qualified status of any such Company Employee Benefit Plan or result in the imposition of any material liability, penalty or tax under ERISA or the Code. Each Company Employee Benefit Plan covering employees located outside of the United States that is intended to receive favorable tax treatment under applicable tax Laws has been qualified, registered or similarly determined to satisfy the requirements of such tax Laws.

          (d)   Except as has not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) each Company Plan is and has been established, maintained, funded, operated and administered in accordance with its provisions and in compliance with all applicable provisions of ERISA, the Code and other Laws; (ii) to the Knowledge of the Company, all payments and contributions required to be made under the terms of any Company Plan have been made or the amount of such payment or contribution obligation has been reflected in the

  Available Company SEC Documents which are publicly available prior to the Agreement Date; (iii) there have been no non-exempt "prohibited transactions" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Plan; and (iv) no disputed claims for benefits or Legal Proceeding is pending or, to the Knowledge of the Company, threatened in connection with any Company Plan, other than routine claims for benefits that have been or are being handled through an administrative claims procedure.

          (e)   Except as set forth in Section 3.9(e) of the Disclosure Schedule and Section 1.5, neither the execution or delivery of this Agreement nor the consummation of the Merger will alone, or in combination with any other event, (i) other than as provided by applicable statutory law, give rise to any liability under any Company Plan, including liability for severance or termination pay, (ii) entitle any current or former director, employee, consultant or independent contractor of the Company or any Subsidiary of the Company to any payment, (iii) increase the amount of any benefit or compensation payable or required to be provided to any such director, employee, consultant or independent contractor, (iv) accelerate the time of payment or vesting or increase any funding (whether to a trust or otherwise) of benefits or payments due or payable to any such service provider of the Company or any Company Subsidiary or (v) without taking into account any post-Closing compensatory arrangements, result in any payment that would be (or would constitute, if such amounts were subject to the provisions of Section 280G of the Code) an "excess parachute payment" within the meaning of Section 280G of the Code.

          (f)    Each Company Plan that is a "nonqualified deferred compensation plan" (as defined under Section 409A(d)(1) of the Code) has been operated and administered in documentary compliance with Section 409A of the Code and the official guidance promulgated thereunder on or after January 1, 2009. No Company Plan provides for a "gross-up" or similar payment in respect of any Taxes that may become payable under Sections 409A or 4999 of the Code.

          (g)   Neither the Company nor any Company ERISA Affiliate maintains, sponsors, contributes to or has any liability or obligation with respect to (i) any "defined benefit plan" as defined in Section 3(35) of ERISA (or similar type of pension scheme or arrangement maintained outside of the United States), (ii) any "multiemployer plan" as defined in Section 3(37) of ERISA, or (iii) any plan, agreement or arrangement that provides for post-employment or retiree medical benefits or life insurance (other than as required by Section 4980B of the Code for which the covered individual pays the full cost of coverage).

        Section 3.10    Opinion of Financial Advisor.     The Board has received from the Company Financial Advisor a written opinion to the effect that, as of the date of such opinion, on the basis and subject to the factors, qualifications, considerations, assumptions and limitations set forth in such opinion, the Merger Consideration to be paid to the holders of the Company Common Stock other than Merger Subsidiary (such holders other than Merger Subsidiary, the "Holders") is fair, from a financial point of view, to such Holders. The Company will make available to Parent solely for informational purposes a written copy of the opinion prepared by the Company Financial Advisor described in this Section 3.10 as promptly as reasonably practicable following the Agreement Date.

        Section 3.11    Taxes.

          (a)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) each of the Company and each Company Subsidiary has timely filed all material Tax Returns required to be filed by it in the manner prescribed by applicable Law and all such Tax Returns are true, complete and correct in all material respects; and (ii) all Taxes of the Company and any Company Subsidiary due and payable have been paid in full and the Company and each Company Subsidiary has made adequate provision (or adequate provision has been made on its behalf) for all accrued Taxes not yet due.

          (b)   There is no claim, audit, action, suit, proceeding or investigation currently pending or, to the Knowledge of the Company threatened against or with respect to the Company or any Company Subsidiary in respect of any material Tax or material Tax asset.

          (c)   Neither the Company nor any Company Subsidiary has been a party to a "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

          (d)   Neither the Company nor any Company Subsidiary is a party to (i) any Tax sharing agreement, Tax indemnity obligation or similar agreement (other than Contracts entered into in the ordinary course of business a principal purpose of which is unrelated to Taxes), or (ii) other arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

          (e)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, there are no material Liens for Taxes on any of the assets of the Company or any Company Subsidiary other than Permitted Liens.

          (f)    Neither the Company nor any Company Subsidiary has been a "controlled corporation" or a "distributing corporation" in any transaction occurring during the two-year period ending on the Agreement Date that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code (or any similar provision of state, local or foreign Law).

          (g)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any: (i) change in method of accounting or improper method of accounting with respect to a taxable period (or portion thereof) ending on or prior to the Closing Date; (ii) "closing agreement," as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law), entered into prior to the Closing Date; (iii) installment sale or open transaction made on or prior to the Closing Date; (iv) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local, or foreign Law); (v) prepaid amount received or deferred revenue accrued on or prior to the Closing Date; or (vi) election under Section 108(i) of the Code.

        Section 3.12    Compliance with Laws.

          (a)   To the Knowledge of the Company, neither the Company nor the Company Subsidiaries is, or since January 1, 2014 has been, in violation of any Law applicable to the Company or the Company Subsidiaries or by which any of their respective properties or businesses are bound or any regulation issued under any of the foregoing or has been notified in writing by any Governmental Authority of any violation by the Company, or any investigation with respect to any such Law, except for any such violation or investigation that would not, or would not reasonably be expected to individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries has submitted a voluntary or mandated disclosure with respect to any actual or potential violation by the Company of any applicable Law, except for any such violation that would not, or would not reasonably be expected to individually or in the aggregate, have a Company Material Adverse Effect.

          (b)   Except as would not, individually or in the aggregate, have had or reasonably be expected to have a Company Material Adverse Effect, since January 1, 2014, neither the Company nor any Company Subsidiary nor, to the Knowledge of the Company, any director, officer, agent or employee of the Company or any Company Subsidiary has taken any action, directly or indirectly, that would result in a violation by any such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the U.K. Bribery Act of 2010 and the rules and regulations thereunder or any other anti-bribery/corruption legislation promulgated by any Governmental Authority.

          (c)   Except as would not, individually or in the aggregate, have had or reasonably be expected to have a Company Material Adverse Effect, since January 1, 2014, neither the Company nor any Company Subsidiary has violated any International Trade Laws, and neither the Company nor any Company Subsidiary is, nor, to the Knowledge of the Company, has any director, officer, agent, employee or any other person acting on behalf of the Company or any Company Subsidiary been, a Person that is, is owned by or is controlled by a Person that is, or has otherwise engaged in any transactions, or otherwise dealt directly by or on behalf of the Company, with any Person with whom United States persons are prohibited from dealing under International Trade Laws.

        Section 3.13    Intellectual Property.

          (a)   The Company has delivered or made available to Parent a complete and accurate list of all Company Intellectual Property that is Registered Intellectual Property as of the Agreement Date that has not otherwise lapsed, been abandoned, expired or been cancelled ("Company Registered Intellectual Property").

          (b)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) each item of Company Registered Intellectual Property (other than applications for Company Registered Intellectual Property) is subsisting and with respect to Company Registered Intellectual Property issued by an applicable Governmental Authority, to the Company's Knowledge, valid and enforceable, and (ii) to the Knowledge of the Company, all Company Intellectual Property is free and clear of all Liens other than Permitted Liens.

          (c)   Neither the Company nor any Company Subsidiary has granted to any person a joint ownership interest of, or has granted or permitted any person to retain, any exclusive rights that remain in effect in, any Company Intellectual Property material to the conduct of the businesses of the Company and the Company Subsidiaries taken as a whole.

          (d)   To the Knowledge of the Company and except as would not have a Company Material Adverse Effect, the Company's conduct of its business as currently conducted has not and does not infringe, violate, or misappropriate the Intellectual Property Rights of any third party. Except as would not have a Company Material Adverse Effect, no Legal Proceeding is pending or has been threatened in writing or filed against the Company or any Company Subsidiary by any third party between January 1, 2014 and the Agreement Date in which it is alleged that any Company Product infringes or misappropriates the Intellectual Property Rights of any third party.

          (e)   To the Company's Knowledge, except as would not have a Company Material Adverse Effect, no person is misappropriating, infringing, diluting or violating any Company Intellectual Property.

          (f)    The Company and each of the Company Subsidiaries have acted in a reasonable and prudent manner with respect to the protection and preservation of the confidentiality of the Trade Secrets that are Company Intellectual Property, and to the knowledge of the Company, there is no material unauthorized access, use, disclosure or misappropriation of any such Trade Secrets that are Company Intellectual Property by any Person. In connection with the Company's and the Company Subsidiaries' license grants to third parties of any licenses to use any Source Code to any material Software owned by Company or a Company Subsidiary for any Company Product, such arrangements contain customary contractual protections designed to appropriately limit the rights of such third party licensees and preserve the Company's rights to the Trade Secrets embodied by such Source Code.

          (g)   To the Knowledge of the Company and except as would not have a Company Material Adverse Effect, none of the Company Products owned by the Company or a Company Subsidiary are licensed as Public Software or otherwise incorporate, are derived from, or has embedded in it, any Public Software in a manner that requires any material Company or Company Subsidiary owned Software, including any of the code thereof (other than the Public Software code), or any other material Company Intellectual Property, to be disclosed or licensed pursuant to the provisions of any such Public Software license.

          (h)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, each employee and independent contractor of the Company and the Company Subsidiaries engaged in the development for Company or a Company Subsidiary of any material Intellectual Property Rights used in the Company's or a Company Subsidiary's business as currently conducted has executed a proprietary information, confidentiality and invention assignment agreement that provides for (i) the non-disclosure by such Person of any of Company's or any Company Subsidiary's confidential information and (ii) the assignment by such Person to the Company or any Company Subsidiary of all such Intellectual Property Rights arising out of such Person's employment or engagement by, or contract with, the Company or any Company Subsidiary.

          (i)    Except as would not, individually or in the aggregate, have had or reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, there have not been any unauthorized intrusions on, access to, or use of any of the Company Systems or Company Products that have resulted or could reasonably be expected to result in the destruction, damage, loss, corruption, alteration or misuse of such Company Systems or Company Products.

        Section 3.14    Employment Matters.     Neither the Company nor any Company Subsidiary is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union, works council, labor organization, or similar organized employee representative, nor is any such contract or agreement presently being negotiated, nor, to the Knowledge of the Company, is there a representation campaign respecting any of the employees of the Company or any of the Company Subsidiaries. There is and within the past three years has been no pending or, to the Knowledge of the Company, threatened, labor (i) strike, (ii) dispute, (iii) walkout, (iv) work stoppage, (v) slow-down or (vi) lockout involving the Company or any of the Company Subsidiaries which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. As of the Agreement Date, to the Knowledge of the Company, no current executive has expressed any present intent to terminate his or her employment within the first twelve (12) months following the Closing Date, and no current executive, key employee or group of employees has given formal notice of termination of employment.

        Section 3.15    Insurance.     The Company and the Company Subsidiaries maintain insurance coverage adequate and customary in the industry for the operation of their respective businesses (taking into account the cost and availability of such insurance). To the Knowledge of the Company, all such insurance policies are in full force and effect, all related premiums have been paid to date, no notice of cancellation has been received, and to the Knowledge of the Company, there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder, except for defaults that are not and would not reasonably be expected to result in a Company Material Adverse Effect.

        Section 3.16    Material Contracts.

          (a)   Except for this Agreement or as set forth in Section 3.16 of the Company Disclosure Schedules, none of the Company or any of the Company Subsidiaries is a party to or bound by (each a "Company Material Contract"):

              (i)  any Contract that would be required to be filed by the Company as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii);

             (ii)  any Contract with a related person (as defined in Item 404 of Regulation S-K of the Securities Act) that would be required to be disclosed in the Company SEC Reports but has not been disclosed;

            (iii)  any Contract for the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise), in each case involving amounts in excess of $20,000,000;

            (iv)  except for agreements relating to trade receivables, loans to Company Subsidiaries in the ordinary course of business and extensions of credit to customers in the ordinary course of business, any Contract relating to Indebtedness, in each case having a principal amount in excess of $10,000,000;

             (v)  any Contract that purports to (A) materially limit or otherwise materially restrict the ability of the Company or the Company Subsidiaries to compete in any business or geographic area or exploit any Company Intellectual Property, (B) prohibit the Company or any of the Company Subsidiaries from engaging in any business with any Person or levying a fine, charge or other payment for doing so, or (C) containing "most favored nation," "exclusivity" or similar provisions, in each case other than any such Contracts that (1) may be cancelled without material liability to the Company or the Company Subsidiaries upon notice of 90 days or less or (2) are not material to the Company and the Company Subsidiaries, taken as a whole;

            (vi)  any Contract providing for indemnification of any officer, director or employee by the Company or any of the Company Subsidiaries;

           (vii)  any Contract that is a settlement or similar agreement that imposes obligations material to the Company and the Company Subsidiaries, taken as a whole, after the Agreement Date;

          (viii)  any employment, management, severance, retention, transaction bonus, change in control, consulting, relocation, repatriation or expatriation Contract not terminable at will by the Company or one of the Company Subsidiaries pursuant to which the Company or one of the Company Subsidiaries has continuing obligations of $400,000 or more as of the Agreement Date with any executive officer or other employee at the senior vice president level or above, or any member of the Company Board; and

            (ix)  any Contract that involves a joint venture, limited liability company or partnership with any third Person; and

             (x)  any Contract containing any support, maintenance or service obligation on the part of the Company or any of the Company Subsidiaries that represents revenue in excess of $10,000,000 on an annual basis, other than those Contracts that may not be cancelled by the Company without material liability to the Company or any of the Company Subsidiaries upon notice of 90 days or less.

          (b)   Each of the Company Material Contracts is in full force and effect, and represents a valid and binding obligation of the Company or a Company Subsidiary, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in Law or equity). Neither the Company nor any Company Subsidiary is in breach of or default under any Company Material Contract, nor, to the Company's Knowledge, is any other party to such Company Material Contract, excluding, however, any breach or default which would not have a Company Material Adverse Effect. To the Company's Knowledge, neither the Company nor any of the Company Subsidiaries has received any written notice or other communication regarding any actual or possible material violation or material breach of or material default under, or intention to cancel or modify in any material respect, any Material Contract, excluding, however, any violation, breach or default which would not have a Company Material Adverse Effect.

        Section 3.17    Properties.

          (a)   Neither the Company nor any Company Subsidiary owns or has ever owned any real property.

          (b)   The Company has delivered or made available to Parent a complete and accurate list of all leasehold or subleasehold estates held by the Company or any Company Subsidiary as of the Agreement Date (collectively, the "Leased Real Property") and a true and complete copy of each material Lease (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto). The Company or a Company Subsidiary has a valid leasehold interest in all of the Leased Real Property free and clear of all Liens (except for Permitted Liens), except as would not reasonably be expected to have a Company Material Adverse Effect.

          (c)   Neither the Company nor any Company Subsidiary has received any written notice of existing, pending or threatened (i) condemnation proceedings affecting the Leased Real Property, or (ii) zoning, building code or other moratorium proceedings, or similar matters which would reasonably be expected to materially and adversely affect the ability to use and operate the Leased Real Property as currently used and operated.

        Section 3.18    Inapplicability of Anti-takeover Statutes.     Assuming the accuracy of the representations and warranties of Merger Subsidiary and Parent in Section 4.15, to the Knowledge of the Company, there is no takeover or anti-takeover statute or similar Law, including Section 203 of the DGCL, applicable to this Agreement and the Transactions that requires additional action by the Company Board in order for any such anti-takeover statute to be inapplicable to this Agreement and the Transactions.

        Section 3.19    Indebtedness.     Section 3.19 of the Company Disclosure Schedules contains a true, correct and complete list of all Indebtedness which is material to the Company and the Company Subsidiaries, taken as a whole, outstanding as of the date of this Agreement, other than Indebtedness reflected in the Balance Sheet or otherwise included in the SEC Reports.

        Section 3.20    Related Party Transactions.     Except as disclosed in the Company SEC Reports, since January 1, 2013, no event has occurred and no relationship exists that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC.

        Section 3.21    Environmental Matters.     Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (A) the Company and the Company Subsidiaries have since January 1, 2014 complied and are in compliance, in each case, in all material respects with all Environmental Laws, which compliance has included obtaining, maintaining, and complying with all material licenses, permits, authorizations and approvals required by Environmental Laws for the operation of the business or the occupation of the Leased Real Properties; (B) neither the Company nor any Company Subsidiaries have received any written notice, report, or other information regarding any material actual or alleged violation of or any material or potentially material liability under any Environmental Laws; and (C) to the Knowledge of the Company, neither the Company nor any Company Subsidiaries (nor any Person whose liability the Company or any of the Company Subsidiaries has assumed, undertaken or become subject to) has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, released, or exposed any Person to, any Hazardous Material, or owned or operated its business or any property or facility contaminated by any such Hazardous Material, in each case so as to give rise to any material Liabilities of the Company or any Company Subsidiaries, taken as a whole, under Environmental Laws. The Company has furnished or made available to Parent all environmental audits, reports and other material environmental documents relating to the Company's or Company Subsidiaries' past or current properties, facilities or operations which are in their possession or under their reasonable control.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY

        Except as set forth in the Parent Disclosure Schedules delivered by Parent to the Company on the Agreement Date (the "Parent Disclosure Schedules"), each of Merger Subsidiary and Parent represents and warrants to the Company as follows:

        Section 4.1    Valid Existence.     Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite limited liability company power and authority to conduct its business as it is presently being conducted and to own, lease or operate its respective properties and assets. Merger Subsidiary is a corporation duly organized and validly existing under laws of the State of Delaware and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its respective properties and assets. Each of Merger Subsidiary and Parent is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary. Parent has delivered or made available to the Company complete and correct copies of the certificate of incorporation, bylaws or other constituent documents, as amended to date, of Merger Subsidiary and Parent.

        Section 4.2    Authority; Binding Nature of Agreement.     Each of Merger Subsidiary and Parent has the requisite limited liability company or corporate power and authority, as applicable, to enter into and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by each of Merger Subsidiary and Parent, the performance by each of Merger Subsidiary and Parent of its obligations hereunder and the consummation by each of Merger Subsidiary and Parent of the Transactions have been duly authorized by the board of managers of Parent and board of directors of each of Merger Subsidiary. No other corporate proceedings on the part of Merger Subsidiary or Parent are necessary to authorize the execution and delivery of this Agreement, the performance by either Merger Subsidiary or Parent of its obligations hereunder and the consummation by either Merger Subsidiary or Parent of the Transactions. This Agreement has been duly executed and delivered by each of Merger Subsidiary and Parent and constitutes a valid and binding obligation of each of Merger Subsidiary and Parent, enforceable in accordance with its terms(subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors' rights generally and general principles of equity).

        Section 4.3    Non-Contravention.

          (a)   Neither the execution and delivery of this Agreement by Merger Subsidiary and Parent nor the consummation by Merger Subsidiary and Parent of the Transactions will, directly or indirectly (with or without notice or lapse of time): (i) result in a violation or breach of or conflict with the certificate or articles of incorporation or formation or operating agreement or bylaws, or other similar organizational documents of Merger Subsidiary or Parent; or (ii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (b) below, violate any judgment or Law applicable to Merger Subsidiary or Parent, in each case, other than any such event which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of Merger Subsidiary or Parent to consummate the Transactions.

          (b)   No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is necessary to be obtained or made by Merger Subsidiary or Parent in connection with Merger Subsidiary's and Parent's execution, delivery and performance of this Agreement or the consummation by Merger Subsidiary or Parent of the Transactions, except for (i) compliance with the DGCL, (ii) compliance with and filings pursuant to the HSR Act and Foreign Antitrust Laws, (iii) the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware, and (iv) such other consents, approvals, orders, waivers, authorizations, actions, nonactions, registrations, declarations, filings, permits and notices the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent's ability to consummate the Merger and the Transactions.

        Section 4.4    No Legal Proceedings Challenging the Merger.     As of the Agreement Date, (a) there is no Legal Proceeding pending against Merger Subsidiary or Parent challenging the Merger; and (b) to the Knowledge of Parent, no Legal Proceeding has been threatened against Merger Subsidiary or Parent challenging the Merger.

        Section 4.5    Ownership of Company Common Stock.     Other than as a result of this Agreement, none of Parent, Merger Subsidiary or any of their respective general or limited partners, stockholders, directors, officers, employees, managers or members own any shares of Company Common Stock.

        Section 4.6    Brokers.     No agent, broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by any such Person for which the Company or its officers or directors could have any liability.

        Section 4.7    Activities of Merger Subsidiary.     Merger Subsidiary was formed solely for the purpose of effecting the Merger. Merger Subsidiary has not and will not prior to the Effective Time engage in any activities other than those contemplated by this Agreement and has, and will have as of immediately prior to the Effective Time, no Liabilities other than those contemplated by this Agreement (including, for the avoidance of doubt, Liabilities related to the Debt Financing).

        Section 4.8    Disclosure Documents.    The information supplied by Parent or Merger Subsidiary for inclusion in the Proxy Statement shall not, on the date the Proxy Statement, and any amendments or supplements thereto, is first mailed to the stockholders of the Company or at the time of the Company Stockholder Approval, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.8 shall not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by the Company or any of its Representatives specifically for use or incorporation by reference therein.

        Section 4.9    Financing.

          (a)   Parent has received and accepted, and delivered to the Company complete and correct copies of, (i) the fully executed commitment letter and redacted fee letter (of which only the fee amounts, price caps and economic "flex" terms have been redacted; provided that such redacted terms do not affect the conditionality of or the amount of cash proceeds available to Parent and Merger Subsidiary), each dated as of October 21, 2015 (the "Debt Commitment Letters"), from Goldman Sachs Bank USA (collectively with any other agents, arrangers, managers, lenders and other entities from time to time party thereto and such Persons' Affiliates, successors and assigns, the "Debt Financing Sources") confirming their respective commitments to provide Parent with debt financing in connection with the Transactions (the "Debt Financing") and (ii) fully executed commitment letters (the "Equity Commitment Letters," and together with the Debt Commitment Letters, the "Financing Commitment Letters") from each of the parties listed on Annex I hereto (the "Equity Financing Sources" and together with the Debt Financing Sources, the "Financing Sources") confirming the respective counterparties' commitments to provide Parent with equity financing in an amount up to the aggregate amount set forth therein in connection with the Transactions (the "Equity Financing," and together with the Debt Financing, the "Financing"). Assuming that the Financing contemplated by the Financing Commitment Letters is fully funded on the terms set forth therein, Parent and Merger Subsidiary will have at and after the Closing funds sufficient to consummate the Merger upon the terms contemplated by this Agreement and pay all related fees and expenses of Parent, Merger Subsidiary and their respective Representatives pursuant to this Agreement.

          (b)   Each of the Equity Commitment Letters is in full force and effect as of the Agreement Date and is a valid and binding obligation of Parent and Merger Subsidiary and, to the knowledge of Parent, the other parties thereto. The Company is a third-party beneficiary of the Equity Commitment Letters on the terms set forth therein. Each of the Debt Commitment Letters is in full force and effect as of the Agreement Date and is a valid and binding obligation of Parent and Merger Subsidiary and, to the knowledge of Parent, the other parties thereto. Parent or Merger Subsidiary has fully paid, or caused to be fully paid, any and all commitment or other fees in connection with the Financing Commitment Letters that are payable on or prior to the Agreement Date. As of the Agreement Date, none of the Financing Commitment Letters have been amended or modified in any respect, no such amendment or modification is contemplated (other than with respect to any "market flex" terms contained in the Debt Commitment Letter, to the extent such "market flex" terms may be deemed an amendment or modification) and the respective commitments contained therein have not been withdrawn, rescinded or otherwise modified in any respect. As of the Agreement Date, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of Parent or Merger Subsidiary or, to the knowledge of Parent, any other party thereto under any Financing Commitment Letter. There are no conditions precedent to the funding of the full amount of the Financing other than the conditions precedent set forth in the Financing Commitment Letters, and, as of the Agreement Date, Parent has no reason to believe that any term or condition of closing of the Financing that is required to be satisfied will not be satisfied, or that the Financing will not be made available to Parent on the date of the Closing. There are no side letters or other Contracts to which Parent or any of its Affiliates is a party (i) related to the funding or investing, as applicable, of the full amount of the Financing other than as expressly set forth in the Financing Commitment Letters, (ii) awarding any Person any financial advisory role on an exclusive basis or (iii) prohibiting or seeking to prohibit any Person from providing or seeking to provide financing to any Person in connection with a transaction relating to the Company.

        Section 4.10    Guaranties.     Concurrently with the execution of this Agreement, Parent has delivered to the Company the duly executed Guaranties. Each Guaranty is in full force and effect as of the Agreement Date and constitutes a valid and binding obligation of the respective Guarantor, enforceable against the Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors' rights generally and general principles of equity). As of the Agreement Date, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of any Guarantor under the applicable Guaranty.

        Section 4.11    Solvency.     None of Parent, Merger Subsidiary, the Guarantors or the Equity Financing Sources is entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or any of the Company Subsidiaries. Each of Parent and Merger Subsidiary is Solvent as of the Agreement Date, and each of Parent and the Company and the Company Subsidiaries (on a consolidated basis) will, after giving effect to the Merger or the Transactions, including the funding of the Financing payment of the Merger Consideration, and payment of all other amounts required to be paid in connection with the consummation of the Merger or any other transaction contemplated by this Agreement and the payment of all related fees and expenses, and assuming the representations and warranties in Article III are true and correct in all material respects, be Solvent at and after the Closing. As used in this Section 4.11, the term "Solvent" shall mean, with respect to a particular date, that on such date, (a) the sum of the assets, at a fair valuation, of Parent and, after the Closing, the Company and the Company Subsidiaries (on a consolidated basis) and of each of them (on a stand-alone basis) will exceed their debts, (b) Parent and, after the Closing, the Company and the Company Subsidiaries (on a consolidated basis) and each of them (on a stand-alone basis) has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature, and (c) Parent has and, after the Closing, the Company and the Company Subsidiaries (on a consolidated basis) and each them (on a stand-alone basis) will have, sufficient capital and liquidity with which to conduct its business. For purposes of this Section 4.11, "debt" means any liability on a claim, and "claim" means any (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

        Section 4.12    Certain Arrangements.     Except the Voting Agreements, there are no Contracts or commitments to enter into Contracts (a) between Parent, Merger Subsidiary, the Guarantors or any of their Affiliates, on the one hand, and any director, officer or employee of the Company or any of the Company Subsidiaries, on the other hand, or (b) pursuant to which any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company agrees to vote to approve this Agreement or the Merger or agrees to vote against any Superior Proposal.

        Section 4.13    No Other Company Representations or Warranties.     Except as and only to the extent expressly set forth in the representations and warranties set forth in Article III, Merger Subsidiary and Parent hereby acknowledge and agree that: (a) neither the Company nor any Company Subsidiaries, or any of their respective Affiliates or Representatives or any other Person, has made or is making any other express or implied representation or warranty with respect to the Company or Company Subsidiaries or their respective business or operations, including with respect to any information provided or made available to the Merger Subsidiary, Parent or any of their respective Affiliates or Representatives or any other Person; and (b) except in the case of Fraud, neither the Company nor any Company Subsidiaries, or any of their respective Affiliates or Representatives or any other Person will have or be subject to any liability or indemnification obligation or other obligation of any kind or nature to Merger Subsidiary, Parent or any of their respective Affiliates or Representatives or any other Person, resulting from the delivery, dissemination or any other distribution to Merger Subsidiary, Parent or any of their respective Affiliates or Representatives or any other Person, or the use by Merger Subsidiary, Parent or any of their respective Affiliates or Representatives or any other Person, of any such information provided or made available to any of them by the Company or any Company Subsidiaries, or any of their respective Affiliates or Representatives or any other Person, including any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material provided or made available to Merger Subsidiary, Parent or any of their respective Affiliates or Representatives or any other Person, in "data rooms," confidential information memoranda or management presentations in anticipation or contemplation of the Merger or any of the Transactions.

        Section 4.14    Non-Reliance.

          (a)   Parent and Merger Subsidiary hereby acknowledge (each for itself and on behalf of its Affiliates and Representatives) that, as of the Agreement Date, Parent, Merger Subsidiary and their respective Affiliates and Representatives (a) have received reasonable access to (i) such books and records, facilities, equipment, contracts and other assets of the Company that Parent and Merger Subsidiary and their respective Affiliates and Representatives, as of the Agreement Date, have requested to review and (ii) the electronic data room hosted by the Company in connection with the transactions contemplated by this Agreement, and (b) have had reasonable opportunity to meet with the management of the Company and to discuss the business and assets of the Company.

          (b)   In connection with the due diligence investigation of the Company by Merger Subsidiary and Parent and their respective Affiliates and Representatives, Merger Subsidiary and Parent and their respective Affiliates and Representatives have received and may continue to receive after the Agreement Date from the Company and its Affiliates and Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its business and operations. Merger Subsidiary and Parent hereby acknowledge and agree that: (a) there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which Merger Subsidiary and Parent are familiar; (b) Merger Subsidiary and Parent are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans); and (c) except in the case of Fraud, Merger Subsidiary and Parent hereby waive any claim against the Company or any Company Subsidiaries, or any of their respective Affiliates or Representatives with respect to any information described in this Section 4.14, and have relied solely on the results of their own independent investigation and on the representations, warranties, agreements and covenants made by the Company and contained in this Agreement. Accordingly, Merger Subsidiary and Parent hereby acknowledge and agree that none of the Company nor any Company Subsidiaries, or any of their respective Affiliates or Representatives, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements or business plans).

        Section 4.15    Ownership of Company Common Stock.     None of Merger Subsidiary or Parent or any of their controlled Affiliates is, or at any time during the last three (3) years has been, an "interested stockholder" of the Company as defined in Section 203 of the DGCL. Prior to the Agreement Date, neither Parent nor Merger Subsidiary has taken, or authorized or permitted any Representatives of Parent or Merger Subsidiary to take, any action that would reasonably be expected to cause, Parent, Merger Subsidiary or any of their controlled Affiliates to be deemed an "interested stockholder" as defined in Section 203 of the DGCL.

ARTICLE V
COVENANTS

        Section 5.1    Access and Investigation.     Subject to the Confidentiality Agreements, during the period commencing on the Agreement Date and ending on the earlier of (a) the Effective Time and (b) the termination of this Agreement pursuant to Section 7.1 (such period being referred to herein as the "Interim Period"), the Company shall, and shall cause its Representatives to: (i) provide Parent and Parent's Representatives with reasonable access during normal business hours to the Company's properties, Representatives, books, records, Tax Returns, material operating and financial reports, work papers, assets, executive officers, Contracts and other documents and information relating to the Company; and (ii) provide Parent and Parent's Representatives with such copies of the books, records, Tax Returns, work papers, Contracts and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request. Information obtained by Merger Subsidiary or Parent pursuant to this Section 5.1 will constitute "Evaluation Material" under the Confidentiality Agreements and will be subject to the provisions of the Confidentiality Agreements. Nothing in this Section 5.1 will require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would: (A) violate any of its or its Affiliates' respective obligations with respect to confidentiality; (B) result in a violation of applicable Law; or (C) result in loss of legal protection, including the attorney-client privilege and work product doctrine; provided that the Company shall (i) (if permitted by Law) provide notice to Parent that such information is being withheld pursuant to such law or privilege if such notice can, in the good faith discretion of the Company, be provided in a manner that would not result in such loss or violation and (ii) use commercially reasonable efforts to disclose such documents and information in a manner that would not result in such loss or violation.

        Section 5.2    Operation of the Company's Business.

          (a)   Except (i) as expressly contemplated, required or permitted by this Agreement, (ii) as required by applicable Law, (iii) as set forth in Section 5.2(a) or Section 5.2(b) of the Company Disclosure Schedules, or (iv) as consented to in writing by Parent (which consent will not be unreasonably withheld, conditioned or delayed), during the Interim Period, the Company shall and shall cause the Company Subsidiaries to: (A) ensure that it conducts its business (x) in the ordinary course and substantially in accordance with past practices; and (y) in material compliance with all applicable Laws; (B) use commercially reasonable efforts to ensure that it preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with material customers, suppliers, landlords, and other Persons having material business relationships with the Company; and (C) keep in full force and effect all appropriate insurance policies covering all material assets of the Company.

          (b)   Except (w) as expressly contemplated, required or permitted by this Agreement, (x) as required by applicable Law, (y) as set forth in Section 5.2(b) of the Company Disclosure Schedules, or (z) as consented to in writing by Parent (which consent will not be unreasonably withheld, conditioned or delayed), during the Interim Period, the Company shall not and shall cause the Company Subsidiaries not to:

              (i)  except as permitted by clauses (x) or (y) of Section 5.2(b)(ii), declare, accrue, set aside or pay any dividend, make or pay any dividend or other distribution (whether in cash, stock, property or otherwise) in respect of any shares of capital stock or any other Company or Company Subsidiary securities (other than dividends or distributions paid in cash from a direct or indirect wholly owned Company Subsidiary to the Company or another direct or indirect wholly owned Company Subsidiary); adjust, split, combine or reclassify any capital stock or otherwise amend the terms of any Company or Company Subsidiary securities; or acquire, redeem or otherwise reacquire or offer to acquire, redeem or otherwise reacquire any shares of capital stock or other securities, other than pursuant to the Company's right to acquire restricted shares of Company Common Stock held by a Company Employee upon termination of such Company Employee's employment;

             (ii)  sell, issue, grant or authorize the sale, issuance, or grant of: (A) any capital stock or other equity security; (B) any option, call, warrant or right to acquire any capital stock or other equity security; or (C) any instrument convertible into or exchangeable for any capital stock or other equity security, in each case of the Company or any Company Subsidiary, except that (w) the Company may make intra-company sales, issuances or grants of equity securities of any Company Subsidiary to the Company or any other wholly-owned Company Subsidiary, (x) the Company may issue shares of Company Common Stock pursuant to the exercise of Company Equity Awards under the Stock Plans, in each case, outstanding on the Agreement Date; (y) the Company may grant Company RSUs pursuant to the 2015 Plan to any newly-hired non-executive officer employee of the Company and the Company Subsidiaries and to any promoted non-executive officer Company Employees in the ordinary course business (provided that the aggregate number of shares subject to such Company RSUs issued to such Persons may not exceed 200,000); and (z) the Company may adopt a shareholder rights plan in response to an Acquisition Proposal and issue rights to Company stockholders in connection therewith;

            (iii)  except as otherwise contemplated by Section 1.5, amend or otherwise modify any of the terms of any outstanding Company Equity Awards;

            (iv)  amend or permit the adoption of any amendment to the Company Charter Documents other than in connection with the adoption of a shareholder rights plan as contemplated in Section 5.2(b)(ii);

             (v)  subject to Section 5.3, acquire any Equity Interest, material assets or material business of any other Person, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

            (vi)  enter into any Contract that would explicitly impose any material restriction on the right or ability of the Company or any Company Subsidiary: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person; (C) to perform services for or sell products to any other Person; (D) to transact business with any other Person; or (E) to operate at any location in the world, in each case, other than Contracts that contain covenants that prohibit the Company or any Company Subsidiary from using any trade names other than the Company's or a Company Subsidiary's trade names;

           (vii)  other than in the ordinary course of business, amend or terminate (other than expiration in accordance with its terms), or waive any material right, remedy or default under any Company Material Contract;

          (viii)  sell, assign, abandon, or otherwise dispose of, or lease or license or grant any Lien in, any right, asset or property material to the Company and the Company Subsidiaries, taken as a whole, to any other Person, except inventory and transactions and except for Permitted Liens, in each case in the ordinary course of business;

            (ix)  lend money to any Person (other than advances to customers or Company Employees in the ordinary course of business consistent with past practices), guarantee any Indebtedness

    (other than in the ordinary course of business consistent with past practices), or incur any Indebtedness (other than guarantees and letters of credit provided to customers in the ordinary course of business);

             (x)  (A) hire or terminate any employee whose annual base cash compensation is $400,000 or more, other than individuals who are replacing former employees on substantially the same terms and conditions of employment, (B) except to the extent required by applicable Law or by written agreements existing on the Agreement Date that have been disclosed or made available to Parent, pay or agree to pay any pension, retirement allowance, termination or severance pay, material bonus or other material employee benefit not required by any existing Company Plan set forth on Section 3.16 of the Company Disclosure Schedules or other agreement or arrangement in effect on the Agreement Date to any employee, officer, director, stockholder or other service provider of the Company or any of the Company Subsidiaries, whether past or present, (C) except to the extent required by applicable Law or by written agreements existing on the Agreement Date that have been disclosed or made available to Parent, enter into or amend any material Contracts of employment or any consulting, bonus, severance, retention, retirement or similar agreement, except for agreements for newly hired employees in the ordinary course of business consistent with past practice with an annual base salary not to exceed $150,000, or (D) except as required to ensure that any Company Employee Benefit Plan is not then out of compliance with applicable Law and except as required by any Company Employee Benefit Plan in effect on the Agreement Date or otherwise required by Law, enter into or adopt any new, or materially increase benefits under or renew, amend or terminate any existing Company Employee Benefit Plan or benefit arrangement or any collective bargaining agreement;

            (xi)  implement any employee layoffs that would implicate the Worker Adjustment and Retraining Notification Act or any similar Law, or any other reductions in force or voluntary or involuntary employment termination programs outside the ordinary course of business;

           (xii)  other than as required by changes in GAAP or SEC rules and regulations, change any of its methods of accounting or accounting practices in any material respect;

          (xiii)  amend, modify, extend, renew or terminate any material Lease or enter into any new material lease, sublease, license or other agreement for the use or occupancy of any real property;

          (xiv)  except as required by applicable Law, (A) make or change any material Tax election, method, period, policy or practice, (B) file any material amendment to any material Tax Return, (C) settle or compromise any material liability for Taxes, (D) consent to or request any extension or waiver of any limitation period with respect to any material claim or assessment for Taxes, (E) incur any material Tax liability outside of the ordinary course of business, (F) prepare or file any Tax Return in a manner inconsistent with past practice, provided that if there has been a change of law or such change is otherwise required by Law, then the Company and the Company Subsidiaries shall be permitted to prepare or file Tax Returns in compliance with such Law, (G) surrender any right to claim a material refund of Taxes, or (H) fail to pay any material Taxes as they become due and payable (including estimated taxes);

           (xv)  sell, assign, transfer, license, permit to lapse, abandon or otherwise dispose of any material Company Intellectual Property, except for in the ordinary course of business;

          (xvi)  except as required by Law or GAAP, revalue in any material respect any of its properties or assets, including writing off notes or accounts receivable, in any case other than in the ordinary course of business consistent with past practice;

         (xvii)  except as with respect to Transaction Litigation, which shall be governed by Section 5.11, and appraisal litigation which shall be governed by Section 1.4, settle any litigation or other proceedings before a Governmental Authority if such settlement (A) with respect to the payment of monetary damages, involves the payment of monetary damages that exceed $3,000,000 individually or $7,000,000 in the aggregate, net of any amount covered by insurance to the extent proceeds therefrom are actually received or indemnification, or (B) with respect to any non-monetary terms and conditions therein, imposes or requires actions that would have a material effect on the continuing operations of the Company and the Company Subsidiaries, taken as a whole; or

        (xviii)  authorize any of, or commit, resolve, propose or agree in writing or otherwise to take any of, the foregoing actions.

        Section 5.3    Acquisition Proposals.

          (a)    No Solicitation.    From the Agreement Date until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VII, and except as permitted by this Section 5.3, neither the Company nor any of the Company Subsidiaries nor any of the directors and officers of it or the Company Subsidiaries shall, and the Company shall instruct and use its reasonable best efforts to cause its and the Company Subsidiaries' other Representatives not to, directly or indirectly:

              (i)  initiate, solicit, propose or knowingly encourage or facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal;

             (ii)  engage in, continue or otherwise participate in any discussions (other than informing any Person of the provisions contained in this Section 5.3(a)) or negotiations regarding, or provide any non-public information or data to any Person relating to, any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

            (iii)  otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal; or

            (iv)  approve, endorse, recommend, or execute or enter into any letter of intent, agreement in principle, term sheet, memorandum of understanding, merger agreement, acquisition agreement or other similar Contract relating to an Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement) (an "Alternative Acquisition Agreement"); or

             (v)  grant any waiver, amendment or release under any standstill or confidentiality agreement.

          (b)    Exceptions.    Notwithstanding anything to the contrary in this Agreement, at any time prior to the time, but not after, the Company Stockholder Approval is obtained, the Company and its Representatives may (i) provide information in response to a request therefor by a Person who has made a bona fide written Acquisition Proposal if the Company did not violate Section 5.3(a) in respect of such Person (other than immaterial or inadvertent violations not intended to result in an Acquisition Proposal) and receives from such Person an executed confidentiality agreement on terms that, taken as a whole, are not materially less restrictive to the other party than those contained in the Confidentiality Agreements (it being understood that such confidentiality agreement need not contain a standstill provision or otherwise prohibit the making, or amendment, of an Acquisition Proposal (any confidentiality agreement satisfying the criteria of this clause (i) being an "Acceptable Confidentiality Agreement")), and promptly (and in any event within twenty-four (24) hours thereafter) makes available to Parent any material non-public information concerning the Company or the Company Subsidiaries that the Company provides to any such Person that was not previously made available to Parent; (ii) engage or participate in any discussions or negotiations with any Person who has made such a bona fide written Acquisition Proposal; or (iii) after having complied with Section 5.3(e), authorize, adopt, approve, recommend or otherwise declare advisable or propose to authorize, adopt, approve, recommend or declare advisable (publicly or otherwise) such an Acquisition Proposal, if and only to the extent that, (x) prior to taking any action described in clause (i), (ii) or (iii) above, the Company Board determines in good faith (after consultation with its financial advisors and its outside legal counsel) that failure to take such action would be inconsistent with the directors' fiduciary duties under applicable Law, (a) in each such case referred to in clause (i), (ii) or (iii), the Company Board has determined in good faith (after consultation with its financial advisors and its outside legal counsel) based on the information then available that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal and (b) in the case referred to in clause (iii) above, the Company Board determines in good faith (after consultation with its financial advisors and its outside legal counsel) that such Acquisition Proposal is a Superior Proposal.

          (c)    Notice of Acquisition Proposals.    The Company agrees that it will promptly (and, in any event, within twenty-four (24) hours) notify Parent (i) if any proposals or offers with respect to an Acquisition Proposal are received by the Company, (ii) subject to any confidentiality agreements entered into by the Company prior to the Agreement Date, if any non-public information is requested from the Company, and (iii) of any discussions or negotiations regarding an Acquisition Proposal are sought to be initiated or continued with, it, the Company Subsidiaries or any of their respective Representatives indicating, in connection with such notice, the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements, redacted, if necessary, to remove the identity of the Person making the proposal or offer) and thereafter shall keep Parent reasonably informed, on a prompt basis or upon Parent's reasonable request, of the status and material terms of any such proposals or offers (including any amendments or revisions thereto) and the status of any such discussions or negotiations. Prior to entering into a binding definitive agreement relating to an Acquisition Agreement, the Company shall provide to Parent a copy of such definitive agreement marked to show changes to the terms of this Agreement.

          (d)    No Change of Recommendation or Alternative Acquisition Agreement.    Subject to Section 5.3(e), the Company Board and each committee of the Company Board shall not:

              (i)  (A) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent or Merger Subsidiary, the Company Board Recommendation with respect to the Merger, (B) fail to include the Company Board Recommendation in the Proxy Statement, (C) approve, adopt or recommend (publicly or otherwise) an Acquisition Proposal, (D) fail to recommend, in a solicitation/recommendation statement on Schedule 14D-9, against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within ten (10) Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer (it being understood and agreed that any communication made in accordance with Section 5.3(f), or the failure by the Company Board to take a position with respect to such tender offer or exchange offer, shall not be deemed a Change of Recommendation if such communication is made or such position is taken prior to the tenth (10th) Business Day after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer or (E) fail to publicly reaffirm the Company Board Recommendation within three (3) Business Days after Parent so requests in writing (it being understood that the Company shall have no obligation to make such reaffirmation on more than two separate occasions) (any action described in clauses (A) through (E), a "Change of Recommendation"); or

             (ii)  cause or permit the Company or any Company Subsidiary to enter into an Alternative Acquisition Agreement (other than any Acceptable Confidentiality Agreement entered into in accordance with Section 5.3(a)(iv)) relating to any Acquisition Proposal.

          (e)    Change of Recommendation.    Notwithstanding anything to the contrary in this Agreement, at any time prior to the time, but not after, the Company Stockholder Approval is obtained, the Company Board may make a Change of Recommendation (i) in connection with a Superior Proposal or (ii) in response to an event, occurrence, development or state of facts or circumstances occurring after the Agreement Date that was neither known to, nor reasonably foreseeable by, the Company Board prior to the Agreement Date, in either case of (i) or (ii), if the Company Board determines in good faith (after consultation with its financial advisors and its outside legal counsel) that failure to take such action would be inconsistent with the directors' fiduciary duties under applicable Law, and may also terminate this Agreement pursuant to Section 7.1 to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal; provided, however, that the Company Board shall not take such action unless:

              (i)  the Company shall have complied in all respects with its obligations under this Section 5.3(e) (other than immaterial or inadvertent violations not intended to result in an Acquisition Proposal);

             (ii)  the Company shall have provided prior written notice (a "Determination Notice") to Parent at least seventy-two (72) hours in advance (the "Notice Period") to the effect that the Company Board intends to take such action and specifying in reasonable detail the circumstances giving rise to such proposed action, including, in the case such action is proposed to be taken in connection with a Superior Proposal, the information specified by Section 5.3(c) with respect to such Superior Proposal;

            (iii)  the Company shall have during the Notice Period, negotiated with Parent and its Representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement such that the failure to take such action would no longer be inconsistent with the directors' fiduciary duties under applicable Law; provided, however, that in the event of any material revisions to the terms of such Superior Proposal, the Company shall be required to deliver a new Determination Notice to Parent and to comply with the requirements of Section 5.3(e)(ii) and this Section 5.3(e)(iii) with respect to such new Determination Notice and the revised Superior Proposal contemplated thereby;

            (iv)  at or following the end of such Notice Period, the Company Board shall have determined in good faith (after consultation with its financial advisors and its outside legal counsel) that failure to take such action would continue to be inconsistent with the directors' fiduciary duties under applicable Law (taking into account any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination pursuant to clause (iii) above); and

             (v)  in the event of a termination of this Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, the Company shall have validly terminated this Agreement in accordance with Section 7.1 including paying the Company Termination Fee in accordance with Section 7.4(a) prior to or concurrently with such termination.

          (f)    Certain Permitted Disclosure.    Nothing contained in this Section 5.3 shall be deemed to prohibit the Company or the Company Board from (i) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal, including taking and disclosing to the Company's stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to the Company's stockholders), or (ii) making any "stop-look-and-listen" communication to the Company's stockholders pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the Company's stockholders); provided, however, that the Company Board shall not make or resolve to make a Change of Recommendation except in accordance with Section 5.3(e).

          (g)    Existing Discussions.    Upon execution and delivery of this Agreement, the Company agrees that it will, and will instruct and cause the Company Subsidiaries and their respective Representatives to, immediately cease and cause to be terminated any existing activities, discussions, solicitations or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal and shall cease providing any information to any such Person or its Representatives and terminate all access granted to any such Person and its Representatives to any physical or electronic data room. The Company will, as promptly as practicable following the Agreement Date, deliver a written notice to each Person that has previously executed a confidentiality or similar agreement in connection with its consideration of an Acquisition Proposal requesting that such Person return or destroy all confidential information concerning the Company and the Company Subsidiaries in accordance with the terms of such confidentiality or similar agreement.

          (h)    Breach By Representatives.    The Company agrees that any breach of this Section 5.3 by any of its Representatives (other than immaterial or inadvertent breaches not intended to result in an Acquisition Proposal) shall be deemed to be a breach of this Agreement by the Company.

        Section 5.4    Proxy Filing.

          (a)   The Company shall prepare and file with the SEC, as promptly as practicable after the Agreement Date (and in any event no later than 15 Business Days), a proxy statement in preliminary form relating to the Stockholders Meeting (such proxy statement, including any amendment or supplement thereto, the "Proxy Statement") and, subject to Section 5.3, shall include the Company Board Recommendation in the Proxy Statement. Each of Parent and the Company shall provide the other with the information contemplated by Section 5.6(c) and shall otherwise reasonably assist and cooperate with the other in connection with any of the actions contemplated by this Section 5.4, including the preparation, filing and distribution of the Proxy Statement and the resolution of any comments in respect thereof received from the SEC.

          (b)   If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an "Other Required Company Filing"), then the Company shall prepare and file as soon as practicable such Other Required Company Filing with the SEC. The Company shall use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and the NYSE. The Company may not file the Proxy Statement or any Other Required Company Filing with the SEC, or respond to any SEC comments thereon, without providing Parent and its counsel, to the extent practicable, a reasonable opportunity to review and comment thereon, which comments shall be considered by the Company in good faith.

          (c)   If at any time prior to the Stockholders Meeting any information relating to the Company, Parent, Merger Subsidiary or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Subsidiary, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement, or any Other Required Company Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be prepared and filed as soon as practicable with the SEC by the Company and, to the extent required by applicable Law or the SEC or its staff, disseminated to the stockholders of the Company.

        Section 5.5    Stockholders Meeting.     The Company will take, in accordance with applicable Law and its certificate of incorporation and bylaws, all action necessary to establish a record date for, call, give notice of, convene and hold a meeting of holders of the Common Stock (the "Stockholders Meeting") as promptly as reasonably practicable after the execution of this Agreement to consider and vote upon the adoption of this Agreement. Following the distribution of the Proxy Statement pursuant to Section 5.4, without the prior written consent of Parent, the Company may not adjourn or postpone the Stockholders Meeting. Once established, the record date of the Stockholders Meeting may not be changed without the consent of Parent (not to be unreasonably withheld, conditioned or delayed) or as required by applicable Law. In the event that the date of the Stockholders Meeting as originally called is for any reason adjourned or postponed or otherwise delayed, the Company agrees that unless Parent shall have otherwise approved in writing, it shall implement such adjournment or postponement or other delay in such a way that the Company does not establish a new record date for the Stockholders Meeting, as so adjourned, postponed or delayed. Subject to Section 5.3(e), the Company shall solicit from the stockholders of the Company proxies in favor of the adoption of this Agreement in accordance with the DGCL, and the Company Board shall recommend such adoption and shall take all lawful action to solicit such adoption of this Agreement. For the avoidance of doubt, unless this Agreement is earlier terminated pursuant to Article VII, the Company shall establish a record date for, call, give notice of, convene and hold the Stockholders Meeting for the purpose of voting upon the adoption of this Agreement in accordance with the DGCL, whether or not the Company Board at any time subsequent to the date hereof shall have effected a Change of Recommendation. The Company shall, upon the reasonable request of Parent, advise Parent at least on a daily basis on each of the last 10 Business Days prior to the date of the Stockholders Meeting, as to the aggregate tally of the proxies received by the Company with respect to the Company Stockholder Approval. Without the prior written consent of Parent, the adoption of this Agreement and the approval of the transactions contemplated hereby (including the Merger) shall be the only matter (other than procedural matters) which the Company shall propose to be acted on by the Company's stockholders at the Stockholders Meeting.

        Section 5.6    Filings; Other Actions; Notification.

          (a)    Proxy Statement.    The Company, on the one hand, and Parent and Merger Subsidiary, on the other hand, shall promptly notify the other of the receipt of any comments of the SEC with respect to the Proxy Statement or any Other Required Company Filing and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Parent copies of all correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement or any Other Required Company Filing. The Company and Parent shall each use its reasonable best efforts to promptly provide responses to the SEC with respect to all comments received in respect of the Proxy Statement by the SEC and the Company shall cause the definitive Proxy Statement to be mailed as promptly as reasonably practicable (and in any event no later than five (5) business days) after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement (the "SEC Clearance Date"); provided that on the 10th calendar day after the filing of the preliminary Proxy Statement if the SEC has not affirmatively notified the Company during such period that it will or will not be reviewing the Proxy Statement then the Company shall contact the SEC on such date regarding the preliminary Proxy Statement and if no response is received from the SEC then the second Business Day after such contact will be deemed the SEC Clearance Date. If necessary in order to comply with applicable securities Laws after the Proxy Statement shall have been so disseminated, the Company shall disseminate as soon as practicable amended, supplemental or supplemented proxy material, and, if required in connection therewith, re-solicit proxies.

          (b)    Cooperation.    Subject to the terms and conditions set forth in this Agreement, the Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable Laws, including the Antitrust Laws, to consummate and make effective the Merger as soon as practicable, including preparing and filing as promptly as practicable (and in any event shall make all filings pursuant to the HSR Act within ten (10) days of the Agreement Date) all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Authority in order to consummate the Merger and the Transactions. The Company and Parent will each request early termination of the waiting period with respect to the Merger under the HSR Act and, where available, under applicable Foreign Antitrust Laws. The Company and Parent, and their respective Subsidiaries, shall (i) keep one another promptly apprised of any communications received from a Governmental Authority concerning the Merger and of the other Transactions; (ii) respond as promptly as practicable to all requests for additional information from a Governmental Authority under any Antitrust Law concerning the Merger or any of the Transactions; (iii) provide each other in advance, with a reasonable opportunity for review and comment, drafts of contemplated communications with any Governmental Authority concerning the Merger or any of the other Transactions; and (iv) provide each other advance notice of all meetings, conferences, or discussions with a Governmental Authority concerning the Merger or the other Transactions, and, unless prohibited by the Governmental Authority, permit one another to attend and participate therein either directly or through counsel. Subject to applicable Laws relating to the exchange of information, and subject to reasonable confidentiality considerations, Parent and the Company shall have the right to review in advance and, to the extent practicable, each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the Merger and the Transactions. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable. Nothing in this Agreement shall require the Company or the Company Subsidiaries to take or agree to take any action with respect to its business or operations unless the effectiveness of such agreement or action is conditioned upon Closing.

          (c)    Information.    Subject to applicable Laws, the Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its respective Subsidiaries, directors, officers and stockholders and such other matters in each case as may be reasonably necessary or advisable in connection with the Proxy Statement or any Other Required Company Filing or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Authority in connection with the Merger, and shall provide the other party with final copies of any filings made with a Governmental Authority, with the exception of material responsive to a request for additional information from Government Antitrust Entities.

          (d)    Status.    Subject to applicable Laws and the instructions of any Governmental Authority, the Company and Parent each shall keep the other apprised of the status of matters relating to completion of the Merger, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of the Company Subsidiaries, from any third party and/or any Governmental Authority with respect to the Merger and the Transactions. Neither the Company nor Parent shall permit any of its officers or any other Representatives to participate in any meeting or substantive telephone discussion with any Governmental Authority in respect of any filings, investigation or other inquiry with respect to the Merger unless, to the extent legally permissible and reasonably practicable, (i) it consults with the other party in advance and (ii) to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate in such meeting or substantive telephone discussion.

          (e)    Regulatory Matters.    Subject to the terms and conditions set forth in this Agreement, without limiting the generality of the other undertakings pursuant to this Section 5.6, each of the Company and Parent agree to take or cause to be taken the following actions: the prompt provision to each and every federal, state, local or foreign court or Governmental Authority with jurisdiction over enforcement of any applicable antitrust or competition Laws ("Government Antitrust Entity") of non-privileged information and documents requested by any Government Antitrust Entity or that are necessary, proper or advisable to permit consummation of the Transactions.

          (f)    Notwithstanding anything to the contrary set forth in this Agreement, (i) neither the Company nor any of the Company Subsidiaries will be required to agree to the payment of a consent fee, "profit sharing" payment or other consideration (including increased or accelerated payments) or the provision of additional security (including a guaranty), in connection with the Merger, including in connection with obtaining any consent pursuant to any Company Material Contract, (ii) in no event will the Company, any of the Company Subsidiaries, Parent or Merger Subsidiary be required to take or commit to take any actions that would be reasonably likely to materially adversely impact or impose limitations on the ownership by Parent or any of its Subsidiaries of all or a material portion of the Company's business or assets and (iii) in no event will Parent or Merger Subsidiary be obligated pursuant to this Agreement to, and the Company will not, without the written consent of Parent, sell, divest, license or hold separate any capital stock or other equity or voting interests or a material portion of the Company's business or assets.

        Section 5.7    Stock Exchange De-listing.     Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE to enable the delisting by the Surviving Corporation of the Common Stock from the NYSE and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

        Section 5.8    Public Announcements.     The initial press release regarding the Merger shall be a joint press release and thereafter (unless and until a Change of Recommendation has occurred) the Company and Parent each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the Transactions and prior to making any filings with any third party and/or any Governmental Authority (including any national securities exchange or interdealer quotation service) with respect thereto, except in all cases as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any Governmental Authority.

        Section 5.9    Financing and Cooperation.

          (a)    No Amendments to Financing Commitment Letters.    Subject to the terms and conditions of this Agreement, each of Parent and Merger Subsidiary will not permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Financing Commitment Letters if such amendment, modification or waiver would, or would reasonably be expected to, (i) reduce the aggregate amount of the Debt Financing (unless the Equity Financing is increased by an equivalent amount) or reduce the aggregate amount of the Equity Financing, (ii) impose new or additional conditions or other terms (except in connection with any "market flex" terms contained in the Debt Commitment Letters provided as of the Agreement Date) to the Financing, or otherwise expand, amend or modify any of the conditions to the receipt of the Financing, in a manner that would reasonably be expected to (A) delay, prevent or materially impede the consummation of the Merger, or (B) make the timely funding of the Financing, or the satisfaction of the conditions to obtaining the Financing, less likely to occur in any respect, or (iii) adversely impact the ability of Parent, Merger Subsidiary or the Company, as applicable, to enforce its rights against the other parties to the Financing Commitment Letters or the definitive agreements with respect thereto. In addition to the foregoing, Parent shall not release or consent to the termination of the Debt Commitment Letters or of any individual lender under the Debt Commitment Letters, except for (x) assignments and replacements of an individual lender under the terms of, and only in connection with, the syndication of the Debt Financing under the Debt Commitment Letters, or (y) replacements of the Debt Commitment Letters with alternative financing commitments pursuant to Section 5.9(c).

          (b)    Equity Financing.    Each of Parent and Merger Subsidiary shall take (or cause to be taken) all actions and do (or cause to be done) all things necessary, proper or advisable to obtain the Equity Financing, including by (i) maintaining in effect the Equity Commitment Letters, (ii) complying with its obligations under the Equity Commitment Letters, (iii) satisfying on a timely basis all conditions applicable to Parent or Merger Subsidiary in such Equity Commitment Letters that are within its control, if any, (iv) enforcing its rights under the Equity Commitment Letters and (v) consummating the Equity Financing at or prior to Closing, including by causing the Equity Financing Sources to fund the Equity Financing at the Closing, in each case in accordance with the terms of this Agreement and the Equity Commitment Letters.

          (c)    Debt Financing and Alternate Debt Financing.    Parent shall use its reasonable best efforts to arrange the Debt Financing and obtain the financing contemplated thereby on the terms and conditions (including, to the extent required, the full exercise of any flex provisions) set forth in the Debt Commitment Letters, including using its reasonable best efforts to (i) maintain in effect the Debt Commitment Letters in accordance with the terms and subject to the conditions thereof, (ii) comply with its obligations under the Debt Commitment Letters, (iii) negotiate, execute and deliver definitive agreements with respect to the Debt Financing contemplated by the Debt Commitment Letters on the terms and conditions (including the flex provisions) that are no less favorable to Merger Subsidiary than the terms contemplated by the Debt Commitment Letters, (iv) satisfy on a timely basis all conditions to funding that are applicable to Parent and Merger Subsidiary in the Debt Commitment Letters and the definitive agreements with respect to the Debt Financing contemplated by the Debt Commitment Letters, (v) enforce its rights pursuant to the Debt Commitment Letters, and (vi) consummate the Debt Financing at or prior to the Closing on the terms and conditions contemplated by the Debt Commitment Letters, including by causing the Debt Financing Sources to fund the Debt Financing at the Closing. Parent and Merger Subsidiary will fully pay, or cause to be fully paid, all commitment or other fees arising pursuant to the Debt Commitment Letters as and when they become due. In furtherance and not in limitation of the foregoing, in the event that any portion of the Debt Financing becomes unavailable on the terms and conditions (including the flex provisions) set forth in the Debt Commitment Letters,

  Parent shall use its reasonable best efforts to, as promptly as practicable following the occurrence of such event, (i) obtain alternative financing from alternative sources on terms and conditions not less favorable to Parent and Merger Subsidiary than those set forth in the Debt Commitment Letters and in an amount at least equal to the Debt Financing or such unavailable portion thereof, as the case may be (the "Alternative Debt Financing"), and (ii) obtain one or more new financing commitment letters with respect to such Alternative Debt Financing (the "New Debt Commitment Letters"), which New Debt Commitment Letters will replace the existing Debt Commitment Letters in whole or in part. Parent shall promptly provide the Company with a copy of any New Debt Commitment Letters (and a redacted fee letter in connection therewith (of which only the fee amounts, price caps and economic "flex" terms have been redacted; provided that such redacted terms do not affect the conditionality of or the amount of Debt Financing to be funded at the Closing)). In the event that any New Debt Commitment Letters are obtained, any reference in this Agreement to (A) the "Financing Commitment Letters" or the "Debt Commitment Letters" will be deemed to include the Debt Commitment Letters to the extent not superseded by one or more New Debt Commitment Letters at the time in question and any New Debt Commitment Letters to the extent then in effect, (B) the "Financing" or the "Debt Financing" means the debt financing contemplated by the Debt Commitment Letters as modified pursuant to the foregoing, and (C) the "Debt Financing Sources" will be deemed to include the Persons signatory to the New Debt Commitment Letters.

          (d)    Information.    Parent shall as reasonably requested by the Company, (i) keep the Company fully informed on a reasonably current basis of the status of its efforts to arrange the Financing, and (ii) provide the Company with copies of all executed definitive agreements related to the Financing. Without limiting the generality of the foregoing, Parent and Merger Subsidiary shall promptly notify the Company (a) of any breach (or threatened breach) or default (or any event or circumstance that, with notice or lapse of time or both, could reasonably be expected to give rise to any breach or default) by any party to the Financing Commitment Letters or definitive agreements related to the Financing, (b) of the receipt by Parent or Merger Subsidiary of any oral or written notice or communication from any Financing Source or with respect to any breach (or threatened breach), default, termination or repudiation by any party to a Financing Commitment Letter or any definitive agreements related to the Financing, and (c) if for any reason Parent or Merger Subsidiary at any time believes that it will not be able to obtain all or any portion of the Financing on the terms, in the manner or from the sources contemplated by the Financing Commitment Letters or any definitive agreements related to the Financing. Parent shall provide any information reasonably requested by the Company relating to any of the circumstances referred to in the previous sentence as soon as reasonably practical (but in any event within one (1) Business Day) after the date that the Company delivers a written request therefor to Parent.

          (e)    No Financing Condition.    Parent and Merger Subsidiary each acknowledge and agree that obtaining the Financing is not a condition to the Closing.

          (f)    Company Support.

              (i)  Prior to the Effective Time, the Company will use its reasonable best efforts, and will cause each of the Company Subsidiaries to use its respective reasonable best efforts, to provide Parent with all cooperation reasonably requested by Parent to assist it in causing the conditions in the Debt Commitment Letters to be satisfied or as is otherwise reasonably requested by Parent in connection with the Debt Financing, including:

              (A)  participating (and causing senior management and Representatives, with appropriate seniority and expertise, of the Company, to participate) in a reasonable and limited number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies, and otherwise cooperating with the marketing efforts for any of the Debt Financing;

              (B)  reasonably assisting Parent and the Debt Financing Sources with the timely preparation of customary (i) rating agency presentations, bank information memoranda, lender presentations and similar documents required in connection with the Debt Financing; (ii) high-yield Offering Documents, prospectuses, memoranda and similar documents required in connection with the Financing; and (iii) forecasts of financial statements of the Surviving Corporation for one or more periods following the Closing;

              (C)  reasonably assisting Parent in connection with the preparation and registration of (but not executing, unless effective only at or following the Effective Time) any pledge and security documents, supplemental indentures, currency or interest hedging arrangements and other definitive financing documents as may be reasonably requested by Parent or the Debt Financing Sources (including using reasonable best efforts to obtain consents of accountants for use of their reports in any materials relating to the Debt Financing and accountants' comfort letters, in each case as reasonably requested by Parent), and otherwise reasonably facilitating the pledging of collateral and the granting of security interests in respect of the Debt Financing, it being understood that such documents will not take effect until the Effective Time;

              (D)  furnishing Parent and the Debt Financing Sources, as promptly as practicable, with all Required Information. If the Company in good faith reasonably believes that it has provided the Required Information, it may deliver to Parent a written notice stating when it believes that it completed such delivery, in which case the Company will be deemed to have complied with this Section 5.9(f)(i)(D) and the Marketing Period shall be deemed to have commenced as of such date unless Parent or the Debt Financing Source in good faith reasonably believe that the Company has not completed delivery of the Required Information and, within three (3) Business Days after the delivery of such notice by the Company, deliver a written notice to the Company to that effect, stating in good faith the specific items of Required Information the Company has not delivered, in which case such Required Information shall be deemed to have been delivered and the Marketing Period to have commenced when such specific items have been delivered by the Company. Notwithstanding anything to the contrary herein, such Required Information will be deemed to not have been delivered if, at any point prior to the completion of the Debt Financing, (1) such Required Information contains any untrue statement of a material fact or omits to state any material fact necessary in order to make such Required Information, in the light of the circumstances under which they were made, not misleading; (2) such Required Information is not compliant in all material respects with all requirements of Regulation S-K and Regulation S-X under the Securities Act (excluding information required by Regulation S-X Rule 3-10 and Regulation S-X Rule 3-16) for offerings of debt securities on a registration statement on Form S-1 or sufficient to permit such a registration statement on Form S-1 from being declared effective by the SEC; (3) the Company's auditors have withdrawn any audit opinion with respect to any financial statements contained in the Required Information; (4) with respect to any interim financial statements (including any corresponding predecessor periods), such interim financial statements have not been reviewed by the Company's auditors as provided in the procedures specified by the Public Company Accounting Oversight Board in AU 722; and (5) the Company's auditors have not delivered drafts of customary comfort letters, including as to customary negative assurances and change period, or such auditors indicated that they are not prepared to issue such comfort letter; provided that after commencement of the Marketing Period, the delivery of additional financial statements or pro forma financial information requested by Parent (other than information required due to the passage of time) and required to be delivered pursuant to this Section 5.9(f)(i)(D) shall not terminate or restart the Marketing Period;

              (E)  cooperating with Parent to obtain customary and reasonable corporate and facilities ratings, consents, landlord waivers and estoppels, non-disturbance agreements, non-invasive environmental assessments, legal opinions, surveys and title insurance as reasonably requested by Parent, including in connection with any arrangements to be effectuated after the Closing;

              (F)  reasonably facilitating the pledging or the reaffirmation of the pledge of collateral (including obtaining and delivering any pay-off letters and other cooperation in connection with the repayment or other retirement of existing indebtedness and the release and termination of any and all related liens) on or prior to the Closing Date;

              (G)  delivering notices of prepayment within reasonable time periods required by the relevant agreements governing indebtedness and obtaining customary payoff letters, lien terminations and instruments of discharge to be delivered at the Closing, and giving any other necessary notices, to allow for the payoff, discharge and termination in full at the Closing of all indebtedness;

              (H)  providing executed authorization letters to the Debt Financing Sources authorizing the distribution of information to prospective lenders or investors and containing a representation to the Debt Financing Sources that the public side versions of such documents, if any, do not include material non-public information about the Company or the Company Subsidiaries or securities and executing ratings agency engagement letters as required in connection with the Debt Financing (provided, that the Company shall not be required to pay any cost or expenses relating to rating agency engagement letters);

              (I)   taking all corporate and other actions, subject to the occurrence of the Closing, reasonably requested by Parent to (1) permit the consummation of the Debt Financing (including, to the fullest extent permitted by applicable Law, distributing the proceeds of the Debt Financing, if any, obtained by any the Company Subsidiary to the Surviving Corporation), and (2) cause the direct borrowing or incurrence of all of the proceeds of the Debt Financing, including any high-yield debt financing, by the Surviving Corporation or any of its Subsidiaries concurrently with or immediately following the Effective Time; and

              (J)   furnishing Parent and the Debt Financing Sources promptly (and in any event at least two (2) Business Days prior to the Closing Date (to the extent requested at least ten (10) Business Days prior to the Closing Date)) with all documentation and other information required by regulatory authorities pursuant to applicable "know your customer" and anti-money laundering rules and regulations.

             (ii)  Notwithstanding the provisions of Section 5.9(f)(i) or any other provision of this Agreement, nothing in this Agreement will require the Company or any of the Company Subsidiaries to (A) waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Parent, (B) enter into any definitive agreement (other than with respect to authorization letters and ratings agency engagement letters referred to in Section 5.9(f)(i)(H) that is effective prior to the Closing, (C) give any indemnities in connection with the Financing that are effective prior to the Effective Time, (D) take any action that, in the good faith determination of the Company, would unreasonably interfere with the conduct of the business or the Company and the Company Subsidiaries or create an unreasonable risk of damage or destruction to any property or assets of the Company or any of the Company Subsidiaries, (E) provide any information the disclosure of which is prohibited or restricted under applicable Law or is legally privileged (provided that in the event that the Company or the Company Subsidiaries do not provide information in reliance on this clause (E), the Company or such Company Subsidiary shall (x) (if permitted by law) provide notice to Parent that such information is being withheld pursuant to such law or privilege if such notice can, in the good faith discretion of the Company, be provided in a manner that would not result in such loss or violation and (y) use commercially reasonable efforts to provide such information in a manner that would not be so prohibited or restricted or which would not result in a loss of privilege, as applicable), or take any action that will conflict with or violate its organizational documents or any applicable Laws or would result in a violation or breach of, or default under, any agreement to which the Company or any of the Company Subsidiaries is a party. In addition, (1) no action, liability or obligation of the Company, any of the Company Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing will be effective until the Effective Time (other than with respect to authorization letters and ratings agency engagement letters referred to in Section 5.9(f)(i)(H)) and neither the Company nor any of the Company Subsidiaries will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument (including being an issuer or other obligor with respect to the Debt Financing) that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time, and (2) any bank information memoranda and high-yield offering prospectuses or memoranda required in relation to the Debt Financing will contain disclosure and financial statements reflecting the Surviving Corporation or its Subsidiaries as the obligor. Nothing in this Section 5.9 will require (y) any officer or Representative of the Company or any of the Company Subsidiaries to deliver any certificate or opinion or take any other action pursuant to Section 5.9(f)(i)(H) or any other provision of this Agreement that could reasonably be expected to result in personal liability to such officer or Representative, or (z) the members of the Company Board as of immediately prior to the Effective Time to approve any financing or Contracts related thereto prior to the Effective Time.

          (g)    Use of Logos.    The Company hereby consents to the use of all logos of the Company and the Company Subsidiaries in connection with the Financing so long as such logos (i) are used solely in a manner that is not intended to or likely to harm or disparage the Company or any of the Company Subsidiaries or the reputation or goodwill of the Company or any of the Company Subsidiaries and (ii) are used solely in connection with a description of the Company, its business and products or the Merger.

          (h)    Confidentiality.    All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Agreement will be kept confidential in accordance with the Confidentiality Agreements, except that Parent and Merger Subsidiary will be permitted to disclose such information to any Financing Sources or prospective financing sources and other financial institutions and investors that are or may become parties to the Debt Financing and to any underwriters, initial purchasers or placement agents in connection with the Debt Financing (and, in each case, to their respective counsel, auditors, officers, directors, employees, professionals and other experts or agents) so long as such Persons are informed of the confidential nature of such information and agree to keep information of this type confidential.

          (i)    Company Reimbursement and Indemnification.

              (i)  Upon request by the Company, Parent shall promptly (and in any event within thirty (30) calendar days of invoice) reimburse the Company and the Company Subsidiaries for all reasonable and documented out-of-pocket costs and expenses (including accounting and legal fees and expenses) incurred by the Company and/or any of the Company Subsidiaries in connection with providing the support and cooperation contemplated by Section 5.9(f).

             (ii)  Parent shall indemnify and hold harmless the Company and the Company Subsidiaries, and each of their respective directors, officers, employees, agents and other representatives, from and against any and all losses, damages, claims, interest, costs or expenses (including legal fees and expenses), awards, judgments, penalties and amounts paid in settlement suffered or incurred by any of them in connection with providing the support and cooperation contemplated by Section 5.9(f) and any information utilized in connection therewith (other than information provided by the Company or any of the Company Subsidiaries).

          (j)    No Exclusive Arrangements.    In no event will the Guarantors, the Financing Sources, Parent, Merger Subsidiary or any of their respective Affiliates (which for this purpose will be deemed to include each direct investor in Parent or Merger Subsidiary and the financing sources or potential financing sources of Parent, Merger Subsidiary and such investors) enter into or enforce any Contract prohibiting or seeking to prohibit any investment fund, bank, investment bank or other potential provider of debt or equity financing for the Merger or any other transaction involving the Company or any of the Company Subsidiaries from providing or seeking to provide debt or equity financing or financial advisory services to any Person in connection with the Merger or any other transaction relating to the Company or any of the Company Subsidiaries.

        Section 5.10    Directors and Officers Exculpation, Indemnification and Insurance.

          (a)    Existing Agreements and Protections.    During the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) honor and fulfill in all respects the obligations of the Company and the Company Subsidiaries under any and all indemnification agreements between the Company or any of the Company Subsidiaries and any of their respective current or former directors and officers and any person who becomes a director or officer of the Company or any of the Company Subsidiaries prior to the Effective Time (the "Indemnified Persons"). In addition, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation and the Company Subsidiaries shall (and Parent shall cause the Surviving Corporation and the Company Subsidiaries to) cause the certificates of incorporation and bylaws (and other similar organizational documents) of the Surviving Corporation and the Company Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the certificate of incorporation and bylaws (or other similar organizational documents) of the Company and the Company Subsidiaries as of the Agreement Date, and during such six-year period such provisions shall not be repealed, amended or otherwise modified in any manner except as required by applicable Law.

          (b)    Indemnification.    Without limiting the generality of the provisions of Section 5.10(a), during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) indemnify and hold harmless each Indemnified Person from and against any costs, fees and expenses (including reasonable attorneys' fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, proceeding, investigation or inquiry, whether civil, criminal, administrative or investigative, to the extent such claim, proceeding, investigation or inquiry arises directly or indirectly out of or pertains directly or indirectly to (i) any action or omission or alleged action or omission in such Indemnified Person's capacity as a director, officer, employee or agent of the Company or any of the Company Subsidiaries or other Affiliates (regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time), or (ii) any of the Transactions; provided, however, that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification under this Section 5.10(b), then the claim asserted in such notice shall survive the sixth anniversary of the Effective Time until such time as such claim is fully and finally resolved. In the event of any such claim, proceeding, investigation or inquiry, (i) the Surviving Corporation shall have the right to control the defense thereof after the Effective Time (it being understood that, by electing to control the defense thereof, the Surviving Corporation will be deemed to have waived any right to object to the Indemnified Person's entitlement to indemnification hereunder with respect thereto), (ii) each Indemnified Person shall be entitled to retain his or her own counsel, whether or not the Surviving Corporation shall elect to control the defense of any such claim, proceeding, investigation or inquiry, (iii) the Surviving Corporation shall pay all reasonable fees and expenses of any counsel retained by an Indemnified Person promptly after statements therefor are received, whether or not the Surviving Corporation shall elect to control the defense of any such claim, proceeding, investigation or inquiry, and (iv) no Indemnified Person shall be liable for any settlement effected without his or her prior express written consent. Notwithstanding anything to the contrary set forth in this Section 5.10(b) or elsewhere in this Agreement, neither the Surviving Corporation nor any of its Affiliates (including Parent) shall, without the prior written consent of the effected Indemnified Person (such consent not to be unreasonably withheld, conditioned or delayed), settle or otherwise compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, proceeding, investigation or inquiry for which indemnification may be sought by an Indemnified Person under this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such claim, proceeding, investigation or inquiry.

          (c)    Insurance.    During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain in effect the Company's current directors' and officers' liability insurance ("D&O Insurance") in respect of acts or omissions occurring at or prior to the Effective Time, covering each person covered by the D&O Insurance, on terms with respect to the coverage and amounts that are equivalent to those of the D&O Insurance. Prior to the Effective Time, notwithstanding anything to the contrary set forth in this Agreement, the Company may purchase a six-year "tail" prepaid policy on the D&O Insurance. In the event that the Company elects to purchase such a "tail" policy prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such "tail" policy in full force and effect and continue to honor their respective obligations thereunder, in lieu of all other obligations of the Surviving Corporation (and Parent under the first sentence of this Section 5.10(c) for so long as such "tail" policy shall be maintained in full force and effect. In satisfying its obligations under this Section 5.10, the Surviving Corporation shall not be obligated to pay annual premiums in excess of three hundred percent (300%) of the amount paid by the Company for coverage for its last full fiscal year (such three hundred percent (300%) amount, the "Maximum Annual Premium"); provided that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium.

          (d)    Successors and Assigns.    If the Surviving Corporation (or Parent) or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations of the Surviving Corporation (or Parent) set forth in this Section 5.10.

          (e)    No Impairment; Third Party Beneficiaries.    The obligations set forth in this Section 5.10 shall not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person who is a beneficiary under the D&O Insurance or the "tail" policy referred to in Section 5.10(c) (and their heirs and representatives)) without the prior written consent of such affected Indemnified Person or other person who is a beneficiary under the D&O Insurance or the "tail" policy referred to in Section 5.10(c) (and their heirs and representatives). Each of the Indemnified Persons or other persons who are beneficiaries under the D&O Insurance or the "tail" policy referred to in Section 5.10(c) (and their heirs and representatives) are intended to be third party beneficiaries of this Section 5.10, with full rights of enforcement as if a party thereto. The rights of the Indemnified Persons (and other persons who are beneficiaries under the D&O Insurance or the "tail" policy referred to in Section 5.10(c) (and their heirs and representatives)) under this Section 5.10 shall be in addition to, and not in substitution for, any other rights that such persons may have under the certificates of incorporation, bylaws or other equivalent organizational documents, any and all indemnification agreements of or entered into by the Company or any of the Company Subsidiaries, or applicable Law (whether at law or in equity).

          (f)    Joint and Several Obligations.    The obligations and liability of the Surviving Corporation, Parent and their respective Subsidiaries under this Section 5.10 shall be joint and several.

          (g)    Preservation of Other Rights.    Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of the Company Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 5.10 is not prior to or in substitution for any such claims under such policies.

        Section 5.11    Transaction Litigation.     Prior to the earlier of the Effective Time or the date of termination of this Agreement pursuant to Section 7.1, the Company shall promptly notify Parent of all Legal Proceedings commenced or threatened in writing against the Company or any of the Company Subsidiaries, in each case in connection with, arising from or otherwise relating to the Merger or any other transaction contemplated by this Agreement ("Transaction Litigation") (including by providing copies of all pleadings with respect thereto) and thereafter keep Parent reasonably informed with respect to the status thereof. The Company shall (a) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. Further, the Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 5.11, "participate" means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation, but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above.

        Section 5.12    Rule 16b-3.     Merger Subsidiary, Parent and the Company shall take all such steps as may be reasonably required to cause the Transactions, and any other dispositions of equity securities (including derivative securities) of the Company or acquisitions of equity securities of Parent by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 5.13    Employee Matters.

          (a)   For purposes of this Section 5.13, (i) the term "Covered Employees" means employees who are actively employed by the Company or any Company Subsidiary at the Effective Time; and (ii) the term "Continuation Period" means the period beginning at the Effective Time and ending on the first anniversary of the Effective Time.

          (b)   During the Continuation Period, Parent shall, or shall cause the Surviving Corporation or any Company Subsidiary to, provide to the Covered Employees for so long as such Covered Employees remain employees of Parent, the Surviving Corporation or any Company Subsidiary during the Continuation Period, compensation (such term to include salary, annual cash bonus opportunities, commissions and severance, but to exclude any equity or equity-based compensation, retention, change of control, transaction or similar bonuses, and nonqualified deferred compensation) and benefits (excluding, any defined benefit pension plan or retiree medical benefits) that are, in the aggregate, no less favorable than the compensation (excluding any equity or equity-based compensation, retention, change of control, transaction or similar bonuses, and nonqualified deferred compensation) and benefits (excluding, any defined benefit pension plan or retiree medical benefits) being provided to Covered Employees immediately prior to the Effective Time under the Company Plans set forth on Section 3.16 of the Company Disclosure Schedules.

          (c)   In the event any Covered Employee first becomes eligible to participate under any employee benefit plan, program, policy, or arrangement of Parent or the Surviving Corporation or any of their respective Subsidiaries ("Parent Employee Benefit Plan") during the Continuation Period, Parent shall, or shall cause the Surviving Corporation to, for Covered Employees who become eligible during the calendar year including the Effective Time: (i) waive any preexisting condition exclusions and waiting periods with respect to participation and coverage requirements applicable to any Covered Employee under any Parent Employee Benefit Plan providing medical, dental, or vision benefits to the same extent such limitation would have been waived or satisfied under the Company Employee Benefit Plan the Covered Employee participated in immediately prior to coverage under the Parent Employee Benefit Plan; and (ii) provide each Covered Employee with credit for any copayments and deductibles paid prior to the Covered Employee's coverage under any Parent Employee Benefit Plan during the calendar year in which such amount was paid, to the same extent such credit was given under the employee benefit plan Covered Employee participated in immediately prior to coverage under the Parent Employee Benefit Plan, in satisfying any applicable deductible or out-of-pocket requirements under the Parent Employee Benefit Plan.

          (d)   As of the Effective Time, Parent shall recognize, or shall cause the Surviving Corporation and their respective Subsidiaries to recognize, the service of each Covered Employee prior to the Effective Time, to the Company (or any predecessor entities of the Company or any of the Company Subsidiaries) for vesting and eligibility purposes (but not for benefit accrual purposes, except for vacation and severance, as applicable) to the same extent and for the same purpose as such Covered Employee was entitled, before the Effective Time, to credit for such service under any similar Company Plan in which such Covered Employee participated immediately prior to the Effective Time. In no event shall anything contained in this Section 5.13(d) result in any duplication of benefits for the same period of service.

          (e)   Nothing in this Section 5.13 shall (i) be construed to limit the right of Parent, the Company, or any of the Company Subsidiaries (including, following the Effective Time, the Surviving Corporation) to amend or terminate any Company Plan or other employee benefit or compensation plan, program, agreement or arrangement to the extent such amendment or termination is permitted by the terms of the applicable plan, (ii) be construed as an amendment to any Company Plan or other employee benefit or compensation plan, program, agreement or arrangement, (iii) be construed to require Parent, the Company, or any of the Company Subsidiaries (including, following the Effective Time, the Surviving Corporation) to retain the employment of any particular Person for any fixed period of time following the Effective Time; or (iv) create any third-party beneficiary rights or obligations in any Person (including any Covered Employee).

        Section 5.14    Confidentiality.     The parties hereto acknowledge that (i) Guarantors and the Company have previously executed nondisclosure agreements, dated as of September 16, 2015 and September 14, 2015 (collectively, the "Confidentiality Agreements"), which Confidentiality Agreements shall continue in full force and effect in accordance with its terms, except as expressly modified herein and (ii) and that Parent and Merger Subsidiary shall be bound as "Recipients" by the terms of such Confidentiality Agreements on the same terms as the Guarantors.

        Section 5.15    Midco Transaction.     Neither Parent nor Merger Subsidiary has any plan or intention to take any action with respect to the Company subsequent to the Closing that would cause the Transactions to constitute part of a transaction that is the same as, or substantially similar to, the "Intermediary Transaction Tax Shelter" described in Internal Revenue Service Notices 2001-16 and 2008-111.

        Section 5.16    Obligations of Merger Subsidiary.     Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement and to consummate the Merger and the Transactions upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Subsidiary will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to and in accordance with this Agreement.

        Section 5.17    Parent Vote.     Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Subsidiary, will execute and deliver to Merger Subsidiary and the Company a written consent approving the Merger in accordance with the DGCL.

        Section 5.18    Repatriation.     The Company and the Company Subsidiaries will use their commercially reasonable efforts (in the manner reasonably requested in writing by Merger Subsidiary or Parent) to distribute or cause to be distributed to the Company immediately before the Closing any cash balances held by any foreign Company Subsidiaries; provided, however, that no distribution will be required to be made (i) to the extent (x) such distribution would be subject to withholding or other Taxes in advance of the Effective Time or (y) would violate any minimum cash balance or capital surplus requirements applicable to such Company Subsidiaries and (ii) unless and until all of the conditions to the Merger set forth in Article VI have been satisfied or waived (other than those conditions that by their terms are to be satisfied or waived (if permitted hereunder) at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions at the Closing) and Parent has irrevocably confirmed that it is prepared to consummate the Closing.

        Section 5.19    Conveyance Taxes.     The Company, Merger Subsidiary and Parent shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

ARTICLE VI
CONDITIONS TO MERGER

        Section 6.1    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction (or waiver by the party entitled to the benefit thereof) at or prior to the Effective Time of the following conditions:

          (a)    Company Stockholder Approval.    Company Stockholder Approval shall have been obtained.

          (b)    Governmental Approvals.    The waiting periods (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act and any other applicable Antitrust Law shall have expired or been terminated, and the consents, approvals, permits, Orders, declarations or filings with, or notice to, any Governmental Authority (each, a "Governmental Approval") to the consummation of the Merger set forth on Section 6.1(b) of the Company Disclosure Schedules shall have been obtained.

          (c)    No Legal Prohibition.    No Governmental Authority shall have:

              (i)  enacted, issued, promulgated, entered, enforced or deemed applicable to the Merger any applicable Law that is in effect and has the effect of making the Merger illegal or which has the effect of prohibiting the consummation of the Merger; or

             (ii)  issued or granted any Order (whether temporary, preliminary or permanent) that has the effect of making the Merger illegal or which has the effect of prohibiting the consummation of the Merger.

        Section 6.2    Additional Parent and Merger Subsidiary Conditions.     The obligations of Parent and Merger Subsidiary to consummate the Merger shall be further subject to the satisfaction or waiver of each of the following conditions at or prior to the Closing:

          (a)    Compliance with Agreements and Covenants.    The Company shall have performed in all material respects its agreements, covenants and other obligations required by this Agreement to be performed or complied with by the Company at or prior to the Closing Date.

          (b)    Accuracy of Representations and Warranties.

              (i)  The representations and warranties of the Company set forth in Section 3.2(a) (the "Capitalization Representations") (A) shall have been true and correct in all respects as of the Agreement Date, and (B) shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of such date, except, in the case of the preceding clauses (A) and (B), for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date), and except in each case for any inaccuracies that would not, individually or in the aggregate, increase the aggregate Merger Consideration payable in the Merger by more than $10,000,000.

             (ii)  The representations and warranties of the Company set forth in Section 3.1, Section 3.3(a), Section 3.4 and Section 3.8 (the "Fundamental Representations") (A) shall have been true and correct in all material respects as of the Agreement Date, and (B) shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date, except in each case of the preceding clauses (A) and (B), for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct in all material respects as of such particular date); provided, however, that for purposes of determining the accuracy of the Fundamental Representations for purposes of this Section all qualifications based on a

    "Company Material Adverse Effect" and all materiality qualifications and other qualifications based on the word "material" or similar phrases (but not dollar thresholds) contained in such Fundamental Representations shall be disregarded.

            (iii)  The representations and warranties of the Company set forth in this Agreement (other than the Capitalization Representations and the Fundamental Representations) shall be true and correct in all respects on and as of the Agreement Date and as of the Closing Date with the same force and effect as if made on and as of such date, except (i) for any failure to be so true and correct which has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (ii) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date, except for any failure to be so true and correct as of such date which has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect); provided, however, that for purposes of determining the accuracy of the representations and warranties of the Company set forth in this Agreement for purposes of this Section all qualifications based on a "Company Material Adverse Effect" and all materiality qualifications and other qualifications based on the word "material" or similar phrases (but not dollar thresholds) contained in such representations and warranties shall be disregarded.

          (c)    Receipt of Officers' Certificate.    Parent and Merger Subsidiary shall have received a certificate, signed for and on behalf of the Company by the chief executive officer and the chief financial officer of the Company, certifying the satisfaction of the conditions set forth in Section 6.2(a) and Section 6.2(b).

          (d)    No Company Material Adverse Effect.    Since the Agreement Date, there shall not have occurred or arisen any Company Material Adverse Effect that is continuing.

          (e)    SEC Documents.    The Company will have filed all forms, reports and documents which contain financial statements and which are required to be filed with the SEC prior to the Effective Time.

        Section 6.3    Additional Company Conditions.     The obligations of the Company to consummate the Merger shall be further subject to the satisfaction or waiver of each of the following conditions prior to or at the Closing:

          (a)    Compliance with Agreements and Covenants.    Parent and Merger Subsidiary shall have performed or complied in all material respects with all agreements, covenants and obligations required by this Agreement to be performed or complied with by each of them at or prior to the Closing Date.

          (b)    Accuracy of Representations and Warranties.    The representations and warranties of Parent and Merger Subsidiary set forth in this Agreement that are qualified by "materiality" shall be true and correct in all respects on and as of the Agreement Date and the Closing Date with the same force and effect as if made on and as of such date (except for those representations and warranties which address matters only as of a particular date, which representations shall have been true and correct in all respects as of such particular date). The representations and warranties of Parent and Merger Subsidiary set forth in this Agreement that are not so qualified by "materiality" shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date (except for those representations and warranties which address matters only as of a particular date, which representations shall have been true and correct in all material respects as of such particular date).

          (c)    Receipt of Officers' Certificate.    The Company shall have received a certificate, signed for and on behalf of Parent and Merger Subsidiary by a duly authorized officer of each of Parent and Merger Subsidiary, certifying the satisfaction of the conditions set forth in this Section 6.3.

ARTICLE VII
TERMINATION

        Section 7.1    Termination.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval (except as provided herein), only as follows:

          (a)   by mutual written agreement of Parent and the Company; or

          (b)   by either Parent or the Company if the Effective Time shall not have occurred on or before April 18, 2016 (the "Termination Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any party hereto whose action or failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in the failure of the Effective Time to have occurred on or before the Termination Date; or

          (c)   by either Parent or the Company if the Company Stockholders Meeting shall have been held and the Company Stockholder Approval shall not have been obtained thereat or at any adjournment or postponement thereof; or

          (d)   by either Parent or the Company if any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and nonappealable (whether before or after the receipt of the Company Stockholder Approval); or

          (e)   by the Company in the event (i) of a breach of any covenant or agreement on the part of Parent or Merger Subsidiary set forth in this Agreement or (ii) that any of the representations and warranties of Parent and Merger Subsidiary set forth in this Agreement shall have been inaccurate when made or shall have become inaccurate, in either case such that the conditions set forth in Section 6.3(a) and Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided, however, that notwithstanding the foregoing, in the event that such breach by Parent or Merger Subsidiary or such inaccuracies in the representations and warranties of Parent or Merger Subsidiary are curable by Parent or Merger Subsidiary through the exercise of commercially reasonable efforts, then the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(e) until the earlier to occur of (A) thirty (30) calendar days after delivery of written notice from the Company to Parent of such breach or inaccuracy, as applicable or (B) Parent or Merger Subsidiary ceasing or failing to exercise and continuing not to exercise commercially reasonable efforts to cure such breach or inaccuracy (it being understood that the Company may not terminate this Agreement pursuant to this Section 7.1(e) if such breach or inaccuracy by Parent or Merger Sub is cured within such thirty (30) calendar day period); or

          (f)    by the Company in the event that after the Marketing Period has ended (i) all of the conditions set forth in Section 6.1 and Section 6.2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing), (ii) Parent and Merger Subsidiary have failed to consummate the Merger at the Closing pursuant to Section 1.1, (iii) the Company has irrevocably notified Parent in writing that (A) the Company is ready, willing and able to consummate the Merger, and (B) all conditions set forth in Section 6.3 have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it is willing to waive any unsatisfied conditions set forth in Section 6.3, (iv) the Company has given Parent written notice at least three (3) Business Days prior to such termination stating the Company's intention to terminate this Agreement pursuant to this Section 7.1(f) if Parent and Merger Subsidiary fail to consummate the Merger, and (iv) Parent and Merger Subsidiary fail to consummate the Merger on the later of the expiration of such three (3) Business Day period and the date set forth in the foregoing notice; or

          (g)   by the Company at any time prior to the time the Company Stockholder Approval is obtained, if (i) the Company Board authorizes the Company, subject to complying in all respects with the terms of Section 5.3 (other than any immaterial or inadvertent breaches thereof not intended to result in an Acquisition Proposal), to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal; (ii) concurrently with the termination of this Agreement the Company enters into an Alternative Acquisition Agreement with respect to such Superior Proposal; and (iii) concurrently with the termination of this Agreement the Company pays to Parent the Company Termination Fee in accordance with Section 7.4(a)(ii); or

          (h)   by Parent in the event (i) of a breach of any covenant or agreement on the part of the Company set forth in this Agreement or (ii) that any of the representations and warranties of the Company set forth in this Agreement shall have been inaccurate when made or shall have become inaccurate, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as applicable, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate, as applicable; provided, however, that notwithstanding the foregoing, in the event that such breach by the Company or such inaccuracies in the representations and warranties of the Company are curable by the Company through the exercise of commercially reasonable efforts, then Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.1(h) until the earlier to occur of (A) thirty (30) calendar days after delivery of written notice from the Parent to the Company of such breach or inaccuracy, as applicable or (B) the Company ceasing to exercise and continuing not to exercise commercially reasonable efforts to cure such breach or inaccuracy (it being understood that Parent and Merger Subsidiary may not terminate this Agreement pursuant to this Section 7.1(h) if such breach or inaccuracy by the Company is cured within such thirty (30) calendar day period); or

          (i)    by Parent in the event that the Company Board (or any committee thereof) shall have effected and not withdrawn a Change of Recommendation; provided, however, that that Parent's right to terminate this Agreement pursuant to this Section 7.1(i) will expire at 5:00 p.m., Central time, on the tenth (10th) Business Day following the date on which such right to terminate first arose.

        Section 7.2    Notice of Termination.     A party terminating this Agreement pursuant to Section 7.1 (other than Section 7.1(a)) shall deliver a written notice to the other party setting forth specific basis for such termination and the specific provision of Section 7.1 pursuant to which this Agreement is being terminated. A valid termination of this Agreement pursuant to Section 7.1 (other than Section 7.1(a)) shall be effective upon receipt by the non-terminating party of the foregoing written notice.

        Section 7.3    Effect of Termination.     In the event of a valid termination of this Agreement pursuant to Section 7.1, this Agreement shall be of no further force or effect without Liability of any party or parties hereto, as applicable (or any stockholder, director, manager, officer, employee, agent, consultant or representative of such party or parties) to the other party or parties hereto, as applicable, except (a) for the terms of Section 5.8, Section 5.14, Section 7.3, Section 7.4 and Article VIII, each of which shall survive the termination of this Agreement, and (b) subject to Section 7.4(e)(vi) and Section 8.12(b)(v), that nothing herein shall relieve any party or parties hereto, as applicable, from liability for any Fraud committed in connection with this Agreement or any of Transactions. In addition to the foregoing, no termination of this Agreement shall affect the obligations of the parties hereto set forth in the Confidentiality Agreements and the Guaranties, all of which shall survive termination of this Agreement in accordance with their respective terms and remain fully enforceable in accordance with their respective terms.

        Section 7.4    Termination Fees.

          (a)    Company Termination Fees.

              (i)  In the event that (A) this Agreement is terminated pursuant to Section 7.1(c), (B) following the execution of this Agreement and prior to the time at which a vote is taken on the adoption of this Agreement at the Stockholders Meeting (or an adjournment or postponement thereof) an offer or proposal for a Competing Acquisition Transaction that was not publicly announced or known prior to the execution of this Agreement is publicly announced or shall become publicly known and not withdrawn, and (C) within one (1) year following the termination of this Agreement pursuant to Section 7.1(c), a Competing Acquisition Transaction is consummated or the Company enters into an Alternative Acquisition Agreement and such Competing Acquisition Transaction is subsequently consummated, then within one (1) Business Day after consummation of such Competing Acquisition Transaction, the Company shall pay to Parent (or its designee) the Company Termination Fee, less the amount of Parent Expenses previously paid to Parent pursuant to Section 7.4(d). "Company Termination Fee" means an amount equal to $159,000,000.

             (ii)  In the event that this Agreement is terminated pursuant to Section 7.1(g), then as a condition to such termination of this Agreement, the Company shall pay to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

            (iii)  In the event that this Agreement is terminated pursuant to Section 7.1(i), then within one (1) Business Day after such termination, the Company shall pay to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

            (iv)  The parties hereto acknowledge and hereby agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion, whether nor not the Company Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.

          (b)    Parent Termination Fee.

              (i)  In the event that this Agreement is terminated (A) pursuant to Section 7.1(e) or Section 7.1(f), or (B) pursuant to Section 7.1(b) if, at the time of such termination, the Company would have been entitled to terminate this Agreement pursuant to Section 7.1(e) or Section 7.1(f), then within one (1) Business Day after demand by the Company, Parent shall pay to the Company a fee equal to $318,000,000 (the "Parent Termination Fee") by wire transfer of immediately available funds to an account or accounts designated in writing by the Company.

             (ii)  The parties hereto acknowledge and hereby agree that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion, whether nor not the Parent Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.

          (c)    Recovery.    Parent, Merger Subsidiary and the Company hereby acknowledge and agree that the covenants set forth in this Section 7.4 are an integral part of this Agreement and the Merger, and that, without these agreements, Parent, Merger Subsidiary and the Company would not have entered into this Agreement. Accordingly, if the Company fails to promptly pay any amounts due pursuant to Section 7.4(a) or Parent fails to promptly pay any amounts due pursuant to Section 7.4(b) and, in order to obtain such payment, Parent, on the one hand, or the Company, on the other hand, commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 7.4(a) or any portion thereof or a judgment against Parent for the amount set forth in Section 7.4(b) or any portion thereof, as applicable, the Company will pay to Parent or Parent will pay to the Company, as the case may be, the other party's out-of-pocket costs and expenses (including reasonable attorneys' fees and costs) in connection with such Legal Proceeding, together with interest on such amount or portion thereof at the annual rate of five percent (5%) plus the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law.

          (d)    Parent Expenses.    In the event (i) this Agreement is terminated pursuant to Section 7.1(c) or Section 7.1(h) under circumstances in which the Company Termination Fee is not then payable pursuant to Section 7.4(a)(i) or (ii) an Acquisition Proposal shall have been made to the Company or any of the Company Subsidiaries or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company or any of the Company Subsidiaries, in each case after the Agreement Date (and such Acquisition Proposal or publicly announced intention shall not have been publicly withdrawn prior to the date of termination) and this Agreement is terminated by Parent pursuant to Section 7.1(h), and as of the time of such termination by Parent, Parent and Merger Subsidiary were not in material breach of their representations, warranties, covenants or agreements under this Agreement, then within one (1) Business Day after demand by Parent, the Company shall pay to Parent up to $5,000,000 of Parent's reasonable and documented out-of-pocket fees and expenses (including legal fees and expenses) incurred by Parent and its Affiliates on or prior to the termination of this Agreement in connection with the Transactions (including the Financing) (the "Parent Expenses") by wire transfer of immediately available funds to an account or accounts designated in writing by Parent; provided, that the existence of circumstances which could require the Company Termination Fee to become subsequently payable by the Company pursuant to Section 7.4(a)(i) shall not relieve the Company of its obligations to pay the Parent Expenses pursuant to this Section 7.4(d); provided, further, that the payment by the Company of Parent Expenses pursuant to this Section 7.4(d) shall not relieve the Company of any subsequent obligation to pay the Company Termination Fee pursuant to Section 7.4(a)(i) except to the extent indicated in Section 7.4(a)(i).

          (e)    Acknowledgement.    Each of the parties acknowledges and agrees that:

              (i)  the agreements contained in this Section 7.4 are an integral part of the Transactions;

             (ii)  the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee or a Parent Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to Section 7.4(a) or Section 7.4(b) are not a penalty but rather constitute liquidated damages in a reasonable amount that will compensate Parent or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions;

            (iii)  without the agreements contained in this Section 7.4, the parties would not have entered into this Agreement;

            (iv)  the Company acknowledges that in no event will the Company be entitled to both (i) the payment of the Parent Termination Fee and (ii) specific performance of this Agreement to consummate the Merger;

             (v)  each of Parent and Merger Subsidiary acknowledges that in no event will Parent be entitled to both (i) the payment of the Company Termination Fee and (ii) specific performance of this Agreement to consummate the Merger;

            (vi)  subject to the rights of the Company in respect of specific performance pursuant to and solely to the extent provided in Section 8.12(b), in the event that the Closing does not occur for any reason (whether or not this Agreement is terminated by the Company and the Parent Termination Fee is payable), the maximum aggregate liability of Parent together with the Parent Related Parties shall be limited to an aggregate amount equal to the Parent Termination Fee to the extent payable plus any additional indemnification and reimbursement obligations owed to the Company pursuant to and in accordance with Section 5.9(i), and in no event shall the Company or any other Person seek, or be entitled, to recover any money or other damages in excess of such amounts (including, in each case, for any willful, intentional or knowing breach or other action or inaction) arising out of or in connection with this Agreement, the Financing Commitment Letters or the Guaranties (and the termination hereof or thereof), the transactions contemplated hereby and thereby (and the abandonment or termination thereof) or any matter forming the basis for such termination or for any breach of, or by virtue of any rights under, any of the foregoing agreement;

           (vii)  subject to the rights of Parent and Merger Subsidiary in respect of specific performance pursuant to and solely to the extent provided in Section 8.12(a) and except in the case of Fraud or breaches or threatened breaches of the Confidentiality Agreements, in the event this Agreement is terminated pursuant to Section 7.1, the maximum aggregate liability of Company together with the Company Related Parties shall be limited to an aggregate amount equal to the applicable Company Termination Fee and/or the Parent Expenses, in each case to the extent payable, and in no event shall Parent, Merger Subsidiary or any other Person seek, or be entitled, to recover any money or other damages in excess of such amounts (including, in each case, for any willful, intentional or knowing breach or other action or inaction) arising out of or in connection with this Agreement or the transactions contemplated hereby (and the abandonment or termination thereof) or any matter forming the basis for such termination or for any breach of, or by virtue of any rights under, any of the foregoing agreement; and

          (viii)  for the avoidance of doubt, the parties hereto acknowledge and agree that the Confidentiality Agreements shall not be superseded, shall survive any termination of this Agreement and shall continue in full force and effect until the earlier to occur of (a) the Effective Time and (b) the date on which the Confidentiality Agreements are terminated in accordance with their respective terms, and nothing herein shall limit the rights, obligations or remedies available to the parties under the Confidentiality Agreements in any respect.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

        Section 8.1    Amendment or Supplement.     Subject to applicable Law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Subsidiary and the Company; provided, however, that in the event that this Agreement has been approved by stockholders of the Company in accordance with the DGCL, no amendment shall be made to this Agreement that requires the approval of such stockholders of the Company without such approval; and provided, further, however, that Section 5.9, Section 7.3, this Section 8.1, Section 8.2, Section 8.4, Section 8.5, Section 8.7, Section 8.9 and Section 8.12 (and any

provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of any of the foregoing provisions) may not be modified, waived or terminated in a manner that impacts or is adverse in any respect to a Financing Source without the prior written consent of such Financing Source.

        Section 8.2    Extension of Time, Waiver, etc.     At any time prior to the Effective Time, any party may, subject to applicable Law: (a) waive any inaccuracies in the representations and warranties of any other party hereto; provided, however, that after adoption of this Agreement by the holders of Company Common Stock (if applicable), no waiver shall be made which would pursuant to applicable Law require further approval by such holders without obtaining such further approval; (b) extend the time for the performance of any of the obligations or acts of any other party hereto; or (c) to the extent permitted by applicable Law, waive compliance by the other party with any of the agreements contained in this Agreement or, except as otherwise provided in the Agreement, waive any of such party's conditions. Notwithstanding the foregoing, no failure or delay by the Company, Merger Subsidiary or Parent in exercising any right hereunder shall operate as a waiver of rights, nor shall any single or partial exercise of such rights preclude any other or further exercise of such rights or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        Section 8.3    No Survival.     None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the earlier of the Closing or the termination of this Agreement. This Section 8.3 shall not limit the survival of any covenant or agreement of the parties hereto contained in this Agreement which by its terms contemplates performance after the earlier of the Closing or the termination of this Agreement.

        Section 8.4    Entire Agreement; No Third Party Beneficiary.     This Agreement, including the exhibits and annexes hereto, the Company Disclosure Schedules, the documents and instruments relating to the Merger referred to in this Agreement and the Confidentiality Agreements, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement, provided, however, the Confidentiality Agreements shall not be superseded, shall survive any termination of this Agreement and shall continue in full force and effect until the earlier to occur of (a) the Effective Time and (b) the date on which the Confidentiality Agreements are terminated in accordance with its terms. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUBSIDIARY, ON THE ONE HAND, NOR THE COMPANY, ON THE OTHER HAND, MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER, AND EACH PARTY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OR AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE (OR MADE AVAILABLE) BY ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING. This Agreement is not intended, and shall not be deemed, to create any agreement of employment with any person, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto, except with respect to (i) the directors and officers of the Company covered by Section 5.10 and (ii) the Financing Sources will have the right to enforce their rights under Section 5.9, Section 7.3, Section 8.1, this Section 8.4, Section 8.5, Section 8.7, Section 8.9 and Section 8.12.

Notwithstanding anything herein to the contrary, no Financing Source shall be subject to any special, consequential, punitive or indirect damages or damages of a tortious nature.

        Section 8.5    Applicable Law; Jurisdiction.

          (a)   THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. The parties hereto hereby irrevocably submit to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such Court of Chancery shall lack subject matter jurisdiction, the federal courts of the United States of America located in the County of New Castle, Delaware, solely in respect of the interpretation and enforcement of the provisions of (and any claim or cause of action arising under or relating to) this Agreement and of the documents referred to in this Agreement, and in respect of the Transactions, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims relating to such action, proceeding or transactions shall be heard and determined in such courts. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.8 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

          (b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE FINANCING COMMITMENT LETTERS OR THE TRANSACTIONS (INCLUDING THE FINANCING). EACH PARTY HEREBY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 8.5.

          (c)   Notwithstanding anything to the contrary in this Agreement, the parties hereto acknowledge and irrevocably agree (i) that any legal proceeding, whether in law or in equity, in contract, in tort or otherwise, involving the Financing Sources arising out of, or relating to, the Merger, the Financing or the performance of services thereunder or related thereto will be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the borough of Manhattan and any appellate court thereof, and each party hereto submits for itself and its property with respect to any such legal proceeding to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such legal proceeding in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in any applicable Financing Commitment Letter will be effective service of process against them for any such legal proceeding brought in any such court; (iv) to waive and hereby waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such legal proceeding in any such court; and (v) any such legal proceeding will be governed by, construed and enforced in accordance with the laws of the State of New York.

        Section 8.6    Attorneys' Fees.     In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive reimbursement with respect to the reasonable and documented attorneys' fees and all other reasonable costs and expenses incurred in such action or suit, in each case subject to the terms and limitations set forth in Section 7.4.

        Section 8.7    Assignment.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void, except that each of Parent and Merger Subsidiary may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement (a) to any one or more direct or indirect wholly owned Subsidiaries or Affiliates of Parent without the consent of the Company, provided that no such assignment shall relieve Parent or Merger Subsidiary of any of its obligations under this Agreement, (b) concurrent with or following the Effective Time, to any Debt Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral or (c) following the Effective Time, to any other Person. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

        Section 8.8    Notices.     All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a "portable document format" (".pdf") document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.8):

if to Merger Subsidiary or Parent:
c/o Thoma Bravo, LLC 600 Montgomery Street, 20th Floor San Francisco, CA 94111
Attention:	Seth Boro Robert Sayle
Telecopy No.:	(415) 392-6480
E-mail:	sboro@thomabravo.com; rsayle@thomabravo.com

Silver Lake Partners 9 West 57th Street 32nd Floor New York, NY 10019
Attention:	Andrew J. Schader
Telecopy No.:	(212) 981-3566
E-mail:	andy.schader@silverlake.com
with a copy to (which copy shall not constitute notice):
Kirkland & Ellis LLP 300 N. LaSalle Street Chicago, Illinois 60654
Attention:	Gerald T. Nowak, P.C. Corey D. Fox
Telecopy No.:	(312) 862-2200
E-mail:	gnowak@kirkland.com;cfox@kirkland.com
Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199-3600
Attention:	Alfred O. Rose
Telecopy No.:	(617) 235-0096
E-mail:	alfred.rose@ropesgray.com
if to the Company:
SolarWinds, Inc. 7171 Southwest Parkway Building 400 Austin, TX 78735
Email:	generalcounsel@solarwinds.com
Facsimile:	(512) 682-9301
Attention:	Jason Bliss, SVP, General Counsel
with a copy to (which copy shall not constitute notice):
DLA Piper LLP (US) 401 Congress Ave., Suite 2500 Austin, TX 78701
Attention:	John J. Gilluly III, PC
Facsimile:	(512) 457-7001
E-mail:	john.gilluly@dlapiper.com

        Section 8.9    Severability.     Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

        Section 8.10    Construction.

          (a)   For purposes of this Agreement, whenever the context requires: (i) the singular number shall include the plural, and vice versa; (ii) the masculine gender shall include the feminine and neuter genders; (iii) the feminine gender shall include the masculine and neuter genders; and (iv) the neuter gender shall include the masculine and feminine genders.

          (b)   The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c)   As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d)   Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

          (e)   The phrases "provided to," "furnished to," and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been provided to the party to whom such information or material is to be provided in the virtual dataroom set up by the Company in connection with this Agreement at least two (2) Business Days prior to the date hereof.

        Section 8.11    Counterparts; Signatures.     This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission, by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means.

        Section 8.12    Remedies.     Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          (a)    Remedies of Parent and Merger Subsidiary.

              (i)  Specific Performance.    Prior to the valid termination of this Agreement pursuant to Section 7.1, Parent and Merger Subsidiary shall be entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by the Company in the courts described in Section 8.5 and to enforce specifically the terms and provisions hereof, including the Company's obligation to consummate the Merger.

             (ii)  Company Termination Fee.    Parent shall be entitled to payment of the Company Termination Fee if and when payable pursuant to Section 7.4(a).

            (iii)  Parent Expense Reimbursement.    Parent shall be entitled to reimbursement of Parent Expenses if and when payable pursuant to Section 7.4(d).

            (iv)  Termination.    Parent and Merger Subsidiary shall be entitled to terminate this Agreement in accordance with Section 7.1.

             (v)  Monetary Damages.    Other than in the case of Fraud, in no event shall (A) Parent, Merger Subsidiary, Guarantors or the Financing Sources or (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates (other than Parent, Merger Subsidiary or Guarantors), members, managers, general or limited partners, stockholders and assignees of each of Parent, Merger Subsidiary, Guarantors, the Financing Sources and their respective Affiliates (the foregoing in clauses (A) and (B) collectively, the "Parent Related Parties") have the right to seek or obtain money damages from the Company or any Company Related Party under this Agreement (whether at law or in equity, in contract, in tort or otherwise) other than the right of Parent and Merger Subsidiary to payment of the Company Termination Fee as set forth in Section 7.4(a) or Parent Expenses as set forth in Section 7.4(d). The election to pursue an injunction, specific performance or other equitable relief shall not restrict, impair or otherwise limit Parent from, in the alternative, seeking to terminate the Agreement and collect the Company Termination Fee pursuant to Section 7.4(a) and/or the reimbursement of Parent Expenses pursuant to Section 7.4(d); provided, however, that, other than in the case of Fraud, in no event shall Parent be permitted to pursue an injunction, specific performance or other equitable relief or any other remedies under this Agreement or available at Law or equity following the payment of the applicable Company Termination Fee.

          (b)    Remedies of the Company.

              (i)  Specific Performance (Pre-Closing Covenants).    Prior to the valid termination of this Agreement pursuant to Section 7.1 and other than as it relates to the right to cause the Equity Financing to be funded and to consummate the Merger (which are governed by the provisions of Section 8.12(b)(ii)), the Company shall be entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by Parent and Merger Subsidiary in the courts described in Section 8.5 and to enforce specifically the terms and provisions hereof.

             (ii)  Specific Performance (Closing).    Prior to a valid termination of this Agreement pursuant to Section 7.1, the Company shall be entitled to seek and obtain an injunction, specific performance and other equitable remedies to enforce Parent's and Merger Subsidiary's obligations to cause the Equity Financing to be funded (and to exercise its third party beneficiary rights under the Equity Commitment Letters) and to consummate the Merger only in the event that each of the following conditions has been satisfied: (A) the conditions set forth in Section 6.1 and Section 6.2 (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which shall be capable of being satisfied at the Closing) have been satisfied at the time the Closing would have occurred but for the failure of the Equity Financing to be funded, and remain satisfied, (B) the Debt Financing (or, if Alternative Debt Financing is being used in accordance with Section 5.9(c), pursuant to the commitments with respect thereto) has been funded in accordance with the terms thereof or will be funded in accordance with the terms thereof at the Closing if the Equity Financing is funded at the Closing and (C) the Company has irrevocably confirmed in writing to Parent that if specific performance is granted and the Equity Financing and Debt Financing are funded, then it will take such actions that are required of it by this Agreement to cause the Closing to occur. For the avoidance of doubt, in no event shall the Company be entitled to enforce or seek to enforce specifically Parent's right to cause the Equity Financing to be funded or to complete the Merger if the Debt Financing has not been funded (or will not be funded at the Closing if the Equity Financing is funded at the Closing). In no event shall the Company be entitled to seek the remedy of specific performance of this Agreement other than solely under the specific circumstances and as specifically set forth in this Section 8.12(b)(ii). For the avoidance of doubt, in no event shall the Company be entitled to seek any remedy of specific performance or other equitable remedies against any Debt Financing Source. The election to pursue an injunction, specific performance or other equitable relief, in each case in accordance with the terms of this Agreement, shall not restrict, impair or otherwise limit the Company from, in the alternative, seeking to terminate the Agreement and collect the Parent Termination Fee pursuant to Section 7.4(b); provided, however, that in no event shall the Company be permitted to pursue an injunction, specific performance or other equitable relief or any other remedies under this Agreement or available at Law or equity following the payment of the Parent Termination Fee.

            (iii)  Parent Termination Fee.    The Company shall be entitled to payment of the Parent Termination Fee if and when payable pursuant to Section 7.4(b).

            (iv)  Termination.    The Company shall be entitled to terminate this Agreement in accordance with Section 7.1.

             (v)  Monetary Damages.    In no event shall (A) the Company, the Company Subsidiaries and each of their respective Affiliates or (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, the Company Subsidiaries and each of their respective Affiliates (foregoing in clauses (A) and (B) collectively, the "Company Related Parties") have the right to seek or obtain money damages or expense reimbursement (whether at law or in equity, in contract, in tort or otherwise) from Parent, Merger Subsidiary, the Guarantors or any Parent Related Party other than the right of the Company to payment of the Parent Termination Fee as set forth in Section 7.4(b) and to enforce its rights under the Guaranties. In addition, notwithstanding anything in this Agreement to the contrary, the Company and each Company Related Party hereby waives any claims against the Financing Sources and any of their respective former, current or future directors, officers, employees, agents, general or limited partners, managers, management companies, members, stockholders or equity holders (collectively, the "Financing Source Related Parties"), and hereby agrees that in no event shall the Financing Source Related Parties have any liability or obligation to the Company or any Company Related Party relating to or arising out of this Agreement, the Debt Financing, the Debt Commitment Letter or the transactions contemplated hereby; provided that, notwithstanding the foregoing, nothing in this Section 8.12(b)(v) shall in any way limit or modify the rights and obligations of Parent, Merger Subsidiary or the Financing Sources under the Debt Commitment Letters. In addition to the rights of Parent and Merger Subsidiary hereunder, Parent and Merger Subsidiary shall be entitled, at Parent's and Merger Subsidiary's sole election, to settle any pre-Closing claims against Parent or Merger Subsidiary relating to Parent's and Merger Subsidiary's obligations under this Agreement by consummating the Closing and the Merger in accordance with the terms of this Agreement.

          (c)    Acknowledgement Regarding Available Remedies.    Solely to the extent that the right of specific performance is explicitly applicable under the terms of this Section 8.12, the parties hereto agree that irreparable damage would occur for which monetary damages, even if available, would not be an adequate remedy in the event that the parties hereto do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Merger and the other transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions. Solely to the extent that the right of specific performance is explicitly applicable under the terms of this Section 8.12, the parties acknowledge and agree that the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 8.5, without proof of damages or otherwise, and that such explicit rights of specific enforcement are an integral part of the transactions contemplated by this Agreement and without such rights, none of the Company, Parent or Merger Subsidiary would have entered into this

  Agreement. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity to the extent that the right of specific performance is explicitly applicable under the terms of this Section 8.12. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (to the extent that the right of specific performance is explicitly applicable under the terms of this Section 8.12) shall not be required to provide any bond or other security in connection with any such order or injunction.

          (d)    Sole Remedy.    The parties acknowledge and agree that the remedies provided for in this Section 8.12 shall be the parties' sole and exclusive remedies for any breaches of this Agreement or any claims relating to the transactions contemplated hereby. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted by applicable Law, any and all other rights, claims and causes of action, known or unknown, foreseen or unforeseen, which exist or may arise in the future, that such party may have against the other party, the Parent Related Parties or the Company Related Parties, as the case may be, arising under or based upon any Law (including any securities law, common law or otherwise) for any breach of the representations and warranties or covenants contained in this Agreement; provided that nothing in this Section 8.12 shall relieve any party from any liability for Fraud.

Signature page follows.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PROJECT AURORA HOLDINGS, LLC
By:	/s/ SETH BORO
	Name:	Seth Boro
	Title:	President
PROJECT AURORA MERGER CORP.
By:	/s/ SETH BORO
	Name:	Seth Boro
	Title:	President
SOLARWINDS, INC.
By:	/s/ KEVIN B. THOMPSON
	Name:	Kevin B. Thompson
	Title:	President and Chief Executive Officer

ANNEX I

SCHEDULE 1.5

        Notwithstanding anything to the contrary in the Merger Agreement, including Section 1.5 thereof, as of immediately prior to the Effective Time, and conditioned upon the occurrence of the Effective Time, certain of the Unvested Company RSUs shall become subject to the following vesting and payment terms and provisions:

  •
  Accelerated RSUs

            (i)  Fifty percent (50%) of each scheduled vesting date tranche of Unvested Company RSUs issued or granted pursuant to the Specified Plans and which are outstanding as of immediately prior to the Effective Time and that are held by each of the employee who holds a position with the Company or any Company Subsidiary with the title of "Vice President" or a more senior position (other than the individuals identified in Section 1.5 of the Company Disclosure Schedule) (the "Participating Equityholders"), other than, for the avoidance of doubt, Company RSUs that were granted pursuant to the 2015 Plan, shall fully vest and become Vested Company RSUs as of immediately prior to the Effective Time, with the portion of each such tranche of Unvested Company RSU that is accelerated pursuant to this paragraph to be fifty percent (50%) of the number of such Unvested Company RSUs that would have vested on the vesting date with respect to such tranche, as provided in the applicable grant agreement related to such Unvested Company RSUs.

           (ii)  Each of the Participating Equityholder's Vested Company RSUs (including any Company RSU that becomes a Vested Company RSU pursuant to the previous paragraph) that remains outstanding immediately prior to the Effective Time shall be canceled at the Effective Time, and, in exchange therefor, the Surviving Corporation shall pay to the Participating Equityholder an amount in cash (without interest and subject to deduction for any required withholding Tax as contemplated in Section 1.6 of the Merger Agreement), equal to the product of (x) the Merger Consideration times (y) the number of shares of Company Common Stock subject to such Vested Company RSU (the "Company RSU Merger Consideration").

          (iii)  Parent shall cause the Surviving Corporation to pay the Company RSU Merger Consideration, without interest thereon, at the Effective Time or as soon as practicable thereafter, but in no event later than the date which is the later of (x) five (5) Business Days after the Effective Time and (y) the date of the Company's first regularly scheduled payroll after the Effective Time; provided that any payment in respect of any Vested Company RSU which, immediately prior to such cancellation, was treated as "deferred compensation" for purposes of Section 409A of the Code, shall be made on the applicable settlement date of such Vested Company RSU if required in order to comply with Section 409A of the Code.

  •
  Remaining RSUs

            (i)  Each Unvested Company RSU issued or granted pursuant to the Specified Plans and which is outstanding as of immediately prior to the Effective Time and that is held by a Participating Equityholder that does not become a Vested Company RSU pursuant to the "Accelerated RSUs" section above shall be cancelled and converted into the contingent right to receive the per share Company RSU Merger Consideration; provided that such per share Company RSU Merger Consideration shall not be paid at the Effective Time.

           (ii)  Parent shall cause the Surviving Corporation to pay the per share Company RSU Merger Consideration applicable to such Unvested Company RSU described in the preceding paragraph, without interest thereon, as the underlying vesting conditions applicable thereto as of the Agreement Date are satisfied in accordance with their terms, or as soon as practicable thereafter, but in no event later than the date which is the later of (x) five (5) Business Days after the date such applicable vesting conditions are satisfied and (y) the date of the Company's first regularly scheduled payroll after such times; provided that any payment in respect of any Unvested Company RSU which, immediately prior to such cancellation was treated as "deferred compensation" for purposes of Section 409A of the Code, shall be made on the applicable settlement date of such Unvested Company RSU if required in order to comply with Section 409A of the Code.

  •
  Related Actions

        No later than five (5) Business Days prior to the Closing Date, Parent and the Company shall mutually prepare and agree to an Allocation Schedule prepared in accordance with the preceding provisions of this Schedule 1.5, which shall set forth the following information with respect to the Participating Equityholders: (a) the name of each Participating Equityholder, (b) the total number of Unvested Company RSUs issued or granted to such Participating Equityholder pursuant to the Specified Plans as of the Effective Time, (c) the total number of Unvested Company RSUs issued or granted to such Participating Equityholder pursuant to the 2015 Plan, (d) the number of Unvested Company RSUs which will be cancelled in exchange for the Company RSU Merger Consideration in accordance with this Schedule 1.5, (e) the number of Unvested Company RSUs which will be cancelled for the contingent Company RSU Merger Consideration in accordance with this Schedule 1.5 and (f) the vesting schedule for such contingent Company RSU Merger Consideration.

EXHIBIT A

DEFINITIONS

        1.1    Cross Reference Table.     The following terms defined elsewhere in this Agreement in the Sections set forth below will have the respective meanings therein defined.

Terms	Definition
Acceptable Confidentiality Agreement	Section 5.3(a)(iv)
Agreement	Preamble
Agreement Date	Preamble
Alternative Acquisition Agreement	Section 5.3(a)(i)
Alternative Debt Financing	Section 5.9(c)
Available Company SEC Documents	Article III Preamble
Capitalization Date	Section 3.2(a)
Capitalization Representations	Section 6.2(b)(i)
Change of Recommendation	Section 5.3(d)(i)
claim	Section 4.11
Closing	Section 1.1(b)
Closing Date	Section 1.1(b)
Company	Preamble
Company Board	RECITALS
Company Board Recommendation	Section 3.3(b)
Company Charter Documents	Section 3.1
Company Disclosure Schedules	Article III Preamble
Company Financial Advisor	Section 3.8
Company Material Contract	Section 3.16(a)
Company Option Merger Consideration	Section 1.5(a)
Company Plans	Section 3.9(a)
Company Preferred Stock	Section 3.2(a)
Company Registered Intellectual Property	Section 3.13(a)
Company RSU Merger Consideration	Section 1.5(b)
Company SEC Reports	Section 3.5(a)
Company Termination Fees	Section 7.4(a)(i)
Company Stockholder Approval	Section 3.3(a)
Certificates	Section 1.3(a)
Company Subsidiaries	Section 3.1
Confidentiality Agreements	Section 5.14
Continuation Period	Section 5.13(a)
Covered Employees	Section 5.13(a)
D&O Insurance	Section 5.10(c)
debt	Section 4.11
Debt Commitment Letters	Section 4.9(a)
Debt Financing	Section 4.9(a)
Debt Financing Sources	Section 4.9(a)
Determination Notice	Section 5.3(e)(i)
DGCL	Section 1.1(a)
Dissenting Shares	Section 1.4
Effective Time	Section 1.1(d)
Equity Commitment Letters	Section 4.9(a)
Equity Financing	Section 4.9(a)
Equity Financing Sources	Section 4.9(a)

i

Terms	Definition
Exchange Agent	Section 1.3(a)
Exchange Fund	Section 1.3(a)
Financing	Section 4.9(a)
Financing Commitment Letters	Section 4.9(a)
Financing Sources	Section 4.9(a)
Foreign Antitrust Laws	Section 3.3(c)
Fundamental Representations	Section 6.2(b)(ii)
Government Antitrust Entity	Section 5.6(e)
Governmental Approvals	Section 6.1(b)
Guaranties	RECITALS
Guarantors	RECITALS
Indemnified Persons	Section 5.10(a)
Interim Notice	Section 5.3(g)
Interim Period	Section 5.1
Leased Real Property	Section 3.17(b)
Maximum Annual Premium	Section 5.10(c)
Merger	RECITALS
Merger Consideration	Section 1.2(a)
Merger Subsidiary	Preamble
New Debt Commitment Letters	Section 5.9(c)
Notice Period	Section 5.3(e)(i)
Other Required Company Filing	Section 5.4(a)
Parent	Preamble
Parent Disclosure Schedules	Article IV Preamble
Parent Employee Benefit Plan	Section 5.13(c)
Parent Expenses	Section 7.4(d)
Parent Termination Fee	Section 7.4(b)(i)
Proxy Statement	Section 5.3(h)
Qualified Company Employee Benefit Plan	Section 3.9(c)
SEC	Article III Preamble
Solvent	Section 4.11
Stockholder Meeting	Section 5.5
Surviving Corporation	Section 1.1(a)
Termination Date	Section 7.1(b)
Transaction Litigation	Section 5.11
Uncertificated Shares	Section 1.3(a)

        1.2    Certain Definitions.    The following terms, as used herein, have the following meanings, which meanings shall be applicable equally to the singular and plural of the terms defined:

        "2005 Plan" means the Company's Amended and Restated Stock Incentive Plan.

        "2008 Plan" means the Solarwinds, Inc. 2008 Equity Incentive Plan.

        "2015 Plan" means the Solarwinds, Inc. 2015 Performance Incentive Plan.

        "Acquisition Proposal" means any offer, proposal or similar indication of interest relating to an Acquisition Transaction (other than an offer, proposal or similar indication of interest by Parent, Merger Subsidiary or one of Parents' other Subsidiaries) contemplating or otherwise relating to any Acquisition Transaction.

        "Acquisition Transaction" means any transaction or series of related transactions (other than the Transactions) involving: (i) any acquisition or purchase by any Person, directly or indirectly, of more than fifteen percent (15%) of any class of outstanding voting or equity securities of the Company, or any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Person beneficially owning more than fifteen percent (15%) of any class of outstanding voting or equity securities of the Company; (ii) any merger, consolidation, share exchange, business combination, equity investment joint venture, recapitalization, reorganization or other similar transaction involving the Company or the Company Subsidiaries and any Person; or (iii) any sale, lease (other than in the ordinary course of business), exchange, transfer or other disposition to any Person of more than fifteen percent (15%) of the consolidated assets, revenue or net income of the Company and the Company Subsidiaries (with assets being measured by the fair market value thereof); provided that, for the avoidance of doubt, all references to "Person" in this definition shall include any "group" as defined pursuant to Section 13(d) of the Exchange Act but shall exclude Parent or any of its Affiliates or Representatives.

        "Affiliate" of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, the HSR Act, and all other Laws, including merger control Laws and Foreign Antitrust Laws, prohibiting, limiting, or promulgated or intended to govern conduct having the purpose or effect of monopolization, restraint of trade, or substantial lessening of competition.

        "Balance Sheet" means the consolidated balance sheet of the Company and the Company Subsidiaries as of June 30, 2015.

        "Business Day" means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized or required by Law to be closed for business.

        "Code" means Internal Revenue Code of 1986, as amended.

        "Company Affiliate" means any Person under common control with the Company within the meaning of Section 414(b), Section 414(c), Section 414(m) or Section 414(o) of the Code, and the regulations issued thereunder.

        "Company Common Stock" means the common stock, par value $0.01 per share, of the Company.

        "Company Employee" means any current employee, officer or director of the Company or any of the Company Subsidiaries.

        "Company Employee Agreement" means any written employment, severance, retention, transaction bonus, change in control, or other similar material Contract between: (a) the Company or any Company Subsidiaries and (b) any Company Employee, other than any such Contract that is terminable "at will" (or following a notice period imposed by applicable Law) without any obligation on the part of the Company or any of the Company Subsidiaries to make any severance, termination, change in control or similar payment or to provide any benefit, other than severance payments required to be made by the Company or any Company Subsidiaries under applicable foreign Law.

        "Company Employee Benefit Plan" means an Employee Benefit Plan maintained, adopted, sponsored, contributed or required to be contributed to by the Company or any Entity with which the Company is considered a single employer under Section 414(b), (c) or (m) of the Code (a "Company ERISA Affiliate") with respect to any current or former employee, officer or director of the Company or any of the Company Subsidiaries or any beneficiary or dependent thereof, or with respect to which the Company or any Company ERISA Affiliate has or would reasonably be expected to have any liability or obligation.

        "Company Equity Awards" means the Company Options and Company RSUs.

        "Company Intellectual Property" means all of the Intellectual Property Rights owned or purported to be owned by the Company or any Company Subsidiary.

        "Company Material Adverse Effect" means any event, effect, occurrence, fact, circumstance, condition or change that, individually or in the aggregate, has had or would be reasonably likely to have a material adverse effect on (a) the business, operations, condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (b) the ability of the Company to consummate the Transactions; provided, however, that , solely with respect to the preceding clause (a), none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there is, or would reasonably likely to be, a Company Material Adverse Effect:

            (i)  general economic or political conditions (or changes or disruptions in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally;

           (ii)  conditions (or changes or disruptions in such conditions) generally affecting the industries in which the Company and Company Subsidiaries operate;

          (iii)  conditions (or changes or disruptions in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (A) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries, (B) any suspension of trading in equity, debt, derivative or hybrid securities, securities generally (including Company Common Stock) on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world, and (C) any decline in the price or trading volume of any security (including Company Common Stock) or any market index;

          (iv)  regulatory, legislative or political conditions (or changes or disruptions in such conditions) in the United States or any other country or region in the world or acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof in the United States or any other country or region in the world;

           (v)  any actions taken or failure to take action to which Parent has consented to or requested; or the taking of any action required by this Agreement; or the failure to take any action prohibited by this Agreement;

          (vi)  any changes in applicable Law, accounting rules (including GAAP) or other legal or regulatory conditions or the enforcement, implementation or interpretation thereof;

         (vii)  any negative developments resulting from the announcement of this Agreement, pendency or completion of the Transactions;

        (viii)  any natural or man-made hurricane, earthquake, flood, disaster, acts of God or other force majeure events in the United States or any other country or region in the world;

          (ix)  changes in the Company's stock price or the trading volume of the Company's stock, in and of itself, or any failure by the Company to meet any internal or published forecasts, estimates, projections or expectations of the Company's revenue, earnings or other financial performance or results of operations for any period (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded);

           (x)  the availability or cost of equity, debt or other financing to Parent or Merger Sub;

          (xi)  any patent expiry, or loss of exclusivity which would result in a reduction of anticipated revenue from any Company Product;

         (xii)  any criminal, civil or administrative litigation, claim, action, hearing, arbitration, investigation or other proceeding threatened, made or brought based upon, arising out of or with respect to this Agreement or any of the Transactions; or

        (xiii)  any failure to obtain any Governmental Approvals set forth in Section 6.1(a) of the Company Disclosure Schedules, or to send any required notice thereto (except, in the case of each of clauses (i) through (iv) and clause (vi) above, to the extent that such event, effect, occurrence, fact, circumstance, condition or change has had a disproportionate adverse effect on the Company and the Company Subsidiaries relative to the other companies of a similar size operating in the industries in which the Company and the Company Subsidiaries conduct business).

        "Company Option" means any option to purchase shares of Company Common Stock pursuant to the Stock Plans which immediately before the Effective Time, has not been exercised, has not expired or has not terminated.

        "Company Products" means any and all products and services that currently are marketed, offered, sold, licensed, supported, provided, or distributed by the Company or any Company Subsidiary.

        "Company Systems" means the computer systems, including software, hardware, servers, networks and interfaces, used by the Company and the Company Subsidiaries, both for internal purposes and for the Company's and the Company Subsidiaries' customers.

        "Company RSU" means each award of restricted stock units including those granted pursuant to a Restricted Stock Unit Agreement of the Company outstanding immediately before the Effective Time under any Stock Plan, including any restricted stock unit that is subject to performance-based vesting.

        "Competing Acquisition Transaction" has the same meaning as "Acquisition Transaction" except that all references therein to "15%" shall be references to "50%."

        "Contract" means any written agreement, contract, subcontract, lease, understanding, instrument, note, bond, mortgage, indenture, option, warranty, insurance policy, benefit plan or other legally binding commitment.

        "Employee Benefit Plan" means (i) each "employee benefit plan" (as such term is defined in ERISA § 3(3)); and (ii) each other employee benefit or compensation plan, program or arrangement, including any retirement or deferred compensation plan, profit sharing plan, or unemployment compensation plan.

        "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

        "Environmental Law" means any Law concerning human or worker health and safety, pollution or protection of the environment.

        "Equity Interest" means any share, capital stock, partnership, limited liability company, membership, member or similar interest in any Person, and any option, warrant, right or security (including debt securities) convertible or exchangeable or exercisable thereto or therefor.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

v

        "Fraud" means the actual, knowing and intentional fraud of any Person.

        "GAAP" means United States generally accepted accounting principles, applied on a consistent basis.

        "Governmental Authority" means any federal, state, local, international, multinational, supranational or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

        "Government Contract" means any Contract for the sale of goods or services currently in performance that is between the Company or any Company Subsidiary and a Governmental Authority or entered into by the Company or any Company Subsidiary as a subcontractor (at any tier) in connection with a Contract between another Person and a Governmental Authority.

        "Hazardous Material" means any substance, material or waste as to which liability or standards of conduct are imposed under Environmental Law, including petroleum.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

        "Indebtedness" means, with respect to any Person, all (a) indebtedness of such Person for borrowed money, (b) other indebtedness of such Person evidenced by credit agreements, notes, bonds, indentures, securities or debentures, (c) net Liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates, (d) Liabilities pursuant to or in connection with letters of credit or banker's acceptances or similar items (in each case, whether or not drawn, contingent or otherwise) and (e) all indebtedness of another Person referred to in clauses (a) and (d) above guaranteed by such Person.

        "Intellectual Property Rights" means any and all statutory and/or common law rights throughout the world in, arising out of, or associated with any of the following: (i) all United States and foreign patents and utility models, including utility patents and design patents, and all applications therefor (including provisional applications) and all reissues, divisions, renewals, extensions, re-examinations, corrections, provisionals, continuations and continuations in part thereof, and other derivatives and certificates associated therewith, and equivalent or similar rights anywhere in the world in inventions and discoveries, including, without limitation, invention disclosures (collectively, "Patents"); (ii) all Trade Secrets and similar rights in confidential information, know-how, and materials; (iii) copyrights (registered or otherwise) and all other rights corresponding thereto in any works of authorship (collectively, "Copyrights"); (iv) all trademark rights and similar rights in trade names, trade dress, logos, trademarks and service marks, whether or not registered, including all common law rights, and trademark and service mark registrations and applications, together with the goodwill associated with each of the foregoing (collectively, "Trademarks"); (v) all rights in databases and data collections (including knowledge databases, customer lists and customer databases); (vi) all rights to Uniform Resource Locators, Web site addresses and domain names (collectively, "Domain Names"); (vii) any similar, corresponding or equivalent rights to any of the foregoing; and (viii) any registrations of or applications to register any of the foregoing.

        "International Trade Laws" means any of the following (a) any Laws concerning the importation of merchandise, items (including technology, services, and software), including but not limited to those administered by U.S. Customs and Border Protection or the U.S. Department of Commerce, (b) any Laws concerning the exportation or re-exportation of items (including technology, services, and software), including but not limited to those administered by the U.S. Department of Commerce or the U.S. Department of State, (c) any Laws concerning economic sanctions, including but not limited to those administered by the U.S. Department of Treasury's Office of Foreign Assets Control, (d) the anti-boycott regulations administered by the U.S. Department of Commerce and the U.S. Department of the Treasury or (e) any Law regulating a similar subject matter.

        "Knowledge" means, with respect to (x) the Company, the actual knowledge of those individuals set forth in Section 1.1 of the Company Disclosure Schedules and (y) Parent or Merger Subsidiary, the actual knowledge of those individuals set forth in Section 1.1 of the Parent Disclosure Schedules.

        "Law" means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority, excluding, for the avoidance of doubt, the provisions of any Contract between the Company or any Company Subsidiary and a Governmental Authority entered into in the ordinary course with respect to Company Products.

        "Leases" means all leases, subleases, licenses, concessions and other written agreements pursuant to which the Company or any Company Subsidiary holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any Company Subsidiary thereunder.

        "Legal Proceeding" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

        "Liabilities" means any liability, obligation or commitment of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise and whether or not required to be recorded or reflected on a balance sheet under GAAP).

        "Lien" means any lien, pledge, hypothecation, charge, mortgage, security interest, claim, infringement, interference, option, right of first refusal, preemptive right, encumbrance or community property interest of any kind or nature whatsoever.

        "Marketing Period" means the first period of eighteen (18) consecutive Business Days commencing on or after January 4, 2016 throughout which Parent has received the Required Information. Notwithstanding the foregoing, (A) the Marketing Period will end on any earlier date on which the Debt Financing is obtained and (B) the Marketing Period will not commence and will not be deemed to have commenced if, on or prior to the completion of such eighteen (18) Business Day period, the Company has announced any intention to restate any financial statements or financial information included in the Required Information or that any such restatement is under consideration or may be a possibility, in which case the Marketing Period will be deemed not to commence unless and until such restatement has been completed and the applicable Required Information has been amended or the Company has announced that it has concluded that no restatement will be required, and the requirements described in the immediately preceding sentence would be satisfied on the first day, throughout and on the last day of such new consecutive eighteen (18) Business Day period.

        "NYSE" means the New York Stock Exchange.

        "Object Code" means computer Software in binary form that, is intended to be directly executable by a computer after suitable processing and linking but without the intervening steps of compilation or assembly.

        "Offering Documents" means reasonable and customary offering and syndication documents and materials in connection with the Debt Financing, including private placement memoranda, information memoranda and packages, lender presentations, rating agency materials and presentations, and similar documents and materials in connection with the Debt Financing (including any customary authorization letters relating thereto).

        "Order" means, with respect to any Person, any order, judgment, decision, decree, injunction, ruling, writ, assessment or other similar requirement issued, enacted, adopted, promulgated or applied by any Governmental Authority or arbitrator that is binding on or applicable to such Person.

        "Permitted Lien" means: (i) mechanics', carriers', workmen's, warehousemen's, repairmen's or other like Liens arising or incurred in the ordinary course of business consistent with past practice; (ii) Liens for taxes, assessments and other governmental charges and levies that are not due and payable or that are being contested in good faith by appropriate proceedings and for which a reasonable reserve has been provided on the appropriate financial statements if required by GAAP; (iii) Liens affecting the interest of the grantor of any easements benefiting owned real property; (iv) Liens (other than Liens securing Indebtedness), defects or irregularities in title, easements, rights-of-way, covenants, restrictions, and other, similar matters that would not, individually or in the aggregate, reasonably be expected to materially impair the value of or continued use and operation of the assets to which they relate; (v) zoning, building and other similar codes and regulations; (vi) any conditions that would be disclosed by a current, accurate survey or physical inspection; (vii) Liens discharged at or prior to the Closing; (viii) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements that have not been breached; (ix) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance or similar programs mandated by applicable Law; and (x) Liens that do not materially interfere with the use, operation or transfer of, or any of the benefits of ownership of, the property of the Company and the Company Subsidiaries taken as a whole.

        "Person" means any individual, Entity or Governmental Authority.

        "Public Software" means: (a) any Software that contains, or is derived in any manner (in whole or in part) from, any Software that is distributed as "free software" or "open source software" (e.g., Linux), or pursuant to "open source," "copyleft" or similar licensing and distribution models; and (b) any Software that requires as a condition of use, modification, and/or distribution of such Software that such Software or other Software incorporated into, derived from, or distributed with such Software (i) be disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works, or (iii) be redistributable at no or minimal charge.

        "Registered Intellectual Property" means all United States, international and foreign: (i) Patents; (ii) Trademarks; (iii) Copyrights; (iv) Domain Names; and (v) any other Intellectual Property Rights, in each case, that are the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

        "Required Information" means (x) all financial statements (including (1) audited consolidated balance sheets and related statements of income and cash flows of the Company and the Company Subsidiaries for the three most recently completed fiscal years ended at least 75 days prior to the Closing Date, and (2) unaudited consolidated balance sheets and related statements of income and cash flows of the Company and the Company Subsidiaries for each fiscal quarter of the Company ended after the close of its most recent fiscal year (other than the fourth fiscal quarter) and at least 45 days prior to the Closing Date (which shall have been reviewed by the independent accountants for Parent, Merger Subsidiary or the Company, as the case may be, as provided in Statement on Auditing Standards No. 100 (subject to exceptions customary for a Rule 144A offering involving high yield debt securities)), financial data, audit reports and other information regarding the Company and the Company Subsidiaries of the type that would be required by Regulation S-X promulgated by the SEC and Regulation S-K promulgated by the SEC for a registered public offering of non-convertible debt securities of the Company, including audits thereof to the extent required; and (y) such other pertinent and customary information regarding the Company and the Company Subsidiaries as may be reasonably requested by Parent to the extent that such information is of the type and form customarily included in an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A promulgated under the Securities Act (which, for the avoidance of doubt, will not include (or be deemed to require the Company to prepare) any (1) pro forma financial statements or adjustments (including regarding any synergies, cost savings, ownership or other post-Closing adjustments) or projections (provided that the Company will reasonably cooperate and assist Parent in its preparation of such materials), (2) description of all or any portion of the Financing, including any "description of notes," or other information customarily provided by the Debt Financing Sources or its counsel, (3) risk factors relating to all or any component of the Debt Financing, (4) separate financial statements in respect of the Company Subsidiaries, or (5) other information required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, any Compensation, Discussion and Analysis required by Item 402(b) of Regulation S-K, or any other information customarily excluded from an offering memorandum for a Rule 144A offering involving high yield debt securities) or otherwise necessary to receive from the Company's independent accountants (and any other accountant to the extent that financial statements audited or reviewed by such accountants are or would be included in such offering memorandum) customary "comfort" (including "negative assurance" comfort), together with drafts of customary comfort letters that such independent accountants are prepared to deliver upon the "pricing" of any high-yield bonds being issued in lieu of any portion of the Debt Financing, with respect to the financial information to be included in such offering memorandum, in form and substance customary for private placements of high yield debt securities and reasonably acceptable to the Company and Parent, it being understood and agreed that the Required Information required to be delivered by Company prior to the commencement of any Marketing Period including February 12, 2016, or any date thereafter, shall include the audited consolidated financial statements of the Company and the Company Subsidiaries for the fiscal year ended December 31, 2015.

        "Representatives" means officers, directors, employees, agents, attorneys, accountants, advisors, investment bankers and representatives.

        "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002, as amended and the regulations promulgated thereunder.

        "Securities Act" means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

        "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in Source Code or Object Code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and (iv) all user documentation, including user manuals and training materials, relating to any of the foregoing.

        "Source Code" means computer Software and code, in form other than Object Code or machine readable form, including related programmer comments and annotations, help text, data and data structures, instructions and procedural, object-oriented and other code, which may be printed out or displayed in human readable form.

        "Specified Plans" means, collectively, the 2005 Plan and the 2008 Plan.

        "Stock Plans" means, collectively, the 2005 Plan, 2008 Plan, 2015 Plan and any other stock option, stock bonus, stock award, or stock purchase plan, program, or arrangement of the Company or any of the Company Subsidiaries or any predecessor thereof or any other contract or agreement entered into by the Company or any of the Company Subsidiaries.

        "Subsidiary" An Entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record: (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body; or (b) at least 50% of the outstanding equity or financial interests of such Entity.

        "Superior Proposal" means a bona fide written Acquisition Proposal that if consummated would result in a Person owning, directly or indirectly, (a) more than 50% of the outstanding shares of the Company Common Stock or (b) more than 50% of the assets of the Company and the Company Subsidiaries, taken as a whole, in either case, which the Company Board determines in good faith (after consultation with its financial advisors and its outside legal counsel): (i) to be reasonably likely to be consummated if accepted; and (ii) if consummated, would result in a transaction more favorable to the Company's stockholders from a financial point of view than the Merger, in each case, taking into account at the time of determination all relevant circumstances, including the various legal, financial and regulatory aspects of the Acquisition Proposal, all the terms and conditions of such Acquisition Proposal and this Agreement, any changes to the terms of this Agreement offered by Parent in response to such Acquisition Proposal, and the anticipated timing, conditions and the ability of the Person making such Acquisition Proposal to consummate the transactions contemplated by such Acquisition Proposal, including, among other factors: (x) whether such Person is reasonably likely to have adequate sources of financing or adequate funds to consummate such Superior Proposal; and (y) whether such Person requires stockholder approval of such Person's stockholders to consummate such Superior Proposal and the estimated likelihood of such approval.

        "Tax" means any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any similar charge (including escheat, abandoned or unclaimed property) or amount (including any fine, penalty, interest and other additions), imposed, assessed or collected by or under the authority of any Governmental Authority.

        "Tax Return" means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

        "Trade Secrets" means any and all inventions (whether or not patentable, reduced to practice or made the subject of a pending patent application), invention disclosures and improvements, all trade secrets, proprietary information, know-how and technology, confidential or proprietary information and all documentation therefore.

        "Transactions" means the Merger and the other transactions contemplated by this Agreement.

        "Unvested Company Option" means a Company Option (or portion thereof) that is unvested as of immediately prior to the Effective Time.

        "Unvested Company RSU" means a Company RSU (or portion thereof) that is unvested as of immediately prior to the Effective Time.

        "Vested Company Option" means a Company Option (or portion thereof) that is vested as of immediately prior to the Effective Time.

        "Vested Company RSU" means a Company RSU (or portion thereof) that is vested as of immediately prior to the Effective Time.

x

EXHIBIT B

SURVIVING CORPORATION

CERTIFICATE OF INCORPORATION

i

EXHIBIT C

SURVIVING CORPORATION

BYLAWS

ii

Annex B

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the Record Date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the Surviving Corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the Record Date for notice of such meeting (or such members who received notice in accordance with §255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a Record Date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the Record Date shall be such effective date. If no Record Date is fixed and the notice is given prior to the effective date, the Record Date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex C

OPINION OF J.P. MORGAN SECURITIES LLC

October 21, 2015

The Board of Directors
SolarWinds, Inc.
Building 400
7171 Southwest Parkway
Austin, TX 78735

Members of the Board of Directors:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the "Company Common Stock"), of SolarWinds, Inc. (the "Company") other than Merger Sub (as defined below) (such holders other than Merger Sub, the "Holders") of the consideration to be paid to such Holders in the proposed merger (the "Transaction") of the Company with an entity owned jointly by affiliates of Thoma Bravo, LLC ("Thoma Bravo") and Silver Lake Partners ("Silver Lake", together with Thoma Bravo, the "Acquirors"). Pursuant to the Agreement and Plan of Merger (the "Agreement"), made and entered into as of October 21, 2015 by and among the Company, Project Aurora Holdings, LLC ("Parent") and its wholly-owned subsidiary, Project Aurora Merger Corp. ("Merger Sub"), the Company will become a wholly-owned subsidiary of Parent, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by Parent, Merger Sub, or any Subsidiary (as defined in the Agreement) of the Company or Parent (other than Merger Sub) and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $60.10 per share in cash (the "Consideration").

        In connection with preparing our opinion, we have (i) reviewed a draft dated October 18, 2015 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

        In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

        In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company and Parent and Merger Sub (and their affiliates) in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

        Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the Holders in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the Holders in the Transaction or with respect to the fairness of any such compensation.

        We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company, Parent, Merger Sub or the Acquirors. During the two years preceding the date of this letter, we and our affiliates have provided financial advisory, equity and debt underwriting and bank financing services to portfolio companies of the Acquirors that are unrelated to the Transaction. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company, for which it receives customary compensation or other financial benefits. During the two years preceding the date of this letter, we and our affiliates have provided treasury services to the Company and Silver Lake for customary compensation. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company and those of the Acquirors and affiliates and portfolio companies of the Acquirors for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of the Company or Merger Sub and none of any similar equity interests of the Acquirors or Parent.

        On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the Holders in the proposed Transaction is fair, from a financial point of view, to such Holders.

        The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

/s/ J.P. Morgan Securities LLC

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials or conserve natural resources, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SOLARWINDS, INC. 7171 SOUTHWEST PARKWAY BUILDING 400 AUSTIN, TX 78735 ATTN: CORPORATE SECRETARY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR proposals 1, 2, and 3: For 0 0 Against 0 0 Abstain 0 0 1. To adopt the Agreement and Plan of Merger, dated as of October 21, 2015, by and among Project Aurora Holdings, LLC, Project Aurora Merger Corp. and SolarWinds, Inc. as it may be amended from time to time. To approve the adoption of any proposal to adjourn the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. 2. 0 0 0 3. To approve, by non-binding, advisory vote, compensation that will or may become payable by SolarWinds, Inc. to its named executive officers that is based on or otherwise relates to the merger. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000259940_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com . SOLARWINDS, INC. Annual Meeting of Stockholders January 8, 2016 8:30 AM CST This proxy is solicited by the Board of Directors. The undersigned(s) hereby appoint(s) Kevin B. Thompson, Jason Ream and Jason W. Bliss, or any one of them, as true and lawful attorneys-in-fact, agents and proxies (each of them with full power of substitution) to represent the undersigned(s) and to vote at the Special Meeting of Stockholders of SolarWinds, Inc. to be held on January 8, 2016 at 8:30 a.m CST and any and all adjournments, postponements or other delays thereof (the "Special Meeting"), in the manner directed, with respect to all common shares of stock of SolarWinds, Inc. that the undersigned(s) is entitled to vote and in the discretion of the proxies on such other matters as may properly come before the Special Meeting. Continued and to be signed on reverse side 0000259940_2 R1.0.0.51160